                                            Filed Pursuant to Rule No. 424(b)(5)
                                            Registration No. 333-00365


++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY + +OFFERS TO BUY BE ACCEPTED WITHOUT DELIVERY OF A FINAL PROSPECTUS SUPPLEMENT + +AND ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND ACCOMPANYING + +PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN + +OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN +
+WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO             +
+REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JUNE 19, 1998

            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE   , 1998

                                  $379,380,000

   LOGO              COMPASS AUTO RECEIVABLES TRUST 1998-A
                $127,235,000 CLASS A-1     % ASSET BACKED NOTES
                 $81,700,000 CLASS A-2     % ASSET BACKED NOTES
                $170,445,000 CLASS A-3     % ASSET BACKED NOTES

                                 COMPASS BANK,
                     an Alabama state banking corporation,
                              Seller and Servicer

                                 COMPASS BANK,
                              a Texas state bank,
                                     Seller

                      ASSET BACKED SECURITIES CORPORATION,
                                    Company

The Compass Auto Receivables Trust 1998-A (the "Trust") will be formed pursuant to a Declaration of Trust and a Trust Agreement, dated as of June 1, 1998 (the
 "Trust  Agreement"),  between   Asset  Backed   Securities  Corporation   (the
 "Company"), as depositor, Compass Auto Receivables Corporation ("Compass Auto"), as the initial Certificateholder, and The Bank of New York Trust
  Company of Florida, N.A., as owner trustee (the "Owner Trustee"). The  Trust
  will issue the Class A-1     %  Asset Backed Notes (the "Class A-1 Notes"),
  the  Class A-2     % Asset  Backed Notes (the  "Class A-2 Notes"),  and the
   Class A-3     % Asset Backed  Notes (the "Class A-3 Notes"; together  with the Class A-1 Notes and the Class A-2 Notes, the "Notes") offered hereby.
   The Notes will be issued  pursuant to an Indenture, to be dated as of the
    Closing  Date  (the  "Indenture"),  between  the  Trust  and  The  Chase
    Manhattan Bank,  as  indenture trustee  (the "Indenture  Trustee"). The
    Trust will also  issue $22,080,879     % Asset Backed Certificates (the
     "Certificates"), but the Certificates are not offered hereby.
                                                   (continued on following page)

    PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK
                                FACTORS" HEREIN
          ON PAGE S-11 AND ON PAGE 14 OF THE ACCOMPANYING PROSPECTUS.

 THE  NOTES REPRESENT  INTERESTS  IN  THE  TRUST  ONLY  AND  DO NOT  REPRESENT
  INTERESTS  IN  OR  OBLIGATIONS  OF   THE  UNDERWRITERS,  THE  COMPANY,  THE
   SERVICER, THE SELLERS OR ANY  OF THEIR RESPECTIVE AFFILIATES. NEITHER THE
     NOTES NOR THE UNDERLYING RECEIVABLES ARE INSURED OR GUARANTEED BY  THE
      FEDERAL DEPOSIT  INSURANCE CORPORATION  (THE  "FDIC") OR  ANY OTHER
       GOVERNMENTAL AGENCY.

 THESE  NOTES HAVE  NOT BEEN  APPROVED OR  DISAPPROVED BY  THE SECURITIES  AND
   EXCHANGE  COMMISSION OR  ANY  STATE  SECURITIES  COMMISSION  NOR HAS  THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES  COMMISSION
      PASSED  UPON  THE ACCURACY  OR  ADEQUACY  OF THIS  PROSPECTUS.  ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                               PRICE TO UNDERWRITING PROCEEDS TO
                                                PUBLIC    DISCOUNT   SELLERS(1)
                                               -------- ------------ -----------
Per Class A-1 Note...........................     %          %            %
Per Class A-2 Note...........................     %          %            %
Per Class A-3 Note...........................     %          %            %
Total........................................     $          $            $

(1) Before deducting expenses payable by the Sellers estimated to be $       .

  The Notes are offered by the Underwriters when, as and if issued by the Trust, delivered and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes will be made in book-entry form only through the Same Day Funds Settlement
System of The Depository Trust Company on or about June   , 1998.

CREDIT SUISSE FIRST BOSTON

                              GOLDMAN, SACHS & CO.

                                                              COMPASS BANK
                                                           AS PLACEMENT AGENT
            The date of this Prospectus Supplement is June  , 1998.

(continued from preceding page)

  The assets of the Trust will consist primarily of a pool of simple interest motor vehicle installment sales contracts (the "Receivables") secured by new and used automobiles and light trucks, certain monies received on or after the Cutoff Date, security interests in such vehicles, amounts on deposit in the Reserve Account, if any, and certain other property as described herein. The Receivables will be transferred to the Trust by the Company pursuant to a Sale and Servicing Agreement, to be dated as of the Closing Date (the "Sale and Servicing Agreement"), between the Trust, the Company and the Servicer. Compass Auto will transfer the Receivables to the Company pursuant to a
Receivables Purchase Agreement, to be dated as of June   , 1998 (the "Second
Tier Receivables Purchase Agreement"), between the Company and Compass Auto. Each of Compass Bank, an Alabama state banking corporation ("Compass Bank"), and Compass Bank, a Texas state bank ("Compass Bank-Texas"), will transfer the Receivables to Compass Auto pursuant to a Receivables Purchase Agreement, to be dated as of the Closing Date (the "First Tier Receivables Purchase Agreement"; and together with the Second Tier Receivables Purchase Agreement, the "Receivables Purchase Agreements"), between Compass Auto, Compass Bank and Compass Bank-Texas. The Notes will be secured by the assets of the Trust pursuant to the Indenture.

  Interest on the Notes will accrue at the per annum interest rate specified above for each class of Notes. Interest on the Notes will be due and payable on the fifteenth day of each month or, if such day is not a business day, on the next business day (each, a "Distribution Date"), commencing August 17, 1998. Principal of the Notes will be payable on each Distribution Date to the extent described herein. No principal will be paid on the Class A-2 Notes, the Class A-3 Notes or the Certificates until the Class A-1 Notes have been paid in full. No principal will be paid on the Class A-3 Notes until the Class A-2 Notes have been paid in full. To the extent not previously paid, the Class A-1 Notes will be due and payable in full on July 15, 1999, the Class A-2 Notes will be due and payable in full on August 15, 2000 and the Class A-3 Notes will be due and payable in full on May 15, 2004.

  THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

  THERE CURRENTLY IS NO SECONDARY MARKET FOR THE NOTES, AND THERE CAN BE NO ASSURANCE THAT ONE WILL DEVELOP. THE UNDERWRITERS EXPECT, BUT ARE NOT OBLIGATED, TO MAKE A MARKET IN THE NOTES. THERE IS NO ASSURANCE THAT ANY SUCH MARKET WILL DEVELOP OR CONTINUE.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING TRANSACTIONS, SYNDICATE SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN.

                            REPORTS TO NOTEHOLDERS

  Unless and until Definitive Notes are issued, monthly unaudited reports containing information concerning the Receivables and the Notes will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Statements to Securityholders" in the accompanying Prospectus (the "Prospectus"). Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer, on behalf of the Trust, will file or caused to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                                SUMMARY OF TERMS

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein are defined elsewhere in this Prospectus Supplement on the pages indicated in the "Index of Terms" or, to the extent not defined herein, have the meanings assigned to such terms in the Prospectus.

Issuer............... Compass Auto Receivables Trust 1998-A (the "Trust" or the
                       "Issuer"), an Alabama business trust to be formed
                       pursuant to a Declaration of Trust and a Trust
                       Agreement, dated as of June 1, 1998, between the
                       Company, Compass Auto and the Owner Trustee.
Sellers.............. Compass Bank and Compass Bank-Texas (each, a "Seller" and collectively, the "Sellers").
Servicer............. Compass Bank (the "Servicer").
Compass Auto......... Compass Auto is a special purpose Delaware corporation owned by the Sellers and organized for the purpose of
                       facilitating the transfer of Receivables from the
                       Sellers to the Company and holding the Certificates
                       offered by the Trust.
Company.............. The Company is a special purpose Delaware corporation organized for the purpose of causing the issuance of the
                       Notes and other securities issued under the Registration
                       Statement backed by receivables or underlying securities
                       of various types and acting as settlor or depositor with
                       respect to trusts, custody accounts or similar
                       arrangements or as general or limited partner in
                       partnerships formed to issue securities. It is not
                       expected that the Company will have any significant
                       assets. The Company is an indirect, wholly owned
                       subsidiary of Credit Suisse First Boston, Inc. Neither
                       Credit Suisse First Boston, Inc. nor any of its
                       affiliates has guaranteed, will guarantee or is or will
                       be otherwise obligated with respect to the Notes or any
                       other series of securities. The Company's principal
                       executive office is located at 11 Madison Avenue, New
                       York, New York 10010, and its telephone number is (212)
                       325-2000.
Indenture Trustee.... The Chase Manhattan Bank, a New York banking corporation, as indenture trustee under the Indenture (the "Indenture
                       Trustee").
Owner Trustee........ The Bank of New York Trust Company of Florida, N.A., a
                       national banking association, as owner trustee under the
                       Trust Agreement (the "Owner Trustee").
The Notes............ Class A-1    % Asset Backed Notes (the "Class A-1 Notes")
                       in the aggregate principal amount of $127,235,000.
                      Class A-2    % Asset Backed Notes (the "Class A-2 Notes")
                       in the aggregate principal amount of $81,700,000.
                      Class A-3    % Asset Backed Notes (the "Class A-3 Notes";
                       together with the Class A-1 Notes and the Class A-2
                       Notes, the "Notes") in the aggregate principal amount of
                       $170,445,000.

                      The Notes will be available for purchase in minimum
                       denominations of $1,000 and integral multiples of $1,000
                       in excess thereof in book-entry form only. Owners of
                       interests in the Notes will hold such interests through
                       The Depository Trust Company ("DTC"), and will not be
                       entitled to receive Definitive Notes unless Definitive
                       Notes are issued in the limited circumstances described
                       in "Certain Information Regarding the Securities--
                       Definitive Securities" in the Prospectus and Annex I to
                       the Prospectus.
                      The Notes will be secured by the assets of the Trust
                       pursuant to the Indenture to the extent described
                       herein.
The Certificates..... The Trust will issue    % Asset Backed Certificates (the
                       "Certificates"; together with the Notes, the
                       "Securities") with an aggregate initial Certificate
                       Balance of $22,080,879. The Certificates will represent
                       fractional undivided interests in the Trust and will be
                       issued pursuant to the Trust Agreement. The Certificates
                       will be transferred to Compass Auto and are not being
                       offered hereby.
Cutoff Date.......... June 1, 1998 (the "Cutoff Date").
Closing Date......... June  , 1998 (the "Closing Date").
The Receivables...... On the Closing Date, the Company will convey to the Trust a pool of simple interest motor vehicle installment
                       sales contracts (the "Receivables") secured by new and
                       used automobiles or light trucks, certain payments made
                       with respect to such Receivables on and after the Cutoff
                       Date, security interests in the vehicles financed
                       thereby (the "Financed Vehicles"), rights under Dealer
                       Agreements, certain deposit accounts in which
                       collections are held, any proceeds from claims on
                       insurance policies and the proceeds of the foregoing,
                       pursuant to the Sale and Servicing Agreement, to be
                       dated as of the Closing Date, between the Trust, the
                       Company and the Servicer. The Receivables had an
                       aggregate principal balance of $401,460,879.06 as of the
                       Cutoff Date. See "The Receivables Pool" and "Description
                       of the Transfer and Servicing Agreements--Sale and
                       Assignment of Receivables" herein and "The Receivables
                       Pools" in the Prospectus.
                      The Receivables consist of simple interest motor vehicle
                       installment sales contracts ("Motor Vehicle Contracts")
                       that are purchased from automobile dealers (the
                       "Dealers") that regularly originate and sell such
                       contracts to the Sellers pursuant to the terms of
                       approved dealer agreements (the "Dealer Agreements").
                       The Receivables have been selected from Motor Vehicle
                       Contracts based on the criteria described under "The
                       Receivables Pool" herein and "The Receivables Pools" in
                       the Prospectus. The Receivables will be transferred by
                       the Sellers to Compass Auto and by Compass Auto to the
                       Company pursuant to the Receivables Purchase Agreements.
                       As of the Cutoff Date, no Receivable will have a
                       maturity that, after giving effect to any permitted
                       extensions or deferrals, would be later than April 30,
                       2004. As of the Cutoff Date, the weighted average
                       remaining maturity of the Receivables was approximately
                       42 months

                          and the weighted average original maturity of the
                          Receivables was approximately 58 months. As of the
                          Cutoff Date, approximately 34.85% of the aggregate
                          principal balance of the Receivables represented
                          financing of new vehicles and the remainder represented
                          financing of used vehicles.
Trust Property.......... The assets of the Trust (the "Trust Property") include
                          (i) the Receivables, (ii) certain monies received on or
                          with respect to the Receivables on and after the Cutoff
                          Date (including payments on the Receivables allocated to
                          principal on and after the Cutoff Date and payments on
                          the Receivables allocated to interest on and after July
                          1, 1998), (iii) all amounts and property from time to
                          time held in the Note Distribution Account, the
                          Collection Account and the Reserve Account, in each case
                          excluding all investment income thereon, (iv) security
                          interests in the Financed Vehicles and, to the extent
                          permitted by law, any accessions thereto, (v) the right
                          to receive proceeds from claims on physical damage,
                          credit life and disability insurance policies covering
                          Financed Vehicles or Obligors, (vi) any recourse against
                          Dealers with respect to the Receivables, (vii) the
                          rights of the Issuer under the Sale and Servicing
                          Agreement, the Company under the Second Tier Receivables
                          Purchase Agreement and Compass Auto under the First Tier
                          Receivables Purchase Agreement and (viii) any and all
                          proceeds of the foregoing. See "Description of the
                          Transfer and Servicing Agreements--Distributions" and
                          "The Trust" herein.
Terms of the Notes
  A. Distribution Dates. Payments of interest and principal on the Notes will be made on the fifteenth day of each month or, if such day
                          is not a business day, on the next business day (each, a
                          "Distribution Date"), commencing August 17, 1998.
                          Payments will be made to holders of record (the
                          "Holders") of the Notes (the "Noteholders" and, together
                          with the Holders of the Certificates, the
                          "Securityholders") as of the day preceding each
                          Distribution Date (a "Record Date").
  B. Interest Rates..... The Class A-1 Notes will bear interest at the rate of   %
                          per annum (the "Class A-1 Interest Rate").
                         The Class A-2 Notes will bear interest at the rate of   %
                          per annum (the "Class A-2 Interest Rate").
                         The Class A-3 Notes will bear interest at the rate of   %
                          per annum (the "Class A-3 Interest Rate"). The Class A-1
                          Interest Rate, the Class A-2 Interest Rate and the Class
                          A-3 Interest Rate are collectively referred to herein as
                          "Interest Rates."
  C. Interest........... On each Distribution Date, the Indenture Trustee will distribute to the Noteholders accrued interest at the
                          applicable Interest Rate on the outstanding principal
                          amount of each class of Notes to the extent of funds
                          available therefor. To the extent there are insufficient
                          funds therefor on any Distribution Date, interest will
                          be paid on a pro rata basis to all Noteholders. With
                          respect to any Distribution Date,

                       interest on the outstanding principal amount of each
                       class of Notes will accrue at the applicable Interest
                       Rate for such class, from and including the Closing Date
                       (in the case of the first Distribution Date), and
                       thereafter from and including the preceding Distribution
                       Date to but excluding such Distribution Date (each, an
                       "Interest Period"). With respect to any Distribution
                       Date, interest on the Class A-1 Notes and the Class A-2
                       Notes will be calculated on the basis of a 360-day year
                       based upon the actual number of days elapsed during the
                       related Interest Period. On each Distribution Date,
                       interest on the Class A-3 Notes will be an amount equal
                       to one-twelfth (or    days divided by 360, for the
                       initial Distribution Date) of the applicable Interest
                       Rate multiplied by the outstanding principal amount of
                       such class of Notes as of the close of business on the
                       preceding Distribution Date (or, for the initial
                       Distribution Date, the Closing Date). See "Description
                       of the Notes--Payments of Interest" herein.
                      Interest on the Certificates will generally only be paid
                       on any Distribution Date to the extent of funds
                       available following the payment of the Servicing Fee and
                       interest distributions on the Notes.
  D. Principal....... Principal of the Notes will be payable on each
                       Distribution Date, to the extent of funds available
                       therefor, in an amount equal to the Noteholders'
                       Percentage of the Principal Distribution Amount.
                      On each Distribution Date until the Class A-1 Notes have
                       been paid in full, principal of the Class A-1 Notes will
                       be payable in an amount equal to the Noteholders'
                       Percentage of the Principal Distribution Amount. On each
                       Distribution Date on and after the Class A-1 Notes have
                       been paid in full, principal of the Class A-2 Notes will
                       be payable in an amount equal to the Noteholders'
                       Percentage of the Principal Distribution Amount (less
                       any portion of such amount applied on such Distribution
                       Date to reduce the outstanding principal amount of the
                       Class A-1 Notes to zero) until the Class A-2 Notes have
                       been paid in full. On each Distribution Date on and
                       after the Class A-2 Notes have been paid in full,
                       principal of the Class A-3 Notes will be payable in an
                       amount equal to the Noteholders' Percentage of the
                       Principal Distribution Amount (less any portion of such
                       amount applied on such Distribution Date to reduce the
                       outstanding principal amount of the Class A-2 Notes to
                       zero) until the Class A-3 Notes have been paid in full.
                       See "Description of the Transfer and Servicing
                       Agreements--Distributions" herein.
                      The Noteholders' Percentage will generally be (i) 100% on
                       each Distribution Date prior to the Distribution Date on
                       which the Class A-1 Notes are paid in full, (ii) 85% on
                       each Distribution Date thereafter until the Distribution
                       Date on which the Certificate Ratio is first reduced to
                       the Target Certificate Ratio, and (iii) on each
                       Distribution Date thereafter, a fraction, expressed as a
                       percentage, the numerator of which is the outstanding
                       principal amount of the Notes immediately prior to such
                       Distribution Date and the denominator of which is the
                       sum of the outstanding principal amount

                          of the Notes and the Adjusted Certificate Balance, each
                          immediately prior to such Distribution Date. See
                          "Description of the Notes--Payments of Principal"
                          herein.
                         The Principal Distribution Amount for any Collection
                          Period will generally equal the amount of collections on
                          the Receivables allocable to principal during such
                          Collection Period plus losses recognized during such
                          Collection Period. See "Description of the Transfer and
                          Servicing Agreements--Distributions" herein.
                         "Collection Period" means each calendar month (or, in the
                          case of the initial Collection Period, (i) with respect
                          to payments on the Receivables allocable to interest,
                          the period from July 1, 1998 to and including July 31,
                          1998, and (ii) with respect to payments on the
                          Receivables allocable to principal, the period from the
                          Cutoff Date to and including July 31, 1998).
                         Upon the occurrence of an Event of Default and
                          acceleration of the Notes and until such Event of
                          Default has been rescinded, (i) the Total Distribution
                          Amount remaining after payment of the Servicing Fee and
                          interest on the Notes will be deposited in the Note
                          Distribution Account until each class of Notes has been
                          paid in full and (ii) amounts deposited in the Note
                          Distribution Account will be paid to the Holders of the
                          Class A-1 Notes until the Class A-1 Notes have been paid
                          in full, and thereafter will be paid to the Holders of
                          the Class A-2 Notes and Class A-3 Notes pro rata based
                          on amounts owing to each such class until the Class A-2
                          and Class A-3 Notes have been paid in full.
                         The outstanding principal amount of the Class A-1 Notes,
                          to the extent not previously paid, will be due and
                          payable on July 15, 1999. The outstanding principal
                          amount of the Class A-2 Notes, to the extent not
                          previously paid, will be due and payable on August 15,
                          2000. The outstanding principal amount of the Class A-3
                          Notes, to the extent not previously paid, will be due
                          and payable on May 15, 2004.
  E. Optional Redemp-    After the Class A-1 Notes and the Class A-2 Notes have
   tion.................  been paid in full, the Class A-3 Notes and the
                          Certificates may be redeemed in whole, but not in part,
                          on any Distribution Date on which the Servicer exercises
                          its option to purchase the Receivables, which can occur
                          on any Distribution Date on or after the aggregate
                          principal balance of the Receivables (the "Pool
                          Balance") as of the end of the related Collection Period
                          has declined to 5% or less of the Pool Balance as of the
                          Cutoff Date. The redemption price for the Class A-3
                          Notes will equal the unpaid principal amount of the
                          Class A-3 Notes plus accrued and unpaid interest
                          thereon. See "Description of the Notes--Optional
                          Redemption" herein.
Reserve Account......... On the Closing Date, the Reserve Account will be created with an initial deposit of $1,003,652 (the "Reserve
                          Account Initial Deposit"). The Reserve Account will be
                          funded on each Distribution Date to the extent of funds
                          available therefor after payment of

                       interest and principal on the Notes and, on each Distribution Date after the first Distribution Date, the Servicing Fee and interest on the Certificates, until the amount on deposit in the Reserve Account equals the lesser of (i) $4,014,609, which equals 1.00% of the Pool
                       Balance as of the Cutoff Date and (ii) the then outstanding principal amount of the Notes; provided, that if a Reserve Account Increase Condition is in effect on any Distribution Date or was in effect on any of the three prior Distribution Dates, the Specified
                       Reserve Account Balance will be equal to 6% of the Pool
                       Balance as of the related Collection Period (the
                       "Specified Reserve Account Balance"). See "Description of the Transfer and Servicing Agreements--Accounts" herein. Funds will be withdrawn from the Reserve Account on any Distribution Date if, and to the extent that, the Total Distribution Amount for the related Collection
                       Period is less than the sum of the Servicing Fee payable on such Distribution Date and the Noteholders'
                       Distributable Amount and such difference will be paid to the Servicer to the extent of any shortfalls relating to the payment of the Servicing Fee (other than shortfalls occurring on the first Distribution Date) or deposited in the Note Distribution Account for distribution to the Noteholders. See "Description of the Transfer and
                       Servicing Agreements--Accounts" herein.
                      On each Distribution Date on which the amount on deposit
                       in the Reserve Account is less than the Specified
                       Reserve Account Balance, the Indenture Trustee will deposit therein amounts, if any, remaining in the Collection Account after payment on such date of the Servicing Fee and interest and principal on the Notes and, on each Distribution Date after the first
                       Distribution Date, interest on the Certificates, until the amount on deposit therein equals the Specified
                       Reserve Account Balance. Amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date will be released to Compass Auto and will no longer be available to the Noteholders. See
                       "Description of the Transfer and Servicing Agreements--
                       Accounts" herein. Additionally, investment earnings on amounts on deposit in the Reserve Account will be distributed to Compass Auto on each Distribution Date and will not be available to make payments on the Notes.
Collection Account... The Servicer will be required to remit collections received with respect to the Receivables within two business days of receipt thereof to an account established with and in the name of the Indenture
                       Trustee (the "Collection Account") unless and until the Servicer satisfies certain conditions described in "The
                       Transfer and Servicing Agreements--Deposits to
                       Collection Account" herein and in "Description of the Transfer and Servicing Agreements--Collections" in the Prospectus, in which case the Servicer may hold collections until the day before the Distribution Date.
                       Investment earnings on amounts on deposit in the Collection Account will be distributed to Compass Auto on each Distribution Date and will not be available to make payments on the Notes.

                         Pursuant to the Sale and Servicing Agreement, the
                          Indenture Trustee will withdraw funds on deposit in the
                          Collection Account and apply such funds on each
                          Distribution Date to the following (in the priority
                          indicated): (i) on each Distribution Date after the
                          first Distribution Date, the Servicing Fee for the
                          related Collection Period and any overdue Servicing Fees
                          to the Servicer, (ii) the Noteholders' Interest
                          Distributable Amount to the Note Distribution Account,
                          (iii) on each Distribution Date after the first
                          Distribution Date, the Certificateholders' Interest
                          Distributable Amount to the Certificate Distribution
                          Account, (iv) the Noteholders' Principal Distributable
                          Amount to the Note Distribution Account, (v) on the
                          first Distribution Date, the Servicing Fee for the
                          initial Collection Period to the Servicer, (vi) to the
                          Reserve Account until the amount on deposit therein
                          equals the Specified Reserve Account Balance, (vii) on
                          the first Distribution Date, the Certificateholders'
                          Interest Distributable Amount to the Certificate
                          Distribution Account, (viii) the Certificateholders'
                          Principal Distribution Amount to the Certificate
                          Distribution Account and (ix) the remainder, if any, to
                          Compass Auto. See "Description of the Transfer and
                          Servicing Agreements--Distributions" and "--Accounts"
                          herein. Notwithstanding the foregoing, on each
                          Distribution Date following the occurrence and during
                          the continuation of an Event of Default and acceleration
                          of the Notes, the principal amount of each class of
                          Notes must be paid in full prior to the distribution of
                          any amounts on the Certificates.
Sale and Servicing       Under the Sale and Servicing Agreement, the Company will
 Agreement..............  transfer the Receivables to the Trust and will transfer its rights to require the Sellers to repurchase
                          Receivables in certain situations. A Seller will be
                          required to repurchase any Receivable if the interests
                          of the Trust or the Noteholders are materially and
                          adversely affected by a breach of any representation or
                          warranty made by such Seller under the First Tier
                          Receivables Purchase Agreement with respect to such
                          Receivable, if such breach has not been cured by the
                          last day of the Collection Period in which the 60th day
                          (or if such Seller elects, the 30th day) occurs after
                          the date on which such Seller becomes aware of, or
                          receives written notice of, such breach or failure.
                         In addition, under the Sale and Servicing Agreement, the
                          Servicer will agree to service, manage, maintain custody
                          of and make collections on the Receivables. The Servicer
                          will be obligated to provide to the Owner Trustee and
                          the Indenture Trustee written notice upon the discovery
                          of a breach by the Servicer of the covenants made by the
                          Servicer in the Sale and Servicing Agreement. The
                          Servicer will be required to purchase any Receivable if
                          the interests of the Trust or the Noteholders are
                          materially and adversely affected by a breach of any
                          covenant made by the Servicer with respect to such
                          Receivable, if such breach has not been cured by the
                          last day of the Collection Period in which the 60th day
                          (or if the Servicer elects, the 30th day) occurs after
                          the date on which the Servicer becomes aware of, or
                          receives written notice of, such breach.

                       As compensation for servicing the Receivables, the
                        Servicer will receive the Servicing Fee and the
                        Supplemental Servicing Fee on each Distribution Date to
                        the extent funds are available therefor.
                        See "Description of the Transfer and Servicing
                        Agreements--Servicing Compensation" herein and
                        "Description of the Transfer and Servicing Agreements--
                        Servicing Compensation and Payment of Expenses" in the
                        Prospectus.
Tax Status...........  In the opinion of Mayer, Brown & Platt, special federal tax counsel to the Trust ("Federal Tax Counsel"), (i)
                        the Trust will not be an association (or publicly traded
                        partnership) taxable as a corporation for federal income
                        tax purposes and (ii) the Notes will be classified as
                        debt for federal income tax purposes. The Trust will
                        agree, and the owners of beneficial interests in the
                        Notes will agree by their purchase of Notes, to treat
                        the Notes as debt for federal tax purposes. See
                        "Material Federal Income Tax Consequences" herein and in
                        the Prospectus for additional information concerning the
                        application of federal income tax laws to the Trust and
                        the Notes.
                       On the Closing Date, Balch & Bingham LLP, special Alabama
                        tax counsel to the Trust ("Alabama Tax Counsel"), will
                        deliver an opinion to the effect that (i) if the
                        characterization of the Notes as debt is recognized for
                        Federal income tax purposes, the Notes will also be
                        recognized as debt for Alabama state tax purposes and
                        (ii) if the Trust is not classified for Federal income
                        tax purposes as an association (or publicly traded
                        partnership) taxable as a corporation, it will also not
                        be classified as such for Alabama state income tax
                        purposes. See "Certain State Tax Consequences" herein.
ERISA Considerations.  Subject to the considerations discussed under "ERISA
                        Considerations" herein and in the Prospectus, the Notes
                        are eligible for purchase by employee benefit plans. See
                        "ERISA Considerations" herein and in the Prospectus.
Legal Investment.....  The Class A-1 Notes will be eligible securities for purchase by money market funds under paragraph (a)(10)
                        of Rule 2a-7 under the Investment Company Act of 1940,
                        as amended.
Ratings of the Notes.  As a condition of issuance of any of the Notes, the Class
                        A-1 Notes will be rated in the highest rating category
                        for short-term debt obligations and the Class A-2 Notes
                        and Class A-3 Notes will be rated in the highest rating
                        category for long-term debt obligations, in each case by
                        at least two nationally recognized rating agencies.
                       A rating is not a recommendation to purchase, hold or
                        sell the Notes, inasmuch as such rating does not comment
                        as to market price or suitability for a particular
                        investor. A rating addresses the likelihood that
                        principal of and interest on a particular class of Notes
                        will be paid pursuant to its terms. There can be no
                        assurance that a rating will not be lowered or withdrawn
                        by a rating agency if circumstances so warrant. See
                        "Risk Factors--Ratings of the Notes" herein.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following risk factors before investing in the Notes.

  Security Interests in Financed Vehicles. Each Seller will transfer and assign its security interests in the Financed Vehicles to Compass Auto, which in turn will transfer and assign such security interests to the Company. Such security interests will be sold and assigned by the Company to the Trust and assigned by the Trust to the Indenture Trustee for the benefit of the Noteholders. Except as set forth in the next paragraph, in most states, such assignments are effective assignments of a security interest, and in the absence of fraud, inadvertence or administrative error, the assignee succeeds thereby to the assignor's rights as secured party. In most states, in the absence of fraud or forgery by the vehicle owner or of fraud, forgery, negligence or error by the Seller or administrative error by state or local agencies, the notation of the Seller's lien on the certificates of title or ownership and/or possession of such certificates with such notation will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle.

  Because of the administrative burden and expense that would be entailed in doing so, no steps will be taken to cause new certificates of title for the Financed Vehicles to be issued identifying Compass Auto, the Company, the Trust or the Indenture Trustee as the secured party. In the absence of such action, the Trust and the Indenture Trustee may not have a perfected security interest in the Financed Vehicles and other secured parties, bankruptcy trustees and/or debtors, receivers, judgment creditors and subsequent purchasers (among others) might acquire rights in such Financed Vehicle prior to the rights of the Trust and the Indenture Trustee. By not identifying the Indenture Trustee as the secured party on the certificates of title for the Financed Vehicles, any person without notice of the assignment of the security interest would be protected in dealing with the lienholder of record as the holder of the security interest.

  Insolvency Laws Affecting Transfers by Sellers. Pursuant to the First Tier Receivables Purchase Agreement, each Seller will transfer to Compass Auto all of its right, title and interest in and to the Receivables owned by such Seller, including its security interests in the related Financed Vehicles, and will represent and warrant that such transfer is either a valid transfer and assignment of the Receivables to Compass Auto or the grant to the Trust of a security interest in the Receivables.

  To the extent that a Seller has granted a security interest in the Receivables and that security interest was validly perfected before the appointment of the FDIC as conservator or receiver and before such Seller's insolvency, and certain other conditions are satisfied, including that such security interest was not taken in contemplation of the insolvency of such Seller, was not taken with the intent to hinder, delay or defraud such Seller or the creditors of such Seller and was not granted for the benefit of any affiliate of such Seller, such security interest should be enforceable (to the extent of the secured party's "actual direct compensatory damages") and should not be subject to avoidance by the FDIC, as receiver or conservator for such Seller, and, therefore, in such circumstances, payments to the secured party with respect to the Receivables (up to the amount of such damages) should not be subject to recovery by a conservator or receiver for such Seller. Because Compass Auto is an affiliate of each of the Sellers, it is not clear that if the transfer by the Sellers to Compass Auto under the First Tier Receivables Purchase Agreement were deemed to be a security interest in the Receivables, such security interest would be enforced to the extent described above. Therefore, to provide additional protection to the Noteholders and to carry out the intent of the parties, each Seller will grant a security interest directly to the Indenture Trustee for the benefit of the Noteholders pursuant to a security agreement (the "Security Agreement"), which security interest should be enforceable as described in the second preceding sentence.

  The foregoing conclusions are based on FDIC general counsel opinions and policy statements regarding the application of certain provisions of the Federal Deposit Insurance Act (as amended, the "FDIA"). However, such opinions and policy statements are not necessarily binding on the FDIC. The FDIC, if appointed as the conservator or receiver for a Seller, has the power under the FDIA to repudiate contracts, including secured contracts. The FDIA provides that a claim for such a repudiation is limited to "actual direct compensatory damages." While a Policy Statement of the Resolution Trust Company (the "RTC"), a former (now defunct) sister agency of the FDIC, indicates that "actual direct compensatory damages" would include outstanding principal plus interest accrued to the date of payment, in one case a federal district court held that such damages constituted the fair market value of the repudiated bonds as of the date of repudiation, which, with respect to the Notes, depending upon circumstances existing on the date of repudiation, could be an amount less than the outstanding principal plus interest accrued to the date of repudiation. The FDIC has not adopted a policy statement on payment of interest on collateralized borrowings of banks.

  Notwithstanding the foregoing, a tax or government lien on property of a Seller where notice of such lien has been filed before Receivables are transferred to Compass Auto, pursuant to the First Tier Receivables Purchase Agreement, or the Indenture Trustee, pursuant to the Security Agreement, may have priority over Compass Auto's and the Indenture Trustee's interest in such Receivables, and if the FDIC were appointed conservator or receiver of such Seller, certain administrative expenses of the conservator, receiver or the Alabama State Banking Department, in the case of Compass Bank, and the Department of Banking of the State of Texas, in the case of Compass Bank-Texas, may have priority over Compass Auto's and the Indenture Trustee's interest in the Receivables.

  If (i) a Seller were to become subject to a conservatorship or receivership, or a conservatorship or receivership proceeding were to be commenced involving such Seller, and (ii) the conservator or receiver for such Seller were to assert that Compass Auto's or the Indenture Trustee's interest in the Receivables should not be enforceable or should be subject to avoidance or were to require Compass Auto or the Indenture Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to such Seller as provided under the FDIA, delays in payments or distributions on the Notes and possible reductions in the amount of those payments or distributions could occur. In addition, the appointment of a receiver or conservator could result in administrative expenses of the receiver or conservator having priority over the interest of Compass Auto or the Indenture Trustee in the Receivables.

  In addition, while Compass Bank is the Servicer, cash collections held by Compass Bank may, subject to certain conditions, be commingled and used for the benefit of Compass Bank prior to the date on which such collections are required to be deposited in the Collection Account. In the event of the conservatorship or receivership of Compass Bank or, in certain circumstances, the lapse of certain time periods, Compass Auto and the Indenture Trustee may not have a perfected interest in such collections and, in such event, Compass Auto and the Indenture Trustee may suffer a loss of all or part of such collections which may result in a loss to the Holders of the Notes. In addition, in the event of a Servicer Default relating to the insolvency of the Servicer, if no Servicer Default other than such conservatorship or receivership or insolvency exists, the conservator or receiver for the Servicer may have the power to prevent the appointment of a successor Servicer. The appointment of a receiver or conservator could adversely affect Compass Bank's ability to repurchase ineligible Receivables from the Trust and could result in administrative expenses of the receiver or conservator having priority over the interest of Compass Auto or the Indenture Trustee in the Receivables.

  Insolvency Laws Affecting Transfers by Compass Auto and the Company. Each of Compass Auto and the Company has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by its respective parent company ("Parent"), under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will result in the consolidation of the assets and liabilities of Compass Auto or the Company, as applicable, with those of its Parent. These steps include the creation of each of Compass Auto and the Company as a separate, limited-purpose entity pursuant to such entity's organizational documents, which contain limitations (including restrictions on the nature of such entity's business) and a restriction on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of the members of the board of directors of such entity. Pursuant to the Receivables Purchase Agreements and the Sale and Servicing

Agreement, the Servicer, each Seller and the Indenture Trustee will each agree not to invoke the Insolvency Laws with respect to Compass Auto, the Company or the Trust until the date which is one year and one day following the payment in full of all amounts due in respect of the Notes.

  Each of Compass Auto and the Company believes that a court would conclude that its assets and liabilities would not be consolidated with the assets and liabilities of its Parent in the event of the application of the federal bankruptcy laws to its Parent. If a court concluded otherwise, or a filing were made under any Insolvency Law by or against Compass Auto or the Company, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the Notes (and possible reductions in the amount of such payments) could occur. In a 1993 case, the United States Court of Appeals for the Tenth Circuit found that accounts sold prior to a bankruptcy should be treated as part of the bankruptcy estate of the seller of such accounts. If Compass Auto, the Company or either of their Parents were to become a debtor in a bankruptcy proceeding and a court applied the reasoning of the Circuit Court reflected in the case described above to chattel paper, delays in payments to Noteholders could occur or reductions in the amounts of such payments could result.

  Each of Compass Auto and the Company intends that the transfers of Receivables under the Second Tier Receivables Purchase Agreement and the Sale and Servicing Agreement, respectively, will constitute sales, rather than pledges of the Receivables to secure indebtedness of Compass Auto or the Company, as applicable. However, if either of Compass Auto or the Company were to become a debtor under any Insolvency Laws, a creditor or trustee in bankruptcy of such entity as debtor-in-possession might argue that such sales of Receivables by such entity were pledges of Receivables rather than sales, and if such position--that the transfer of Receivables were pledges rather than sales or otherwise should be treated as part of the bankruptcy estate of such entity--were presented to or accepted by a court, then delays in payments to Noteholders could occur or reductions in the amounts of such payments could result. In addition, if the transfer of any Receivables is recharacterized as a pledge, then a tax lien, governmental lien or other lien created by operation of law on the property of such entity could have priority over the Indenture Trustee's security interest in such Receivables.

  Geographic Concentration of Receivables. Obligors relating to approximately 38.98%, 20.29% and 17.90% of the Pool Balance as of the Cutoff Date were located in Texas, Arkansas and Alabama, respectively. No other state in which Obligors were located as of the Cutoff Date accounted for more than 10% of the Pool Balance as of the Cutoff Date. See "The Receivables Pool" herein. Accordingly, adverse economic conditions or other factors particularly affecting any of these regions could adversely affect the performance of the Receivables.

  Litigation. Due to the consumer-oriented nature of the automobile financing industry and the application of applicable laws and regulations, industry participants, which could in the future include the Sellers, are from time to time named as defendants in litigation alleging, among other things, violations of federal and state laws and regulations. As of the date hereof, neither Seller is subject to any such litigation with respect to its automobile loan portfolio.

  Trust's Limited Relationship to the Company, the Sellers, Compass Auto and the Servicer. None of the Company, the Sellers, Compass Auto nor the Servicer is generally obligated to make any payments in respect of the Notes or the Receivables. Each of the Sellers has made certain limited representations and warranties regarding the characteristics of the Receivables and is required under the First Tier Receivables Purchase Agreement to repurchase Receivables under certain circumstances if a representation or warranty with respect thereto has been breached. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" herein.

  Priority of Payments on Notes. Upon the occurrence of an Event of Default and acceleration of the Notes, principal payments will be made first on the Class A-1 Notes until the Class A-1 Notes have been paid in full, and thereafter on the Class A-2 Notes and Class A-3 Notes pro rata based on the amount outstanding under each such class. Consequently, even after an Event of Default and acceleration of all Notes, the Class A-2 Noteholders and Class A-3 Noteholders will not receive payments on principal until the Class A-1 Notes have been paid in full.

  Prepayment of the Receivables. All the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including changes in interest rates and the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the secured party, which generally results in the repayment of the remaining principal balance of the Receivable. If an Obligor pays more than one scheduled payment at a time, the entire amount of the additional payment (less any accrued interest on the Receivable through the date of payment) will be distributed as part of the Total Distribution Amount on the Distribution Date following the month of receipt. Additionally, under certain circumstances, the Sellers are obligated to repurchase, and the Servicer is obligated to purchase, Receivables as a result of certain uncured breaches of representations and warranties under the First Tier Receivables Purchase Agreement, in the case of the Sellers, and certain uncured breaches of covenants under the Sale and Servicing Agreement, in the case of the Servicer. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" herein. In addition, the Total Distribution Amount for each Distribution Date includes the payments on Receivables allocable to interest which will be available to make payment of principal on the Notes. Accordingly, under certain circumstances it is likely that the Notes will be repaid before their final scheduled distribution date. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Noteholders.

  Inability of Indenture Trustee to Liquidate Receivables. Although the Trust will covenant to sell the Receivables if directed to do so by the Indenture Trustee in accordance with the Indenture following an acceleration of the Notes upon an Event of Default, there is no assurance that the market value of such Receivables will at any time be equal to or greater than the outstanding principal amount of the Notes. Therefore, upon an Event of Default with respect to the Notes, there can be no assurance that sufficient funds will be available to repay the Noteholders in full. In addition, the amount of principal required to be distributed to Noteholders under the Indenture is generally limited to amounts available to be deposited in the Note Distribution Account. Therefore, the failure to pay principal on a class of the Notes may not result in the occurrence of an Event of Default until the final scheduled distribution date for such class of Notes.

  Limited Liquidity of Notes. There is currently no secondary market for the Notes. The Underwriters currently intend to make a market in the Notes, but are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide Noteholders with liquidity of investment or that it will continue for the life of the Notes.

  Limited Assets of Trust. The Trust will not have any significant assets or sources of funds other than the Trust Property, including the Receivables, the proceeds thereof and funds in the Reserve Account, if any. Noteholders must rely on payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Account. Although any funds available in the Reserve Account on each Distribution Date will be applied to cover shortfalls in distribution of the Servicing Fee and interest and principal on the Notes, the funds to be deposited in the Reserve Account are limited in amount. If the Reserve Account is exhausted, the Trust will depend solely on current distributions on the Receivables to make payments on the Notes. See "The Trust" and "Description of the Transfer and Servicing Agreements--Accounts" herein.

  Ratings of the Notes. As a condition of issuance of any of the Notes, the Class A-1 Notes will be rated in the highest rating category for short-term debt obligations and the Class A-2 Notes and Class A-3 Notes will be rated in the highest rating category for long-term debt obligations, in each case by at least two nationally recognized rating agencies (the rating agencies rating the Notes being the "Rating Agencies"). A rating is not a recommendation to purchase, hold or sell Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes address the likelihood of the timely payment of interest on, and the ultimate repayment of principal of, the Notes pursuant to their terms. There can be no assurance that a rating will be retained for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that a rating is subsequently lowered or withdrawn, no person or entity will be required to provide any additional credit enhancement. The ratings of the Notes are based primarily on the credit quality of the Receivables, the subordination provided by the Certificates and the availability of funds in the Reserve Account.

                                   THE TRUST

GENERAL

  The Issuer, Compass Auto Receivables Trust 1998-A, is a business trust formed under the laws of the State of Alabama pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  The Trust initially will be capitalized with equity equal to $22,080,879. The proceeds from the initial sale of the Notes and Certificates will be used by the Trust to purchase the Receivables from the Company pursuant to the Sale and Servicing Agreement. The Servicer will service the Receivables pursuant to the Sale and Servicing Agreement and will be compensated for acting as Servicer. See "Description of the Transfer and Servicing Agreements--Servicing Compensation" herein.

  If the protection provided to the Noteholders by the subordination of the Certificates and the Reserve Account is insufficient, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables to fund distributions of principal and interest on the Notes. In such event, certain factors, such as the Trust's not having a first priority perfected security interest in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Noteholders with respect to the Notes. See "Description of the Transfer and Servicing Agreements--Distributions" and "-- Accounts" herein and "Certain Legal Aspects of the Receivables" herein and in the Prospectus.

  The Trust's principal offices are located in Florida, in care of The Bank of New York Trust Company of Florida, N.A., as Owner Trustee, at the address listed below under "--The Trustee."

CAPITALIZATION OF THE TRUST

  The following table illustrates the capitalization of the Trust as of the Cutoff Date, as if the issuance and sale of the Notes and the Certificates had taken place on such date:

      Class A-1 Notes.............................................. $127,235,000
      Class A-2 Notes..............................................   81,700,000
      Class A-3 Notes..............................................  170,445,000
      Certificates.................................................   22,080,879
                                                                    ------------
          Total.................................................... $401,460,879
                                                                    ============

THE OWNER TRUSTEE

  The Bank of New York Trust Company of Florida, N.A., is the Owner Trustee under the Trust Agreement. The Bank of New York Trust Company of Florida, N.A., is a national banking association and its principal offices are located at 10161 Centurion Parkway, Jacksonville, Florida 32256. The Owner Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement. The Sellers, Compass Auto, the Company and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.

                             THE RECEIVABLES POOL

ORIGINATION AND SERVICING OF MOTOR VEHICLE CONTRACTS

  Each Seller has a portfolio that is principally comprised of Motor Vehicle Contracts secured by new or used automobiles and light trucks that are purchased from Dealers pursuant to the terms of Dealer Agreements. The Sellers perform financial evaluations of the Dealers, both initially to determine whether to enter into a Dealer Agreement with a particular Dealer and periodically to determine whether to continue a relationship with a Dealer. Such evaluations typically consist of a review of the Dealer's financial statements, the Dealer's reputation and the Seller's past experience with the Dealer.

  The Sellers' portfolios of Motor Vehicle Contracts consist of Motor Vehicle Contracts purchased from Dealers in Alabama, Arizona, Arkansas, Colorado, Florida, Georgia, Kansas, Maryland, Mississippi, Missouri, North Carolina, Oklahoma, South Carolina, Tennessee, Texas and Virginia (the "Dealer States"). In the Dealer Agreements, each Dealer makes representations and warranties to the respective Seller with respect to the Motor Vehicle Contracts, the obligors on the Motor Vehicle Contracts and the security interests in the Financed Vehicles relating thereto, which representations and warranties typically include, among other things, that: (i) the Dealer has satisfied all applicable federal, state, local and other laws and regulations applicable to motor vehicle installment sales, the extension of credit and consumer protection; (ii) all registered owners of the vehicles have signed the Motor Vehicle Contract as buyers or as parties agreeing to the security interest in favor of the Dealer or the Seller as its assignee; (iii) each payment due under each Motor Vehicle Contract is and will be free and clear of any and all disputes, set-offs, claims or counterclaims, and all obligations to pay are and will be legal, valid and enforceable against the Obligor shown in the Motor Vehicle Contract; and (iv) the Dealer will comply in full with all requirements relating to the sale of vehicles and the perfection of security interests in vehicles contained in the applicable certificate of title laws and will apply, within the time permitted by law to benefit from any retroactive perfection provision, for a certificate of title showing a first and sole lien in the Seller's name, will cause the perfection of the Seller's lien within the time limits for perfection established by state law and will indemnify the Seller for all losses, damages and penalties, including attorneys' fees and expenses, incurred or threatened because of Dealer's failure to comply with such requirements. After the sale of a Motor Vehicle Contract to a Seller, the Dealer will advise the Obligor to make all payments directly to such Seller, and the Dealer agrees not to accept payments without such Seller's prior consent. Generally, these representations and warranties do not relate to the creditworthiness of the Obligors or to the collectibility of the Motor Vehicle Contracts.

  Upon breach of any representation or warranty made by a Dealer, the respective Seller has a right to demand from that Dealer (i) with respect to all Motor Vehicle Contracts that relate to such breach, the unpaid balance and all unearned finance charges, premiums and other prepaid items under such Motor Vehicle Contracts and (ii) all of such Seller's losses and expenses, including reasonable attorneys' fees, related to the breach. Generally, in determining whether to exercise such rights, the particular Seller will consider the prior performance of the Dealer and other business and commercial factors. Pursuant to the First Tier Receivables Purchase Agreement, each Seller will assign its rights against the Dealers and its rights to unpaid principal and interest received upon such enforcement to Compass Auto, which in turn will assign such rights to the Company. The Company will assign such rights to the Trust pursuant to the Sale and Servicing Agreement, and Compass Bank, as Servicer, will be obligated to enforce such rights on behalf of the Trust with respect to Dealer Agreements relating to the Motor Vehicle Contracts in accordance with Compass Bank's customary practices. Since Compass Bank has ongoing relationships with each Dealer that may influence its decision whether to enforce the Trust's rights under the Dealer Agreements, in instances in which a third-party servicer might choose to enforce such rights, it is possible that Compass Bank, in accordance with its customary practices, may choose not to enforce such rights. Compass Bank makes no representations as to the financial condition of the Dealers as to which Compass Bank, as Servicer, will have such rights, and there can be no assurance as to the ability of any such Dealer to perform its obligations under a Dealer Agreement.

  Pursuant to the Sale and Servicing Agreement, Compass Bank will be responsible for servicing all the Motor Vehicle Contracts. The servicing functions performed by Compass Bank on a predominantly centralized basis include customer service, document file keeping, computerized account record keeping, vehicle title processing and automated collections as well as certain aspects of Dealer liaison, Dealer sales, credit underwriting, documentation reviews and other support services. The servicing policies and practices of Compass Bank may change over time in accordance with Compass Bank's business judgment.

  Compass Bank may delegate all or part of its servicing duties to any majority-owned direct or indirect subsidiary of Compass Bancshares, Inc., Compass Bank's parent, or may delegate specific duties to subcontractors that are in the business of performing such duties. Notwithstanding any such delegation, Compass Bank will remain liable under the Sale and Servicing Agreement for such duties as if it were still performing such duties. Compass Bank has currently delegated certain collections duties to a subcontractor specializing in collections activities as more fully described in "-- Collection Procedures" below. In addition, Compass Bank may from time to time delegate to Compass Bank-Texas certain servicing duties with respect to Receivables originated by Compass Bank-Texas.

UNDERWRITING OF MOTOR VEHICLE CONTRACTS

  The Sellers evaluate applicants for Motor Vehicle Contracts in accordance with their established underwriting standards and procedures. These underwriting standards and procedures are intended to assess the ability of a loan applicant ("Applicant") to repay the Motor Vehicle Contract and the adequacy of the financed vehicle as collateral based upon factors such as (i) credit experience and credit payment history, (ii) occupation, length of employment, length of residence in any one area and whether an Applicant rents or owns his or her residence, (iii) income and various payment to income ratios, and (iv) mileage, vehicle type and ability to repossess the financed vehicle. To obtain the information necessary to make these underwriting assessments, each Seller requires that the Applicant complete a loan application that lists, among other things, the Applicant's income, credit references, employment history and homeowner status. The related Seller also orders at least one credit bureau report on every Applicant.

  Each Applicant is assigned a credit score by the credit bureau issuing the credit report with respect to such Applicant. Although the credit scoring process provides a basis for lending decisions, it does not conclusively determine whether an Applicant is accepted or rejected. The information contained in the loan application and the credit bureau report, including the credit score of the Applicant, are reviewed by a loan officer who makes the determination of whether to accept or reject the Applicant. An Applicant with a low credit score may nonetheless be approved if strong compensating factors exist that in the judgment of the loan officer make the Applicant an acceptable credit risk.

  The amount advanced under any Motor Vehicle Contract for a financed vehicle is dependent upon the "assigned value" of such financed vehicle. The assigned value of a new vehicle is the dealer invoice of that vehicle. A used vehicle's assigned value is the wholesale price of such vehicle as reported in the most recent edition of the National Auto Research Black Book Official Used Car Market Guide Monthly, the NADA Used Car guide or the Kelly Blue Book guide, depending on which guide is typically used in a geographic region. The maximum amount advanced under a Motor Vehicle Contract is generally 120% of the assigned value of the related financed vehicle. Maximum advance guidelines are differentiated by risk grade as reflected by the credit score of the Applicant. Advances in excess of these standards are permitted only after review by a superior of the loan officer. However, the maximum amount advanced for Motor Vehicle Contracts is often less than the maximum permitted amount depending on a number of factors, including the term of the Motor Vehicle Contract, the model and year of the financed vehicle and the amount of the down payment. These adjustments are intended to assure that the financed vehicle constitutes adequate collateral to secure the Motor Vehicle Contract. In addition, whether a financed vehicle is new or used, the Sellers may also finance credit life/accident/health insurance and service warranties under a Motor Vehicle Contract.

INSURANCE

  Each Motor Vehicle Contract requires the obligor to obtain insurance with respect to the financed vehicle. The Dealer Agreements provide that the Seller must be protected as loss payee against physical damage, fire, theft or collision. The Dealer Agreements provide that the particular Seller will only purchase the Motor Vehicle Contract upon receipt of a statement by the obligor that such obligor has or will obtain such insurance for the financed vehicle. If an obligor fails to maintain the required insurance, a Seller will not, and is not obligated to, purchase limited collision and comprehensive insurance to protect the interests of that Seller.

COLLECTION PROCEDURES

  Collection activities with respect to delinquent Motor Vehicle Contracts will be performed by Compass Bank, as Servicer, or persons to whom it delegates such activities in accordance with the terms of the Sale and Servicing Agreement. Collection activities include prompt investigation and evaluation of the causes of any delinquency. An obligor is deemed current if an amount equal to at least 95% of a scheduled monthly payment is paid.

  An automated collection system is utilized to assist in collection efforts. The automated collection system provides relevant obligor information (for example, current addresses, phone numbers and loan information), records of all contacts with obligors and automated dialing. The system also records an obligor's promise to pay and allows supervisor review of collection personnel activity, permits supervisors to modify priorities as to which obligors should be contacted and provides extensive reports concerning Motor Vehicle Contract delinquencies. Under current practices, contact by telephone is initiated with an obligor whose Motor Vehicle Contract has become 11 days delinquent. Since May of this year, this initial contact has been made by a subcontractor specializing in collection activities collecting for Compass Bank. The subcontractor continues to work with an obligor via telephone calls and mailings until the Motor Vehicle Contract becomes 60 days delinquent, at which point the account is assigned back to a Compass Bank representative for resolution. Generally, after three consecutive payments on a Motor Vehicle Contract are delinquent, the collector will implement repossession procedures or alternative actions to cure the delinquency. However, if a Motor Vehicle Contract is deemed uncollectible, if the financed vehicle is deemed by collection personnel to be in danger of being damaged, destroyed or made unavailable for repossession or if the obligor voluntarily surrenders the financed vehicle, a repossession may occur without regard to length or existence of payment delinquency. Repossessions are generally conducted by third parties who are engaged in the business of repossessing vehicles for secured parties. After repossession, the obligor has an additional time period to redeem the financed vehicle before that vehicle is resold. Most repossessed vehicles are sold at auctions after proper notice has been given to the obligor. Upon repossession and sale of the financed vehicle, Compass Bank, as Servicer, will pursue any deficiency remaining to the extent deemed practical and to the extent permitted by law. The collection policies and practices of Compass Bank, as Servicer, may change over time in accordance with Compass Bank's business judgment.

  Losses may occur in connection with delinquent Motor Vehicle Contracts and can arise in several ways, including inability to locate the financed vehicle or the obligor or because of a discharge of the obligor in a bankruptcy proceeding. The current policy of the Sellers is to recognize losses upon the earlier to occur of (x) a financed vehicle being repossessed, (y) an account being deemed uncollectible and (z) an account becoming 120 days past due (at which time the related Receivable becomes a "Defaulted Receivable"). The Sellers recognize a loss in the full outstanding amount of a Receivable if such Receivable becomes a Defaulted Receivable under the circumstances described in clauses (y) and (z) of the definition of "Defaulted Receivable." If a Receivable becomes a Defaulted Receivable pursuant to clause (x) of the definition of "Defaulted Receivable," a partial loss will be recognized during the month after repossession based on the excess of the outstanding principal amount owed on such Receivable over the estimated value of such Financed Vehicle in accordance with the collection policies of the Sellers. This estimated loss is adjusted after the sale of the financed vehicle. The loss recognition policies and practices of the Sellers may change over time in accordance with their business judgment.

  Compass Bank periodically permits an obligor extensions on payment due dates. These extensions are generally available to an obligor only once on any monthly installment during any 12 month period throughout the term of such Motor Vehicle Contract. Generally, these extensions are offered only when: (i) the obligor's financial difficulty has been resolved or will no longer impact the ability to make future payments; (ii) the extension will result in the obligor's payments being brought current; (iii) the obligor has made at least six payments; (iv) except for situations involving the bankruptcy of the obligor, the total period of all credit-related extensions granted on a Motor Vehicle Contract will not exceed the number of months equal to the number of whole years comprising the original term of the Motor Vehicle Contract; and (v) the obligor has obtained proper insurance on the financed vehicle. Any deviation from this policy requires the concurrence of a credit officer or a senior manager. See "Description of the Transfer and Servicing Agreements--Servicing Procedures" in the Prospectus for certain additional conditions on extensions that must be satisfied with respect to Receivables in the Trust.

YEAR 2000 ISSUES

  The Sellers are wholly owned subsidiaries of Compass Bancshares, Inc. ("CBI"). CBI has initiated a program to study its computer systems in order to be Year 2000 compliant. This study involves identifying any necessary modifications or replacements of hardware and software maintained by CBI and the Sellers. The study also involves receiving assurance from qualified, independent parties that the appropriate actions have or are being taken by third parties to remedy their Year 2000 issues for computer systems that the third party is responsible for maintaining and that are relied upon by CBI and the Sellers. In addition, CBI is also taking appropriate actions to receive assurance that its customers, principally, commercial lending customers, are taking necessary steps to remedy their Year 2000 issues due to the fact that noncompliance could adversely effect their ability to repay borrowings to CBI and the Sellers.

  Under this program, CBI has identified computer systems that will require either modification, upgrade or replacement. CBI anticipates that in-house personnel will be primarily responsible for completing these tasks and, although outside contractors may be used, the costs will not be significant. As such, CBI believes that the planned modifications, upgrades and replacement of existing systems, along with third party confirmation, will be completed in a timely fashion to assure Year 2000 compliance, and any related costs will not have a material impact on the results of operations, cash flows or financial condition of CBI or the Sellers.

DELINQUENCY AND LOAN LOSS INFORMATION

  The following tables set forth, on a combined basis, information with respect to delinquencies, loan losses and recoveries for the entire portfolio of installment sale contracts purchased by the Sellers. Substantially all of such portfolio consists of Motor Vehicle Contracts; however, less than 1% of the outstanding balance of receivables in such portfolio consists of installment sales contracts relating to heavy truck and boat financings (which receivables will not be sold to the Trust). These tables set forth information for the fiscal quarters ended March 31, 1998 and March 31, 1997, and fiscal years ended December 31, 1997, 1996, 1995, 1994 and 1993. Delinquency, loan loss and recovery experience may be influenced by a variety of social, economic and other factors. There can be no assurance that the delinquency, loan loss and recovery experience on the Receivables will be similar to that set forth below.

                   COMBINED MOTOR VEHICLE CONTRACT PORTFOLIO
                            DELINQUENCY EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                         AS OF MARCH 31,  AS OF MARCH 31,
                              1998             1997
                        ----------------- ---------------
                                   NUMBER          NUMBER
                                     OF              OF
                         DOLLARS   LOANS  DOLLARS  LOANS
                        ---------- ------ -------- ------
Outstanding
Principal Amount...     $1,087,294 94,153 $910,378 84,603
Delinquencies(1)(2)
 30-59 Days........     $   11,320  1,092 $  4,205    398
 60-89 Days........          3,224    314      480     57
 90 Days or More...          3,166    352      166     27
                        ---------- ------ -------- ------
   Total
   Delinquencies...     $   17,710  1,758 $  4,851    482
                        ========== ====== ======== ======
Repossession
Inventory..........     $      195        $    198
   Total
   Delinquencies &
   Repossession
   Inventory.......     $   17,905        $  5,049
PERCENTAGES:
Delinquencies(1)(2)(3)
 30-59 Days........          1.04%           0.46%
 60-89 Days........          0.30%           0.05%
 90 Days or More...          0.29%           0.02%
   Total
   Delinquencies(3)(4).      1.63%           0.53%
Repossession
Inventory(3).......          0.02%           0.02%
   Total
   Delinquencies &
   Repossession
   Inventory(3)(4).          1.65%           0.55%
                                                  AS OF YEAR ENDED DECEMBER 31,
                        ---------------------------------------------------------------------------------
                              1997             1996            1995            1994            1993
                        ----------------- --------------- --------------- --------------- ---------------
                                   NUMBER          NUMBER          NUMBER          NUMBER          NUMBER
                                     OF              OF              OF              OF              OF
                         DOLLARS   LOANS  DOLLARS  LOANS  DOLLARS  LOANS  DOLLARS  LOANS  DOLLARS  LOANS
                        ---------- ------ -------- ------ -------- ------ -------- ------ -------- ------
Outstanding
Principal Amount...     $1,053,731 93,741 $847,875 80,306 $872,582 84,402 $795,818 80,294 $752,283 76,417
Delinquencies(1)(2)
 30-59 Days........     $   13,166  1,242 $  4,986    452 $  3,537    409 $  3,169    393 $  1,495    226
 60-89 Days........          3,836    369      675     73      482     82      346     76      235     39
 90 Days or More...          2,347    258      260     34      261     43      183     39      142     17
                        ---------- ------ -------- ------ -------- ------ -------- ------ -------- ------
   Total
   Delinquencies...     $   19,349  1,869 $  5,921    559 $  4,280    534 $  3,698    508 $  1,872    282
                        ========== ====== ======== ====== ======== ====== ======== ====== ======== ======
Repossession
Inventory..........     $      140        $    195        $    108        $     63        $    108
   Total
   Delinquencies &
   Repossession
   Inventory.......     $   19,489        $  6,116        $  4,388        $  3,761        $  1,980
PERCENTAGES:
Delinquencies(1)(2)(3)
 30-59 Days........          1.25%           0.59%           0.41%           0.40%           0.20%
 60-89 Days........          0.36%           0.08%           0.06%           0.04%           0.03%
 90 Days or More...          0.22%           0.03%           0.03%           0.02%           0.02%
   Total
   Delinquencies(3)(4).      1.84%           0.70%           0.49%           0.46%           0.25%
Repossession
Inventory(3).......          0.01%           0.02%           0.01%           0.01%           0.01%
   Total
   Delinquencies &
   Repossession
   Inventory(3)(4).          1.85%           0.72%           0.50%           0.47%           0.26%

----
(1)Delinquencies include principal amounts.
(2)The period of delinquency is based on the number of days payments are contractually past due.
(3)As a percent of outstanding principal in dollars.
(4)Percentages representing Total Delinquencies and Total Delinquencies & Repossession Inventory may not equal the sum of the components thereof due to rounding.

                   COMBINED MOTOR VEHICLE CONTRACT PORTFOLIO
                             LOAN LOSS EXPERIENCE
                            (DOLLARS IN THOUSANDS)

                            AS OF      AS OF
                          MARCH 31,  MARCH 31,         AS OF YEAR ENDED DECEMBER 31,
                          ---------- --------- ----------------------------------------------
                             1998      1997       1997      1996     1995     1994     1993
                          ---------- --------- ---------- -------- -------- -------- --------
Number of Loans(1)......      94,153   84,603      93,741   80,306   84,402   80,294   76,417
Period End Outstanding
 Principal Amount.......  $1,087,294 $910,378  $1,053,731 $847,875 $872,582 $795,818 $752,283
Average Outstanding
 Principal Amount (2)...  $1,083,456 $869,716    $988,958 $851,934 $846,568 $760,202 $737,218
Gross Charge-Offs(3)....      $2,094   $1,361      $3,951   $3,534   $2,304   $1,913   $2,201
Gross Charge-Offs as a %
 of Period End
 Outstanding Principal
 Amount(3)(6)...........       0.78%    0.61%       0.37%    0.42%    0.26%    0.24%    0.29%
Gross Charge-Offs as a %
 of Average Outstanding
 Principal Amount(3)(6).       0.78%    0.63%       0.40%    0.41%    0.27%    0.25%    0.30%
Recoveries(4)...........        $310     $337      $1,339   $1,166   $1,337   $1,245   $1,161
Net Charge-Offs(5)......      $1,784   $1,024      $2,612   $2,368     $967     $668   $1,040
Net Charge-Offs as a %
 of Period End
 Outstanding Principal
 Amount(5)(6)...........       0.67%    0.46%       0.25%    0.28%    0.11%    0.08%    0.14%
Net Charge-Offs as a %
 of Average Outstanding
 Principal Amount(5)(6).       0.67%    0.48%       0.26%    0.28%    0.11%    0.09%    0.14%

--------
(1) Number of loans as of period end.
(2) The average for each period presented was computed by taking a simple daily average of the outstanding principal amounts for such period.
(3) Amount charged off is (x) in the case of accounts with respect to which the related financed vehicle has been repossessed, remaining principal balance less estimated value of the repossessed vehicle, which chargeoff is adjusted, if necessary, at the time of the sale of the repossessed vehicle and (y) in the case of the bankruptcy of the related obligor, the entire outstanding principal amount.
(4) Recoveries generally include amounts received with respect to loans previously charged-off, except for proceeds realized in connection with the sale of the repossessed vehicles.
(5) Net Charge-Offs mean gross charge-offs minus recoveries of loans previously charged-off. Net Charge-Offs may not equal the difference of the components thereof due to rounding.
(6) Annualized.

POOL COMPOSITION

  The Receivables represent Motor Vehicle Contracts that were purchased by a Seller from Dealers in the ordinary course of business in accordance with such Seller's underwriting standards and that:

    (a) are secured by a new or used automobile or light truck;

    (b) have a remaining maturity, as of the Cutoff Date, of at least 6 months and not more than 60 months;

    (c) are secured by either new Financed Vehicles that had an original maturity of at least 12 months and not more than 84 months or used Financed Vehicles that had an original maturity of at least 12 months and not more than 84 months;

    (d) are fixed rate simple interest installment sales contracts that provide for level monthly payments over their respective remaining terms (except for the last payment that may be different from the level payments) and have a simple interest contract rate (a "Contract Rate") of at least 8.00% and not more than 20.00%;

    (e) are secured by Financed Vehicles that, as of the Cutoff Date, had not been repossessed without reinstatement;

    (f) have not been identified on the computer files of any of the Sellers as relating to Obligors who were in bankruptcy proceedings as of the Cutoff Date;

    (g) were not delinquent for more than 30 days as of the Cutoff Date;

    (h) have remaining principal balances, as of the Cutoff Date, of at least $500.00 and not more than $50,000.00;

    (i) are secured by Financed Vehicles that were not as of the Cutoff Date insured by property insurance purchased by a Seller upon the failure of the related Obligor to purchase such insurance as required; and

    (j) were acquired from or through a Dealer who does not have any right to receive proceeds from the Receivables.

  The Receivables were selected from the Motor Vehicle Contracts in the portfolios of the Sellers that met the above criteria utilizing no selection procedures believed by the Sellers to be adverse to the Noteholders. Approximately 34.85% of the aggregate principal balance of the Receivables, as of the Cutoff Date, were secured by new Financed Vehicles and approximately 65.15% of the aggregate principal balance of the Receivables, as of the Cutoff Date, were secured by used Financed Vehicles. Approximately 91.43% of the aggregate principal balance of the Receivables, as of the Cutoff Date, represented Motor Vehicle Contracts with level payments on each scheduled due date, and approximately 8.57% of the aggregate principal balance of the Receivables, as of the Cutoff Date, represented Motor Vehicle Contracts with a balloon payment on the final scheduled due date. None of the Receivables provide for recourse to the Dealer in the event of default by the Obligor, except for breaches of the Dealer's representations and warranties that do not relate to the creditworthiness of the Obligor. The Sellers may not substitute other Motor Vehicle Contracts from their portfolios or any other motor vehicle receivables for the Receivables at any time during the term of the First Tier Receivables Purchase Agreement.

  All of the Receivables are simple interest contracts. Payments under the Motor Vehicle Contracts are generally applied first to accrued interest, second to costs and expenses and finally to the unpaid principal. Accordingly, if an Obligor pays the fixed monthly installment in advance of the date on which a payment is due, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the principal will be correspondingly greater. If the obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the last payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce principal will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the loan to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to principal under the Receivable as a result of early or late payments, as the case may be.

  In the case of the liquidation of a Receivable or repossession of a Financed Vehicle, amounts recovered will be applied first to the expenses of repossession, second to unpaid principal and interest and third to other unpaid fees as provided in the Motor Vehicle Contract. Compass Bank reserves the right to change its policy with respect to the application of amounts recovered from a liquidated Receivable or a repossessed Financed Vehicle.

  The composition of the Receivables, distribution by contract rate of the Receivables, geographic distribution of the Receivables, and certain other variables, as of the Cutoff Date are set forth in the following tables.

                        COMPOSITION OF THE RECEIVABLES

Aggregate Remaining Principal Balance.......................... $401,460,879.06
Number of Receivables..........................................          35,744
Average Remaining Principal Balance............................ $     11,231.56
Aggregate Original Principal Balance........................... $564,308,624.88
Average Original Principal Balance............................. $     15,787.51
Weighted Average Contract Rate (1).............................            9.84%
Contract Rate (Range)..........................................   8.00 to 19.50%
Weighted Average Original Term (1).............................    57.78 months
Original Term (Range).......................................... 12 to 84 months
Weighted Average Remaining Term (1)............................    42.27 months
Remaining Term (Range).........................................  6 to 60 months

--------
(1) Weighted by remaining principal balance as of the Cutoff Date.

               DISTRIBUTION BY CONTRACT RATE OF THE RECEIVABLES
                             AS OF THE CUTOFF DATE

                            REMAINING       PERCENTAGE OF
    RANGE OF                PRINCIPAL         REMAINING        NUMBER OF  PERCENTAGE OF NUMBER
 CONTRACT RATES              BALANCE     PRINCIPAL BALANCE(1) RECEIVABLES  OF RECEIVABLES(1)
 --------------          --------------- -------------------- ----------- --------------------
 8.000% to  8.999%...... $ 95,704,270.53         23.84%          8,386            23.46%
 9.000 to  9.999........  134,539,803.65         33.51          11,820            33.07
10.000 to 10.999........  112,617,102.24         28.05           9,940            27.81
11.000 to 11.999........   44,625,137.34         11.12           4,106            11.49
12.000 to 12.999........   10,800,179.21          2.69           1,111             3.11
13.000 to 13.999........    1,918,964.91          0.48             238             0.67
14.000 to 14.999........      861,357.95          0.21             101             0.28
15.000 to 15.999........      197,054.98          0.05              22             0.06
16.000 to 16.999........       86,669.31          0.02              11             0.03
17.000 to 17.999........       57,221.65          0.01               6             0.02
18.000 to 18.999........       38,129.18          0.01               2             0.01
19.000 to 19.999........       14,988.11          0.00               1             0.00
                         ---------------        ------          ------           ------
    Total............... $401,460,879.06        100.00%         35,744           100.00%
                         ===============        ======          ======           ======
--------
(1) Percentages may not add to 100.00% due to rounding.

                  GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES
                             AS OF THE CUTOFF DATE

                            REMAINING       PERCENTAGE OF
                            PRINCIPAL         REMAINING        NUMBER OF  PERCENTAGE OF NUMBER
STATE(1)                     BALANCE     PRINCIPAL BALANCE(2) RECEIVABLES  OF RECEIVABLES(2)
--------                 --------------- -------------------- ----------- --------------------
Alabama................. $ 71,848,712.58         17.90%          6,852            19.17%
Arkansas................   81,473,516.68         20.29           6,563            18.36
Florida.................    6,440,492.71          1.60             664             1.86
Georgia.................   19,260,190.76          4.80           1,727             4.83
Mississippi.............   14,116,683.08          3.52           1,419             3.97
Missouri................   18,442,307.27          4.59           1,907             5.34
Oklahoma................   16,704,288.59          4.16           1,372             3.84
Tennessee...............    4,989,397.68          1.24             484             1.35
Texas...................  156,484,542.69         38.98          13,582            38.00
Other(3)................   11,700,747.02          2.91           1,174             3.28
                         ---------------        ------          ------           ------
    Total............... $401,460,879.06        100.00%         35,744           100.00%
                         ===============        ======          ======           ======

--------
(1) Based on the billing addresses of the Obligors on the Receivables as of the Cutoff Date.
(2) Percentages may not add to 100.00% due to rounding.
(3) Includes 40 other states and the District of Columbia (none of which have a concentration of Receivables in excess of 0.51% of the aggregate Pool Balance as of the Cutoff Date).


                      WEIGHTED AVERAGE LIFE OF THE NOTES

  Information regarding certain maturity and prepayment considerations with respect to the Securities is set forth under "Weighted Average Life of Securities" in the Prospectus. Distributions of principal on the Class A-2 Notes, Class A-3 Notes and the Certificates will not be made until the Class A-1 Notes have been paid in full. Distributions of principal on the Class A-3 Notes will not be made until the Class A-2 Notes have been paid in full. See "Description of the Transfer and Servicing Agreements-- Distributions" herein. As the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) of the principal balance of the Receivables, final payment of any class of the Notes could occur significantly earlier than the applicable final scheduled distribution date. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the Noteholders. It is expected that final payment of the Notes will occur on or prior to the applicable final scheduled distribution date. However, if sufficient funds are not available to pay the Notes in full on or prior to the applicable final scheduled distribution date, a default would occur and final payment of the Notes could occur later than such date.

  Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

  As the rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the principal balance of the receivables, final payment of any class of Notes could occur significantly earlier than the applicable final scheduled distribution date for such class of Notes. Reinvestment risk associated with early payment of the Notes will be borne exclusively by the Noteholders.

  The tables captioned "Percent of Initial Class A-1 Note and Class A-2 Note Principal Balances at Various ABS Percentages" and "Percent of Initial Class A-3 Note Principal Balance at Various ABS Percentages" (the "ABS Tables") have been prepared on the basis of the characteristics of the Receivables. The ABS Tables assume that (a) the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases,
(b) each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, (c) payments on the Notes are made on each Distribution Date (and each such date is assumed to be the 15th day of each applicable month) and (d) the Servicer exercises its option to purchase the Receivables and cause a redemption of the Class A-3 Notes. The ABS Tables indicate the projected weighted average life of each class of Notes and set forth the percent of the initial principal amount of each class of Notes that is projected to be outstanding after each of the Distribution Dates shown at various constant ABS percentages.

  The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level of scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, Contract Rate, original number of scheduled payments and remaining number of scheduled payments as of the Cutoff Date) will be such that each pool will be fully amortized by the end of its remaining term to maturity. Each hypothetical pool has an assumed cutoff date of the Cutoff Date.

                                             REMAINING TERM TO
                 AGGREGATE                       MATURITY       SEASONING
      POOL   PRINCIPAL BALANCE CONTRACT RATE    (IN MONTHS)    (IN MONTHS)
      ----   ----------------- ------------- ----------------- -----------
       1      $ 44,731,192.04     9.819%            20             34
       2      $ 78,186,093.97     9.876%            30             25
       3      $125,250,888.37     9.889%            43             14
       4      $153,292,704.68     9.793%            54              7

  The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS. Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the Receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of Notes.

  THE FOLLOWING ABS TABLES HAVE BEEN PREPARED BASED ON THE ASSUMPTIONS DESCRIBED ABOVE (INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE RECEIVABLES, WHICH WILL DIFFER FROM THE ACTUAL
CHARACTERISTICS AND PERFORMANCE THEREOF) AND SHOULD BE READ IN CONJUNCTION THEREWITH.

  PERCENT OF INITIAL CLASS A-1 NOTE AND CLASS A-2 NOTE PRINCIPAL BALANCES AT
                            VARIOUS ABS PERCENTAGES

                             CLASS A-1 NOTES               CLASS A-2 NOTES
                         ----------------------------  ----------------------------
DISTRIBUTION DATE        0.5%  1.0%  1.4%  1.7%  2.0%  0.5%  1.0%  1.4%  1.7%  2.0%
-----------------        ----  ----  ----  ----  ----  ----  ----  ----  ----  ----
Closing Date............  100%  100%  100%  100%  100%  100%  100%  100%  100%  100%
August 15, 1998.........   82    78    75    71    66   100   100   100   100   100
September 15, 1998......   74    68    62    57    50   100   100   100   100   100
October 15, 1998........   65    57    50    43    35   100   100   100   100   100
November 15, 1998.......   56    47    38    30    20   100   100   100   100   100
December 15, 1998.......   47    37    26    17     5   100   100   100   100   100
January 15, 1999........   39    27    15     4     0   100   100   100   100    88
February 15, 1999.......   30    17     4     0     0   100   100   100    90    70
March 15, 1999..........   21     7     0     0     0   100   100    91    74    53
April 15, 1999..........   13     0     0     0     0   100    96    77    59    36
May 15, 1999............    4     0     0     0     0   100    84    63    44    20
June 15, 1999...........    0     0     0     0     0    94    71    49    30     3
July 15, 1999...........    0     0     0     0     0    83    59    36    15     0
August 15, 1999.........    0     0     0     0     0    72    47    24     0     0
September 15, 1999......    0     0     0     0     0    61    35    10     0     0
October 15, 1999........    0     0     0     0     0    49    24     0     0     0
November 15, 1999.......    0     0     0     0     0    38    11     0     0     0
December 15, 1999.......    0     0     0     0     0    27     0     0     0     0
January 15, 2000........    0     0     0     0     0    15     0     0     0     0
February 15, 2000.......    0     0     0     0     0     3     0     0     0     0
March 15, 2000..........    0     0     0     0     0     0     0     0     0     0
April 15, 2000..........    0     0     0     0     0     0     0     0     0     0
May 15, 2000............    0     0     0     0     0     0     0     0     0     0
June 15, 2000...........    0     0     0     0     0     0     0     0     0     0
July 15, 2000...........    0     0     0     0     0     0     0     0     0     0
August 15, 2000.........    0     0     0     0     0     0     0     0     0     0
September 15, 2000......    0     0     0     0     0     0     0     0     0     0
October 15, 2000........    0     0     0     0     0     0     0     0     0     0
November 15, 2000.......    0     0     0     0     0     0     0     0     0     0
December 15, 2000.......    0     0     0     0     0     0     0     0     0     0
January 15, 2001........    0     0     0     0     0     0     0     0     0     0
February 15, 2001.......    0     0     0     0     0     0     0     0     0     0
March 15, 2001..........    0     0     0     0     0     0     0     0     0     0
April 15, 2001..........    0     0     0     0     0     0     0     0     0     0
May 15, 2001............    0     0     0     0     0     0     0     0     0     0
June 15, 2001...........    0     0     0     0     0     0     0     0     0     0
July 15, 2001...........    0     0     0     0     0     0     0     0     0     0
August 15, 2001.........    0     0     0     0     0     0     0     0     0     0
September 15, 2001......    0     0     0     0     0     0     0     0     0     0
October 15, 2001........    0     0     0     0     0     0     0     0     0     0
November 15, 2001.......    0     0     0     0     0     0     0     0     0     0
December 15, 2001.......    0     0     0     0     0     0     0     0     0     0
January 15, 2002........    0     0     0     0     0     0     0     0     0     0
February 15, 2002.......    0     0     0     0     0     0     0     0     0     0
March 15, 2002..........    0     0     0     0     0     0     0     0     0     0
April 15, 2002..........    0     0     0     0     0     0     0     0     0     0
May 15, 2002............    0     0     0     0     0     0     0     0     0     0
June 15, 2002...........    0     0     0     0     0     0     0     0     0     0
July 15, 2002...........    0     0     0     0     0     0     0     0     0     0
August 15, 2002.........    0     0     0     0     0     0     0     0     0     0
September 15, 2002......    0     0     0     0     0     0     0     0     0     0
October 15, 2002........    0     0     0     0     0     0     0     0     0     0
November 15, 2002.......    0     0     0     0     0     0     0     0     0     0
December 15, 2002.......    0     0     0     0     0     0     0     0     0     0
Weighted Average Life
 (years)(1)............. 0.48  0.41  0.35  0.31  0.27  1.33  1.15  1.00  0.88  0.77

--------
(1) The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the related Distribution Date,
    (b) adding the results and (c) dividing the sum by the related initial principal amount of such Note.

PERCENT OF INITIAL CLASS A-3 NOTE PRINCIPAL BALANCE AT VARIOUS ABS PERCENTAGES

                                                       CLASS A-3 NOTES
                                                   ----------------------------
DISTRIBUTION DATE                                  0.5%  1.0%  1.4%  1.7%  2.0%
-----------------                                  ----  ----  ----  ----  ----
Closing Date......................................  100%  100%  100%  100%  100%
August 15, 1998...................................  100   100   100   100   100
September 15, 1998................................  100   100   100   100   100
October 15, 1998..................................  100   100   100   100   100
November 15, 1998.................................  100   100   100   100   100
December 15, 1998.................................  100   100   100   100   100
January 15, 1999..................................  100   100   100   100   100
February 15, 1999.................................  100   100   100   100   100
March 15, 1999....................................  100   100   100   100   100
April 15, 1999....................................  100   100   100   100   100
May 15, 1999......................................  100   100   100   100   100
June 15, 1999.....................................  100   100   100   100   100
July 15, 1999.....................................  100   100   100   100    94
August 15, 1999...................................  100   100   100   100    87
September 15, 1999................................  100   100   100    93    80
October 15, 1999..................................  100   100    98    87    73
November 15, 1999.................................  100   100    92    81    68
December 15, 1999.................................  100    99    86    75    62
January 15, 2000..................................  100    93    80    69    57
February 15, 2000.................................  100    88    75    64    52
March 15, 2000....................................   97    83    70    59    47
April 15, 2000....................................   92    78    66    55    43
May 15, 2000......................................   88    74    61    50    38
June 15, 2000.....................................   83    69    57    46    34
July 15, 2000.....................................   78    65    53    42    31
August 15, 2000...................................   74    60    49    39    28
September 15, 2000................................   69    56    45    35    25
October 15, 2000..................................   65    52    41    32    22
November 15, 2000.................................   60    48    37    29    19
December 15, 2000.................................   56    44    34    26    17
January 15, 2001..................................   52    41    31    23    14
February 15, 2001.................................   49    38    29    21    12
March 15, 2001....................................   46    36    26    18     0
April 15, 2001....................................   43    33    24    16     0
May 15, 2001......................................   40    30    21    14     0
June 15, 2001.....................................   37    28    19    13     0
July 15, 2001.....................................   34    25    17     0     0
August 15, 2001...................................   31    22    15     0     0
September 15, 2001................................   28    20    13     0     0
October 15, 2001..................................   25    18    11     0     0
November 15, 2001.................................   22    15     0     0     0
December 15, 2001.................................   19    13     0     0     0
January 15, 2002..................................   16     0     0     0     0
February 15, 2002.................................   14     0     0     0     0
March 15, 2002....................................   13     0     0     0     0
April 15, 2002....................................   11     0     0     0     0
May 15, 2002......................................    0     0     0     0     0
June 15, 2002.....................................    0     0     0     0     0
July 15, 2002.....................................    0     0     0     0     0
August 15, 2002...................................    0     0     0     0     0
September 15, 2002................................    0     0     0     0     0
October 15, 2002..................................    0     0     0     0     0
November 15, 2002.................................    0     0     0     0     0
December 15, 2002.................................    0     0     0     0     0
Weighted Average
 Life (years) (1)................................. 2.74  2.48  2.25  2.03  1.79

--------
(1) The weighted average life of a Note is determined by (a) multiplying the amount of each principal payment of such Note by the number of years from the date of the issuance of such Note to the related Distribution Date,
    (b) adding the results and (c) dividing the sum by the related initial principal amount of such Note.

                         THE SELLERS AND THE SERVICER

  Compass Bank, a Seller and the initial Servicer, is a state chartered banking corporation under the Alabama Banking Code with branches in Alabama and Florida and is a member of the Federal Reserve System. As such, it is subject to the primary supervision of the Alabama State Banking Department and the Board of Governors of the Federal Reserve System (the "FRB"). Compass Bank is a wholly-owned subsidiary of Compass Bancshares, Inc, and is engaged in a general commercial banking and asset management business, offering a full range of consumer, commercial, corporate, motor vehicle and fiduciary banking services, to corporations, governments, institutions and individuals. Compass Bank also provides correspondent banking services including loan participations, investment services and audit services to financial institutions. As of December 31, 1997, the total assets and total common stockholders' equity of Compass Bank were $8.0 billion and $575 million, respectively. The executive offices of Compass Bank are located at 15 South 20th Street, Birmingham, Alabama 35233.

  Compass Bank-Texas, a Seller, is a state chartered bank under the Texas Banking Code of 1943, as amended, and is a member of the Federal Reserve System. Compass Bank-Texas is subject to the primary supervision of the Department of Banking of the State of Texas and the FRB. Compass Bank-Texas is a wholly-owned indirect subsidiary of Compass Bancshares, Inc. and is engaged in a general commercial banking business. This business includes performing such services as the receipt of demand and time deposit accounts, the making of personal and commercial loans and the furnishing of personal and commercial checking accounts. As of December 31, 1997, the total assets and total common stockholders equity of Compass Bank-Texas were $5.5 billion and $491 million, respectively. The executive offices of Compass Bank-Texas are located at 24 Greenway Plaza, Houston, Texas 77046.

                                USE OF PROCEEDS

  The Trust will use the net proceeds from the sale of the Notes and the Certificates to purchase the Receivables from the Company. The Company will use the net proceeds paid to the Company by the Trust to purchase the Receivables from Compass Auto, which in turn will use such proceeds to make the initial deposit into the Reserve Account and to purchase the Receivables from the Sellers.

                           DESCRIPTION OF THE NOTES

GENERAL

  The Notes will be issued pursuant to the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Securities. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be a complete description of the Notes and the Indenture and therefore is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth under the headings "Description of the Notes" and "Certain Information Regarding the Securities" in the Prospectus, to which description reference is hereby made. The Chase Manhattan Bank will be the Indenture Trustee under the Indenture. The address of the Indenture Trustee at which information regarding the Trust and Notes may be obtained is set forth below under "--Indenture Trustee".

  The Notes will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. Owners of interests in the Notes will hold such interests through DTC, and will not be entitled to receive Definitive Notes unless Definitive Notes are issued in the limited circumstances described in "Certain Information Regarding the Securities--Definitive Securities" in the Prospectus and Annex I to the Prospectus.

  The Notes will be secured by the assets of the Trust pursuant to the Indenture to the extent described herein.

PAYMENTS OF INTEREST

  Interest on the principal balances of each class of the Notes will accrue at the respective Interest Rate for such class and will be due and payable to the Noteholders monthly on each Distribution Date, commencing August 17, 1998. With respect to any Distribution Date, interest on the outstanding principal amount of the Class A-1 Notes and Class A-2 Notes will accrue at the Class A-1 Interest Rate and Class A-2 Interest Rate, respectively, for the related Interest Period and will be calculated on the basis of a 360-day year based upon the actual number of days elapsed during the related Interest Period. On each Distribution Date, interest on the Class A-3 Notes will be an amount
equal to one-twelfth (or    days divided by 360, for the initial Distribution
Date) of the applicable Interest Rate multiplied by the principal amount of such class of Notes as of the close of business on the preceding Distribution Date (or, for the initial Distribution Date, the Closing Date). Interest distributions due for any Distribution Date but not distributed on such Distribution Date will be due on the next Distribution Date increased by an amount equal to interest on such amount at the applicable Interest Rate (to the extent lawful). See "Description of the Transfer and Servicing Agreements--Distributions" herein and in the Prospectus.

  Interest payments to the holders of each class of Notes will have the same priority. Under certain circumstances, the amount available for interest payments could be less than the amount of interest due and payable on the Notes on any Distribution Date, in which case each class of holders of Notes will receive their ratable share (based upon the aggregate amount of interest due to each class of Notes) of the aggregate amount available to be distributed in respect of interest on the Notes.

PAYMENTS OF PRINCIPAL

  Principal payments will be made to the Noteholders on each Distribution Date in an amount generally equal to the Noteholders' Percentage of the Principal Distribution Amount. Principal payments on the Notes will generally be derived from the Total Distribution Amount remaining after the payment of the Servicing Fee and payment of interest on the Notes and the Certificates. See "Description of the Transfer and Servicing Agreements--Distributions" herein and in the Prospectus.

  On each Distribution Date until the Class A-1 Notes have been paid in full, principal of the A-1 Notes will be payable, in an amount equal to the Noteholders' Percentage of the Principal Distribution Amount. On each Distribution Date on which the Class A-1 Notes have been paid in full, principal of the Class A-2 Notes will be payable in an amount equal to the Noteholders' Percentage of the Principal Distribution Amount (less any portion of such amount applied on such Distribution Date to reduce the outstanding principal amount of the Class A-1 Notes to zero) until the Class A-2 Notes have been paid in full. On each Distribution Date on which the Class A-2 Notes have been paid in full, principal of the Class A-3 Notes will be payable in an amount equal to the Noteholders' Percentage of the Principal Distribution Amount (less any portion of such amount applied on such Distribution Date to reduce the outstanding principal amount of the Class A-2 Notes to zero) until the Class A-3 Notes have been paid in full.

  "Noteholders' Percentage" means (i) on each Distribution Date through the Distribution Date on which the outstanding principal amount of the Class A-1 Notes has not been reduced to zero, 100%; provided, that on the Distribution Date on which the outstanding principal amount of the Class A-1 Notes would be reduced to zero, the Noteholders' Percentage will equal a fraction, expressed as a percentage, the numerator of which is the sum of (x) (1) an amount necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero and (2) an amount equal to the product of 85% and the Principal Distribution Amount on such Distribution Date (after giving effect to the allocation of the Principal Distribution Amount pursuant to clause (x)(1) above) and the denominator of which is (y) the Principal Distribution Amount for such Distribution Date, (ii) on each Distribution Date thereafter through the Distribution Date on which the Certificate Ratio is reduced to the Target Certificate Ratio, 85%; provided, that on the Distribution Date on which the Certificate Ratio would be reduced to the Target Certificate Ratio, the Noteholders' Percentage will equal a fraction, expressed as a percentage, the numerator of which is (x) the Principal Distribution Amount for such Distribution Date less an amount necessary to reduce the Certificate Ratio to the Target Certificate Ratio and the denominator of which is (y) the Principal Distribution Amount for such Distribution Date and (iii) on each Distribution Date thereafter, will equal a fraction, expressed as a percentage, the numerator of which is (x) the outstanding principal amount of the Notes immediately prior to such Distribution Date and the denominator of which is (y) the sum of the outstanding principal amount of the Notes and the Adjusted Certificate Balance, each immediately prior to such Distribution Date; provided, that on each Distribution Date occurring (x) during the continuation of an Event of Default and an acceleration of the Notes and (y) after the Distribution Date on which the Adjusted Certificate Balance has been reduced to zero, the Noteholders' Percentage will be 100% until the Notes have been paid in full.

  "Certificate Ratio" means, with respect to each Distribution Date, a fraction, expressed as a percentage, the numerator of which is (x) the Adjusted Certificate Balance immediately prior to such Distribution Date and the denominator of which is (y) the sum of the outstanding principal amount of the Notes and the Adjusted Certificate Balance, each immediately prior to such Distribution Date.

  "Target Certificate Ratio" means, with respect to any Distribution Date, 5.5% of the sum of the outstanding principal amount of the Notes and the Adjusted Certificate Balance as of such Distribution Date.

  Upon the occurrence of an Event of Default and acceleration of the Notes and until such Event of Default has been rescinded, (i) the Total Distribution Amount remaining after payment of the Servicing Fee and the Noteholders' Interest Distributable Amount will be deposited in the Note Distribution Account until each class of Notes has been paid in full and (ii) amounts deposited in the Note Distribution Account in respect of principal will be paid to the Holders of the Class A-1 Notes until the Class A-1 Notes have been paid in full, and thereafter will be paid to the Holders of the Class A-2 Notes and Class A-3 Notes pro rata based on amounts owing to each such class until the Class A-2 and Class A-3 Notes have been paid in full.

  The outstanding principal amount of the Class A-1 Notes, to the extent not previously paid, will be due and payable on July 15, 1999. The outstanding principal amount of the Class A-2 Notes, to the extent not previously paid, will be due and payable on August 15, 2000. The outstanding principal amount of the Class A-3 Notes, to the extent not previously paid, will be due and payable on May 15, 2004.

RIGHTS UPON EVENT OF DEFAULT

  Upon an Event of Default, the Noteholders will have the rights set forth in the Prospectus under "Description of the Notes--Provisions of the Indenture." The Indenture Trustee may sell the Receivables subject to certain conditions set forth in the Indenture following an Event of Default, including a default in the payment of any principal of or a default for five days or more in the payment of any interest on any Note. In the case of an Event of Default not involving any such default in payment, the Indenture Trustee is prohibited from selling the Receivables unless one of the conditions set forth in the Prospectus under "Description of the Notes--Provisions of the Indenture" has been satisfied and, in addition, either (i) the holders of all outstanding Certificates consent to such sale or (ii) the proceeds of such sale are sufficient to pay in full the principal of and accrued interest on all of the outstanding Notes and Certificates on the date of such sale. In the event of a sale of the Receivables by the Indenture Trustee following an Event of Default, the Noteholders and Certificateholders will receive notice and an opportunity to submit a bid in respect of such sale.

OPTIONAL REDEMPTION

  On any Distribution Date after the Class A-1 Notes and the Class A-2 Notes have been paid in full, the Class A-3 Notes will be redeemed in whole, but not in part, if the Servicer exercises its option to purchase the Receivables. The Servicer may purchase the Receivables on any Distribution Date on or after the Pool Balance as of the end of the related Collection Period has declined to 5% or less of the Pool Balance as of the Cutoff Date, as described in the Prospectus under "Certain Matters Regarding the Servicer--Termination." The redemption price for the Class A-3 Notes will be equal to the unpaid principal amount of the Class A-3 Notes, plus accrued and unpaid interest thereon.

THE INDENTURE TRUSTEE

  The Chase Manhattan Bank is the Indenture Trustee under the Indenture. The Chase Manhattan Bank is a New York banking corporation and its principal offices are located at 450 W. 33rd Street, New York, New York 10001. The Indenture Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Indenture Trustee set forth in the Indenture and the Sale and Servicing Agreement. The Sellers, Compass Auto, the Company and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.

  Pursuant to the Trust Indenture Act of 1939, as amended, the Indenture Trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A-1 Notes, on the one hand, or the Class A-2 Notes and the Class A-3 Notes (collectively, the "Pro Rata Notes"), on the other hand, if a default occurs under the Indenture. The Indenture will provide for a successor trustee to be appointed for the Class A-1 Notes, the Pro Rata Notes or both in these circumstances, so that there will be separate trustees for the Class A-1 Notes and the Pro Rata Notes. In these circumstances, the Class A-1 Noteholders, the Class A-2 Noteholders and the Class A-3 Noteholders will continue to vote as a single group. So long as any amounts remain unpaid with respect to the Class A-1 Notes, only the trustee for the Class A-1 Noteholders will have the right to exercise remedies under the Indenture (but the Holders of the Pro Rata Notes will be entitled to their share of any proceeds of enforcement, subject to the subordination of the Pro Rata Notes to the Class A-1 Notes as described herein). See "Description of the Transfer and Servicing Agreements--Distributions" herein. Upon repayment of the Class A-1 Notes in full, all rights to exercise remedies under the Indenture will transfer to the trustee for the Pro Rata Notes. Any resignation of the original Indenture Trustee as described above with respect to any class of Notes will become effective only upon the appointment of a successor trustee for such class of Notes and such successor's acceptance of such appointment.

                        DESCRIPTION OF THE CERTIFICATES

  The Certificates are not being offered hereby. The Certificates will be issued pursuant to the Trust Agreement, a form of which has been filed as an exhibit to the Registration Statement, and will be transferred to Compass Auto. A copy of the Trust Agreement will be filed with the Commission following the issuance of the Securities. The following summary, together with the description in the Prospectus under the heading "Description of the Certificates," describes certain terms of the Certificates and the Trust Agreement. The summary describes the material terms of the Certificates and the Trust Agreement, but it does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Certificates and the Trust Agreement. The following summary supplements the description of the general terms and provisions of the Certificates of any given series and the related Trust Agreement set forth in the Prospectus, to which description reference is hereby made.

  On each Distribution Date, commencing August 17, 1998, the Owner Trustee will distribute pro rata to the Certificateholders, accrued interest at a rate
of    % per annum on the Adjusted Certificate Balance to the extent of the
Total Distribution Amount remaining after payment of the Servicing Fee and payment of the Noteholders' Interest Distributable Amount. On each Distribution Date, interest on the Certificates will be an amount equal to
one-twelfth (or    days divided by 360, for the initial Distribution Date)
multiplied by     % multiplied by the Adjusted Certificate Balance as of the close of business on the preceding Distribution Date (or, for the initial Distribution Date, the Closing Date).

  No distribution of principal will be made on the Certificates until the Class A-1 Notes have been paid in full, and thereafter will only be paid to the extent funds are available therefor after payment of the Servicing Fee, the Noteholders' Interest Distributable Amount, the Certificateholders' Interest Distributable Amount, the Noteholders' Principal Distributable Amount and deposits required to be made to the Reserve Account on such Distribution Date. The amount of principal payable on any Distribution Date after payment of the Class A-1 Notes in full will be the Certificateholders' Percentage of the Principal Distribution Amount. The

"Certificateholders' Percentage" means, for any Distribution Date, a percentage equal to the remainder of 100% minus the Noteholders' Percentage as of such Distribution Date. In addition, the Adjusted Certificate Balance will be reduced on each Distribution Date by the Writeoff Amount, if any, on such Distribution Date. See "Description of the Transfer and Servicing Agreements-- Distributions" herein and in the Prospectus.

  "Adjusted Certificate Balance" means, as of any Distribution Date, an amount (not less than zero) equal to the remainder of $22,080,879 minus the sum of
(i) the aggregate amount of principal payments made on the Certificates on and prior to such Distribution Date plus (ii) the aggregate of all Writeoff Amounts allocated to the Certificates on and prior to such Distribution Date.

  "Writeoff Amount" means, for each Distribution Date, an amount equal to the excess (if any) of the sum of the Noteholders' Principal Distributable Amount and the Certificateholders' Principal Distributable Amount on such Distribution Date over the amount actually paid to Noteholders and Certificateholders with respect to principal on such Distribution Date.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

  The following summary describes the material terms of the Sale and Servicing Agreement, the Receivables Purchase Agreements and the Trust Agreement (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement. A copy of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Securities. This summary does not purport to be a complete description of all terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements the description of the general terms and provisions of Transfer and Servicing Agreements (as such term is used in the Prospectus) set forth under the heading "Description of the Transfer and Servicing Agreements" in the Prospectus, to which description reference is hereby made.

SALE AND ASSIGNMENT OF RECEIVABLES

  Certain information with respect to the conveyance of the Receivables by the Sellers, Compass Auto and the Company is set forth under "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets" in the Prospectus. See also "The Receivables Pool" herein and "The Receivables Pools" in the Prospectus for additional information regarding the Receivables and certain obligations of the Sellers and the Servicer with respect to the Receivables.

  On or prior to the Closing Date, each Seller will transfer and assign to Compass Auto pursuant to the First Tier Receivables Purchase Agreement all of its right, title and interest in and to Receivables in the outstanding principal amount of $401,460,879.06, including its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the First Tier Receivables Purchase Agreement (the "Schedule of Receivables"). Concurrently with or after the transfer and assignment of the Receivables, Compass Auto will transfer and assign the Receivables to the Company pursuant to the Second Tier Receivables Purchase Agreement, which in turn will transfer and assign the Receivables to the Trust pursuant to the Sale and Servicing Agreement. On the Closing Date, the Owner Trustee will execute, authenticate and deliver the Notes and the Certificates. Each Seller, Compass Auto and the Company will transfer the Receivables under the applicable Transfer and Servicing Agreement to Compass Auto, the Company or the Trust, as applicable, in each case, without recourse, except that, each Seller will be required to repurchase Receivables under the First Tier Receivables Purchase Agreement with respect to which it is in breach of a representation or warranty, if the interests of the Trust or the Noteholders are materially and adversely affected by a breach of any such representation or warranty with respect to such Receivable, and such breach has not been cured by the last day of the Collection Period in which the 60th day (or if the applicable Seller elects, the 30th day) occurs after the date on which the applicable Seller becomes aware of, or receives written notice of, such breach. The right to enforce the repurchase obligation of the Sellers under the First Tier Receivables Purchase Agreement will be assigned by Compass Auto to the Company pursuant to the Second Tier Purchase Agreement, which will in turn assign such right to the Trust pursuant to the Sale and Servicing Agreement.

  In the First Tier Receivables Purchase Agreement, the related Seller will represent and warrant, among other things, that: (i) the information set forth in the Schedule of Receivables is correct in all material respects as of the Cutoff Date; (ii) the Obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the applicable Seller's normal requirements; (iii) on the Closing Date, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened (other than those created pursuant to the Transfer and Servicing Agreements); (iv) at the Closing Date, each of the Receivables is or will be secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the related Seller; and
(v) each Receivable, at the time it was originated, complied and, on the Closing Date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws.

ACCOUNTS

  In addition to the Collection Account, the Noteholders' Distribution Account and the Certificate Distribution Account referred to under "Description of the Transfer and Servicing Agreements--Accounts" in the Prospectus, the Servicer will also establish and maintain the Reserve Account with the Indenture Trustee, in the name of the Indenture Trustee on behalf of the Noteholders. Investment earnings on amounts on deposit in the Collection Account and the Reserve Account will be distributed to Compass Auto on each Distribution Date and will not be available to make payments on the Notes.

  On the Closing Date, the Reserve Account will be created with an initial deposit by Compass Auto of the Reserve Account Initial Deposit of $1,003,652. The Reserve Account will be funded on each Distribution Date to the extent of funds available therefor after payment of the Servicing Fee and interest and principal on the Notes and, on each Distribution Date after the first Distribution Date, interest on the Certificates, until the amount on deposit in the Reserve Account equals the Specified Reserve Account Balance. Funds will be withdrawn from the Reserve Account on any Distribution Date if, and to the extent that, the Total Distribution Amount for the related Collection Period is less than the sum of the Servicing Fee payable on such Distribution Date and the Noteholders' Distributable Amount and such difference will be paid to the Servicer to the extent of any shortfalls relating to the payment of the Servicing Fee (other than shortfalls occurring on the first Distribution Date) or deposited into the Note Distribution Account for distribution to the Noteholders.

  On each Distribution Date on which the amount on deposit in the Reserve Account is less than the Specified Reserve Account Balance, the Indenture Trustee will deposit therein amounts, if any, remaining in the Collection Account after payment on such date of the Servicing Fee, interest and principal on the Notes and, on each Distribution Date after the first Distribution Date, interest on the Certificates, until the amount on deposit therein equals the Specified Reserve Account Balance. Amounts in the Reserve Account on any Distribution Date (after giving effect to all distributions to be made on such Distribution Date) in excess of the Specified Reserve Account Balance for such Distribution Date will be released to Compass Auto and will no longer be available to the Noteholders.

  The "Specified Reserve Account Balance" means, with respect to any Distribution Date, the lesser of (i) $4,014,609, which equals 1.00% of the Pool Balance as of the Cutoff Date and (ii) the then outstanding principal amount of the Notes; provided, that if a Reserve Account Increase Condition is in effect for any Distribution Date or was in effect on any of the three prior Distribution Dates, the Specified Reserve Account Balance will be equal to 6% of the Pool Balance as of the last day of the related Collection Period.

  "Average Delinquency Ratio" means, with respect to any Distribution Date, the average of the Delinquency Ratios for the preceding three Collection Periods.

  "Cumulative Net Loss Ratio" means, with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of net losses on the Receivables incurred during the period from the Cutoff Date to and including the last day of the related Collection Period and the denominator of which is the Pool Balance as of the Cutoff Date.

  "Delinquency Ratio" means, with respect to any Collection Period, a fraction, expressed as a percentage, the numerator of which is the sum of (i) the outstanding principal amount of all Receivables (other than Defaulted Receivables or Receivables repurchased by a Seller or purchased by the Servicer during such Collection Period) that are 60 or more days delinquent as of the last day of such Collection Period, determined in accordance with the Servicer's customary practices, and the denominator of which is the Pool Balance as of the last day of such Collection Period.

  A "Reserve Account Increase Condition" will be in effect on any Distribution Date as of which (a) the Average Delinquency Ratio exceeds 1.25% or (b) the Cumulative Net Loss Ratio exceeds (i) 0.75% for any Distribution Date occurring on or before December 15, 1998, (ii) 1.0% for any Distribution Date occurring after December 15, 1998 and on or before June 15, 1999, (iii) 1.25% for any Distribution Date occurring after June 15, 1999 and on or before December 15, 1999, (iv) 1.5% for any Distribution Date occurring after December 15, 1999 and on or before June 15, 2000 or (v) 1.75% for any Distribution Date occurring after June 15, 2000.

DEPOSITS TO COLLECTION ACCOUNT

  Pursuant to the Sale and Servicing Agreement, the Servicer is required to deposit in the Collection Account all payments received with respect to the Receivables (other than amounts constituting Supplemental Servicing Fees) within two business days of receipt thereof. Notwithstanding the foregoing, if Compass Bank is the Servicer, it may retain collections received during any Collection Period and deposit such amounts in the Collection Account on the business day immediately preceding the Distribution Date for such Collection Period if the following conditions are met: (i) (A) its short term deposit obligations are rated at least "A-1" by Standard & Poor's and at least "P-1" by Moody's or (B) the Rating Agencies notify the Indenture Trustee that the then outstanding rating on the Notes would not be lowered or withdrawn as a result of such retention of collections; and (ii) no Servicer Default has occurred and is continuing. The short term debt of Compass Bank is currently rated "A-2" by Standard & Poor's and "P-1" by Moody's.

SERVICING COMPENSATION

  The Servicing Fee Rate will be 1.0% per annum, calculated on the basis of a 360-day year consisting of twelve 30-day months. The Servicing Fee, with respect to any Distribution Date, will be an amount equal to the product of
(a) one-twelfth of the Servicing Fee Rate, multiplied by (b) the Pool Balance as of the first day of the related Collection Period (which, for purposes of calculating the Servicing Fee is the Cutoff Date for the initial Collection Period). The Servicing Fee will be paid on each Distribution Date to the extent of the Total Distribution Amount and amounts, if any, available for withdrawal from the Reserve Account. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" in the Prospectus.

  The Servicer will also collect and retain any late fees, extension fees, prepayment charges and certain non-sufficient funds charges and other administrative fees or similar charges (the "Supplemental Servicing Fee") allowed by applicable law with respect to the Receivables. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures.

WAIVER OF PAST SERVICER DEFAULTS

  Holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes (or the holders of the Certificates evidencing not less than a majority of the Adjusted Certificate Balance, in the case of any Servicer Default that does not adversely affect the Indenture Trustee or the Noteholders) may, on behalf of all such Noteholders and Certificateholders, waive any Servicer Default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement and its consequences, except a Servicer Default in making any required deposits to or payments from any of the Trust Accounts in accordance with the Sale and Servicing Agreement. No such waiver will impair a Noteholder's rights with respect to subsequent defaults. See "Certain Matters Regarding the Servicer--Servicer Defaults" and "--Rights upon Servicer Default" in the Prospectus.

DISTRIBUTIONS

  Deposits to Collection Account. Prior to each Distribution Date, the Servicer will provide the Indenture Trustee with certain information with respect to the related Collection Period, including the aggregate amount of collections on the Receivables, Repurchase Amounts, the Total Distribution Amount and the Principal Distribution Amount.

  On or before each Distribution Date, the Servicer will cause the Total Distribution Amount to be deposited into the Collection Account. The "Total Distribution Amount" for a Distribution Date will equal the sum of the Collected Funds received by the Servicer during the related Collection Period and all Repurchase Amounts in respect of all Receivables that are repurchased by the Sellers or purchased by the Servicer under an obligation that arose during the related Collection Period.

  "Collected Funds" means, with respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables received during the related Collection Period, including all Liquidation Proceeds collected during the related Collection Period (but excluding any Repurchase Amounts and any amounts constituting Supplemental Servicing Fees) and any amounts received from recourse against Dealers with respect to the Receivables during the related Collection Period.

  "Liquidation Proceeds" means, with respect to any Defaulted Receivable, (i) insurance proceeds received by the Servicer with respect to any applicable insurance policies, (ii) amounts received by the Servicer pursuant to the exercise of rights under such Defaulted Receivable and (iii) monies collected by the Servicer, from whatever source, on such Defaulted Receivable, net of any expenses incurred by the Servicer in connection therewith and any payments required by law to be remitted to the related Obligor.

  Deposits to the Distribution Accounts. So long as no Event of Default has occurred and the Notes have not been accelerated, on each Distribution Date, the Servicer will instruct the Indenture Trustee to make the following deposits and distributions, to the extent of the Total Distribution Amount, in the following order of priority:

    (i) on each Distribution Date after the first Distribution Date, to the Servicer, from the Total Distribution Amount, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

    (ii) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clause (i), the Noteholders' Interest Distributable Amount;

    (iii) on each Distribution Date after the first Distribution Date, to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) and (ii), the Certificateholders' Interest Distributable Amount;

    (iv) to the Note Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through (iii), the Noteholders' Principal Distributable Amount;

    (v) on the first Distribution Date, to the Servicer, from the Total Distribution Amount remaining after the application of clauses (i) through
  (iv), the Servicing Fee;

    (vi) to the Reserve Account, the Total Distribution Amount remaining after the application of clauses (i) through (v), until the amount on deposit therein equals the Specified Reserve Account Balance;

    (vii) on the first Distribution Date, to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (ii), (iv), (v) and (vi), the Certificateholders' Interest Distributable Amount;

    (viii) to the Certificate Distribution Account, from the Total Distribution Amount remaining after the application of clauses (i) through
  (vii), the Certificateholders' Principal Distributable Amount; and

    (ix) the remainder, if any, to Compass Auto.

  In addition, on each Distribution Date, if the Total Distribution Amount is insufficient to make payments pursuant to clauses (i), (ii) or (iv) above, funds will be withdrawn from the Reserve Account to the extent of available amounts on deposit therein to make such payments in the same priority in clauses (i), (ii) and (iv) as set forth above. See "Description of the Transfer and Servicing Agreements--Accounts" herein.

  Notwithstanding the foregoing, upon the occurrence of an Event of Default and acceleration of the Notes and until such Event of Default has been rescinded, (i) the Total Distribution Amount remaining after payments pursuant to clauses (i) and (ii) above will be deposited in the Note Distribution Account until each class of Notes has been paid in full and (ii) amounts deposited in the Note Distribution Account will be paid to the Holders of the Class A-1 Notes until the Class A-1 Notes have been paid in full, and thereafter will be paid to the Holders of the Class A-2 Notes and Class A-3 Notes pro rata based on amounts owing to each such class until the Class A-2 and Class A-3 Notes have been paid in full.

  For purposes hereof, the following terms have the following meanings:

    "Certificateholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Certificateholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that was actually deposited into the Certificate Distribution Account on such preceding Distribution Date, plus interest on such excess, to the extent
  permitted by law, at the rate of    % per annum from such preceding
  Distribution Date to but excluding such current Distribution Date.

    "Certificateholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (i) the Certificateholders' Monthly Interest Distributable Amount for such Distribution Date and (ii) the Certificateholders' Interest Carryover Shortfall for such Distribution Date.

    "Certificateholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of one-twelfth (or, in the
  case of the first Distribution Date,    days divided by 360) multiplied by
     % multiplied by the Adjusted Certificate Balance on the preceding Distribution Date, after giving effect to all Writeoff Amounts allocated to the Certificates and payments in respect of principal to the Holders of the Certificates in either case on or prior to such preceding Distribution Date (or, in the case of the first Distribution Date, the initial Certificate Balance on the Closing Date).

    "Certificateholders' Monthly Principal Distributable Amount" means, with respect to each Distribution Date, the Certificateholders' Percentage of the Principal Distribution Amount.

    "Certificateholders' Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Certificateholders' Monthly Principal Distributable Amount and any outstanding Certificateholders' Principal Carryover Shortfall from the preceding Distribution Date, over the amount in respect of principal of the Certificates that was actually deposited into the Certificate Distribution Account on such preceding Distribution Date.

    "Certificateholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (i) the Certificateholders' Monthly Principal Distributable Amount for such Distribution Date and (ii) the Certificateholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date; provided, that the Certificateholders' Principal Distributable Amount shall not exceed the Adjusted

  Certificate Balance. In addition, on the final scheduled distribution date for the Certificates, the principal required to be distributed to Certificateholders will include the lesser of (a) any principal due and remaining unpaid on each Receivable in the Trust as of April 30, 2004, and
  (b) the amount that is necessary (after giving effect to the other amounts to be deposited into the Certificate Distribution Account on such Distribution Date and allocable to principal) to reduce the Adjusted Certificate Balance to zero.

    "Class A-1 Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class A-1 Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class A-1 Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest on the Class A-1 Notes that was actually paid to Holders of the Class A-1 Notes on the preceding Distribution Date, plus interest on the amount of interest due but not paid to Holders of the Class A-1 Notes on the preceding Distribution Date, to the extent permitted by law, in an amount equal to the product of (i) the quotient of the number of days elapsed in the related Interest Period divided by 360 multiplied by (ii) the Class A-1 Interest Rate multiplied by (iii) the amount of such interest due but not paid in respect of the Class A-1 Notes.

    "Class A-1 Noteholders' Interest Distributable Amount" means, the sum of
  (i) the Class A-1 Noteholders' Monthly Interest Distributable Amount and
  (ii) the Class A-1 Noteholders' Interest Carryover Shortfall, in each case for such Distribution Date.

    "Class A-1 Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i) the quotient of the number of days elapsed during the related Interest Period divided by 360 multiplied by (ii) the Class A-1 Interest Rate multiplied by (iii) the outstanding principal amount of the Class A-1 Notes on the preceding Distribution Date after giving effect to all payments of principal to the Holders of the Class A-1 Notes on or prior to such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal amount of the Class A-1 Notes on the Closing Date).

    "Class A-1 Noteholders' Monthly Principal Distributable Amount" means, with respect to each Distribution Date through the Distribution Date on which the outstanding principal amount of the Class A-1 Notes has been reduced to zero, the Noteholders' Percentage of the Principal Distribution Amount for such Distribution Date.

    "Class A-1 Noteholders' Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class A-1 Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount that was actually deposited into the Note Distribution Account in respect of principal of the Class A-1 Notes on such preceding Distribution Date.

    "Class A-1 Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (i) the Class A-1 Noteholders' Monthly Principal Distributable Amount for such Distribution Date, and (ii) the Class A-1 Noteholders' Principal Carryover Shortfall for such Distribution Date; provided, that the sum of clauses (i) and (ii) shall not exceed the outstanding principal amount of the Class A-1 Notes, and, on July 15, 1999, the Class A-1 Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited into the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-1 Notes to zero.

    "Class A-2 Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class A-2 Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class A-2 Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest on the Class A-2 Notes that was actually paid to Holders of the Class A-2 Notes on the preceding Distribution Date, plus interest on the amount of interest due but not paid to Holders of the Class A-2 Notes on the preceding Distribution Date, to the extent permitted by law, in an amount equal to the product of (i) the quotient of the number of days elapsed in the related Interest Period divided by 360 multiplied by (ii) the Class A-2 Interest Rate multiplied by (iii) the amount of such interest due but not paid in respect of the Class A-2 Notes.

    "Class A-2 Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (i) the Class A-2 Noteholders' Monthly Interest Distributable Amount and (ii) the Class A-2 Noteholders' Interest Carryover Shortfall, in each case for such Distribution Date.

    "Class A-2 Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of (i) the quotient of the number of days elapsed during the related Interest Period divided by 360 multiplied by (ii) the Class A-2 Interest Rate multiplied by (iii) the outstanding principal amount of the Class A-2 Notes on the preceding Distribution Date after giving effect to all payments of principal to the Holders of the Class A-2 Notes on or prior to such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal amount of the Class A-2 Notes on the Closing Date).

    "Class A-2 Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date on and after the Distribution Date on which the outstanding principal amount of the Class A-1 Notes has been reduced to zero, the Noteholders' Percentage of the Principal Distribution Amount for such Distribution Date (less the portion thereof, if any, applied to reduce the outstanding principal amount of the Class A-1 Notes to zero on such Distribution Date).

    "Class A-2 Noteholders' Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class A-2 Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount that was actually deposited into the Note Distribution Account in respect of principal of the Class A-2 Notes on such preceding Distribution Date.

    "Class A-2 Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (i) the Class A-2 Noteholders' Monthly Principal Distributable Amount for such Distribution Date, and (ii) the Class A-2 Noteholders' Principal Carryover Shortfall for such Distribution Date; provided, that the sum of clauses (i) and (ii) will not exceed the outstanding principal amount of the Class A-2 Notes, and, on August 15, 2000, the Class A-2 Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited into the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-2 Notes to zero.

    "Class A-3 Noteholders' Interest Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class A-3 Noteholders' Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class A-3 Noteholders' Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest on the Class A-3 Notes that was actually paid to Holders of the Class A-3 Notes on the preceding Distribution Date, plus interest on the amount of interest due but not paid to Holders of the Class A-3 Notes on the preceding Distribution Date, to the extent permitted by law, in an amount equal to the product of one-twelfth multiplied by the Class A-3 Interest Rate multiplied by the amount of such interest due but not paid in respect of the Class A-3 Notes.

    "Class A-3 Noteholders' Interest Distributable Amount" means, with respect to any Distribution Date, the sum of (i) the Class A-3 Noteholders' Monthly Interest Distributable Amount and (ii) the Class A-3 Noteholders' Interest Carryover Shortfall, in each case for such Distribution Date.

    "Class A-3 Noteholders' Monthly Interest Distributable Amount" means, with respect to any Distribution Date, the product of one-twelfth (or, in
  the case of the first Distribution Date,    days divided by 360) multiplied
  by the Class A-3 Interest Rate multiplied by the outstanding principal amount of the Class A-3 Notes on the preceding Distribution Date after giving effect to all payments of principal to the Holders of the Class A-3 Notes on or prior to such preceding Distribution Date (or, in the case of the first Distribution Date, the outstanding principal amount of the Class A-3 Notes on the Closing Date).

    "Class A-3 Noteholders' Monthly Principal Distributable Amount" means, with respect to any Distribution Date on and after the Distribution Date on which the outstanding principal amount of the Class A-2 Notes has been reduced to zero, the Noteholders' Percentage of the Principal Distribution Amount for such Distribution Date (less the portion thereof, if any, applied to reduce the outstanding principal amount of the Class A-2 Notes to zero on such Distribution Date).

    "Class A-3 Noteholders' Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of the Class A-3 Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount that was actually deposited into the Note Distribution Account in respect of principal of the Class A-3 Notes on such preceding Distribution Date.

    "Class A-3 Noteholders' Principal Distributable Amount" means, with respect to any Distribution Date, the sum of (i) the Class A-3 Noteholders' Monthly Principal Distributable Amount for such Distribution Date, and (ii) the Class A-3 Noteholders' Principal Carryover Shortfall for such Distribution Date; provided, that the sum of clauses (i) and (ii) will not exceed the outstanding principal amount of the Class A-3 Notes, and, on May 15, 2004, the Class A-3 Noteholders' Principal Distributable Amount will include the amount, to the extent of available funds, necessary (after giving effect to the other amounts to be deposited into the Note Distribution Account on such Distribution Date and allocable to principal) to reduce the outstanding principal amount of the Class A-3 Notes to zero.

    "Disposition Adjustment Amount" means, with respect to any Receivable that became a Defaulted Receivable pursuant to clause (x) of the definition of "Defaulted Receivable", the remainder of (i) the outstanding principal amount of such Receivable as of the date such Receivable became a Defaulted Receivable minus (ii) the Initial Chargeoff Amount related to such Receivable.

    "Initial Chargeoff Amount" means, with respect to any Receivable that becomes a Defaulted Receivable pursuant to clause (x) of the definition of "Defaulted Receivable," the principal amount charged off by the Servicer prior to the disposition of the related Financed Vehicle in accordance with the collection policy in effect on the date of such chargeoff.

    "Noteholders' Distributable Amount" means, for any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

    "Noteholders' Interest Distributable Amount" means, for any Distribution Date, the sum of (i) the Class A-1 Noteholders' Interest Distributable Amount, (ii) the Class A-2 Noteholders' Interest Distributable Amount and
  (iii) the Class A-3 Noteholders' Interest Distributable Amount.

    "Noteholders' Principal Distributable Amount" means, for any Distribution Date, the sum of (i) the Class A-1 Noteholders' Principal Distributable Amount, (ii) the Class A-2 Noteholders' Principal Distributable Amount and
  (iii) the Class A-3 Noteholders' Principal Distributable Amount, in each case as of such Distribution Date.

    "Principal Distribution Amount" means, with respect to any Distribution Date, the sum (without duplication) of (i) the principal portion of all Collected Funds for such Distribution Date (other than Liquidation Proceeds received with respect to Defaulted Receivables), (ii) the outstanding principal balance of all Receivables that became Defaulted Receivables during the related Collection Period (other than Receivables that became Defaulted Receivables pursuant to clause (x) of the definition of "Defaulted Receivables" and Receivables repurchased by the Sellers or purchased by the Servicer) as determined on the respective dates such Receivables became Defaulted Receivables, (iii) the aggregate of the Initial Chargeoff Amounts of all Receivables that became Defaulted Receivables pursuant to clause (x) of the definition of "Defaulted Receivable" during the Collection Period relating to the previous Distribution Date, (iv) the Disposition Adjustment Amount with respect to all Receivables that became Defaulted Receivables pursuant to clause (x) of the definition of "Defaulted Receivable," the related Financed Vehicles of which were disposed of by Servicer during the related Collection Period, and (v) the principal portion of the Repurchase Amount of all Receivables that were repurchased by the Sellers or purchased by the Servicer during the related Collection Period.

  On each Distribution Date, all amounts on deposit in the Note Distribution Account will generally be paid in the following order of priority:

    (i) without regard to class, to the applicable Noteholders, accrued and unpaid interest on the outstanding principal balance of the applicable class of Notes at the applicable Interest Rate;

    (ii) to the Class A-1 Noteholders in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero;

    (iii) to the Class A-2 Noteholders in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero; and

    (iv) to the Class A-3 Noteholders in reduction of principal until the principal balance of the Class A-3 Notes has been reduced to zero.

  Notwithstanding the foregoing, on any Distribution Date occurring during the continuation of an Event of Default and acceleration of the Notes, payments will be made in accordance with clauses (i) and (ii) above, and then will be made to the Class A-2 Noteholders and Class A-3 Noteholders pro rata based on the outstanding principal amount of the Class A-2 Notes and Class A-3 Notes until the Class A-2 Notes and Class A-3 Notes have been paid in full.

  On each Distribution Date, all amounts on deposit in the Certificate Distribution Account will be distributed to the Certificateholders.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

GENERAL

  The Receivables are "chattel paper" as defined in the Uniform Commercial Code (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. In order to protect Compass Auto's, the Company's, the Trust's and the Indenture Trustee's respective interests in the Receivables, each Seller, Compass Auto, the Company, the Trust and the Indenture Trustee as applicable, will file or cause to be filed UCC-1 financing statements with the appropriate governmental authorities as required to perfect Compass Auto's, the Company's, the Trust's and the Indenture Trustee's respective interests in the Receivables and their proceeds. Under the First Tier Receivables Purchase Agreement, the Sellers will be obligated to maintain the perfection of Compass Auto's ownership interest in the Receivables, which in turn will be obligated to maintain the perfection of the Company's ownership interest in the Receivables under the Second Tier Receivables Purchase Agreement. Under the Sale and Servicing Agreement, the Servicer will be obligated to maintain the perfection of Trust's ownership in the Receivables. It should be noted, however, that a purchaser of, or a secured party that takes a security interest in, chattel paper who gives new value and takes possession of it in the ordinary course of such purchaser's or secured party's business has priority over a security interest in the chattel paper that is perfected by filing UCC-1 financing statements and not by possession by the original secured party, if such purchaser or secured party acts without knowledge that the specific chattel paper is subject to a security interest. Any such purchaser or secured party would not be deemed to have such knowledge merely because of Compass Auto's, the Company's, the Trust's or the Indenture Trustee's UCC filings and would not learn of the sale of the Receivables from a review of the Receivables since they would not be segregated, stamped or otherwise marked to show such sale, although the Sellers' master computer records will evidence such sale. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Receivables" herein. Generally, the rights held by assignees of the Receivables (including, without limitation, the Trust and the Indenture Trustee) will be subject to (i) all the terms of the related Motor Vehicle Contract and (ii) any other defense or claim of the obligor against the assignor of such Receivable which accrues before the obligor receives notification of the assignment. Because it is not anticipated that any of the obligors would receive notice of the assignment of any of the Receivables, the Trust and the Indenture Trustee will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the Motor Vehicle Contract.

SECURITY INTERESTS IN THE FINANCED VEHICLES

  Each Seller will transfer and assign its security interests in the Financed Vehicles to Compass Auto, which in turn will transfer and assign such security interests to the Company. Such security interests will be sold and assigned by the Company to the Trust and assigned by the Trust to the Indenture Trustee for the benefit of the Noteholders. Except as set forth in the next paragraph, in most states, such assignments are effective assignments of a security interest, and in the absence of fraud, inadvertence or administrative error, the assignee succeeds thereby to the assignor's rights as secured party. In most states, in the absence of fraud or forgery by the vehicle owner or of fraud, forgery, negligence or error by the Seller or administrative error by state or local agencies, the notation of the Seller's lien on the certificates of title or ownership and/or possession of such certificates with such notation will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle.

  Because of the administrative burden and expense that would be entailed in doing so, no steps will be taken to cause new certificates of title for the Financed Vehicles to be issued identifying Compass Auto, the Company, the Trust or the Indenture Trustee as the secured party. In the absence of such action, the Trust and the Indenture Trustee may not have a perfected security interest in the Financed Vehicles and other secured parties, bankruptcy trustees and/or debtors, receivers, judgment creditors and subsequent purchasers (among others) might acquire rights in such Financed Vehicle prior to the rights of the Trust and the Indenture Trustee. By not identifying the Indenture Trustee as the secured party on the certificates of title for the Financed Vehicles, any person without notice of the assignment of the security interest would be protected in dealing with the lienholder of record as the holder of the security interest.

  If a Financed Vehicle is moved to a state other than the state in which such Financed Vehicle initially is registered, under the laws of most states, including Alabama, Arkansas and Texas, the perfected security interest in the Financed Vehicle would continue for four months after such relocation and thereafter until the owner re-registers the Financed Vehicle in such state but, in any event, not beyond the surrender of the certificate of title. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, the respective Seller must surrender possession if it holds the certificate of title to such Financed Vehicle or, in the case of Financed Vehicles originally registered in a state which provides for notation of lien but not possession of the certificate of title by the holder of the security interest in the related motor vehicle, such Seller who is listed as lienholder on the certificate of title would receive notice of surrender if the security interest in the Financed Vehicle is noted on the certificate of title. Accordingly, such Seller would have the opportunity to maintain notation of the lien on the reissued certificate of title for the Financed Vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installment sales contracts, each Seller takes steps to maintain notation of the lien on the reissued certificate of title upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an obligor under a Receivable sells a Financed Vehicle, the respective Seller must generally surrender possession of the certificate of title and, if noted as the lienholder on the relevant certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien.

  Under the laws of many states, certain possessory liens for repairs performed on a motor vehicle and storage, as well as certain rights arising from the use of a motor vehicle in connection with illegal activities, may take priority even over a perfected security interest. Certain state and federal tax liens may have priority over the lien of a secured party. Each Seller will represent in the Agreement that it has no knowledge of any such liens or adverse rights with respect to any Financed Vehicle. However, such liens or adverse rights could arise at any time during the term of a Receivable. No notice will be given to the Trustee if such a lien or adverse right arises.

ENFORCEMENT OF SECURITY INTERESTS IN VEHICLES

  The Servicer on behalf of the Trust may take action to enforce its security interest by repossession and resale of the Financed Vehicles securing the Receivables. The actual repossession may be contracted out to third party contractors. Under the UCC and laws applicable in Alabama, Arkansas, Texas and most other states, a creditor can repossess a motor vehicle securing a loan by voluntary surrender, "self-help" repossession that is "peaceful" (i.e., without breach of the peace) and, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in Alabama, Arkansas, Texas and most other states place restrictions on repossession sales, including, among other things, requiring reasonable prior notice to the debtor of the date, time and place of any public sale or the date after which any private sale will be held and commercial reasonableness in effecting such a sale. In the event of such a repossession and resale of a Financed Vehicle, the proceeds of a resale of a Financed Vehicle would be applied first to the expenses of repossession and resale and then the Trust generally would be entitled to be paid (up to the amount owing under the related Receivable) out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, released to the debtor.

  Under the UCC and laws applicable in Alabama, Arkansas, Texas and most other states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the motor vehicle securing such debtor's loan as long as all aspects of the repossession complied with applicable law and the resale was commercially reasonable. However, some states impose prohibitions or limitations on deficiency judgments. In Alabama, commercially unreasonable behavior by a creditor disposing of repossessed collateral will not result in forfeiture of a creditor's right to recover an outstanding deficiency. Instead, the damages suffered by the debtor due to the commercially unreasonable conduct will be offset against the outstanding deficiency owing to such creditor. In general, a defaulting obligor may not have sufficient assets to make the pursuit of a deficiency judgment worthwhile.

  Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, consumer protection laws, and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. To the extent applicable, such limits or delays could cause affect payments on the Notes.

CERTAIN MATTERS RELATING TO RECEIVERSHIP

  Insolvency Laws Affecting Transfers by Sellers. Compass Bank, a Seller and the initial Servicer, is an Alabama state banking corporation and is subject to regulation and supervision by the Alabama State Banking Department. Compass Bank-Texas, a Seller, is a Texas state bank and is subject to regulation and supervision by the Department of Banking of the State of Texas. If either Seller becomes insolvent or is in an unsound condition or if certain other circumstances occur, the Alabama State Banking Department, in the case of Compass Bank, or the Department of Banking of the State of Texas, in the case of Compass Bank-Texas, may request to apply to a court for an order appointing a conservator or receiver for Compass Bank or Compass Bank-Texas, as applicable. Since Compass Bank is a FDIC-insured bank, Alabama law requires the conservator or receiver to be the Alabama State Banking Department and permits the Alabama State Banking Department to request that the FDIC be appointed conservator or receiver. Similarly, as Compass Bank-Texas is also a FDIC-insured bank, Texas law requires the conservator or receiver to be the Department of Banking of the State of Texas and permits the Department of Banking of the State of Texas request that the FDIC be appointed conservator or receiver. In addition, the FDIC may appoint itself as conservator or receiver for a Seller if the FDIC determines that one or more of certain conditions exist (such as, but not limited to, such Seller's assets being insufficient for obligations, substantial dissipation of assets or earnings, the existence of unsafe or unsound conditions, the willful violation of a cease and desist order, concealment of records or assets, inability to meet obligations, the incurrence (or likelihood) of losses resulting in depletion of substantially all of its capital, violations of law likely to cause financial deterioration, cessation of insured status or undercapitalization of such Seller).

  The FDIA sets forth certain powers that the FDIC in its capacity as conservator or receiver for a Seller could exercise. To the extent that a Seller has granted a security interest in the Receivables and that security interest was validly perfected before the appointment of the FDIC as conservator or receiver and before such Seller's insolvency, and certain other conditions are satisfied, including that such security interest was not taken in contemplation of the insolvency of such Seller, was not taken with the intent to hinder, delay or defraud such Seller or the creditors of such Seller and was not granted for the benefit of any affiliate of such Seller, such security interest should be enforceable (to the extent of the secured party's "actual direct compensatory damages") and should not be subject to avoidance by the FDIC, as receiver or conservator for such Seller, and, therefore, in such circumstances, payments to the secured party with respect to the Receivables (up to the amount of such damages) should not be subject to recovery by a conservator or receiver for such Seller. Because Compass Auto is an affiliate of each of the Sellers, it is not clear that if the transfer by the Sellers to Compass Auto under the First Tier Receivables Purchase Agreement were deemed to be a security interest in the Receivables, such security interest would be enforced to the extent described above. Therefore, to provide additional protection to the Noteholders and to carry out the intent of the parties, each Seller will grant a security interest directly to the Indenture Trustee for the benefit of the Noteholders pursuant to a security agreement (the "Security Agreement"), which security interest should be enforceable as described in the second preceding sentence.

  The foregoing conclusions are based on FDIC general counsel opinions and policy statements regarding the application of certain provisions of the Federal Deposit Insurance Act (as amended, the "FDIA"). However, such opinions and policy statements are not necessarily binding on the FDIC. The FDIC, if appointed as the conservator or receiver for a Seller, has the power under the FDIA to repudiate contracts, including secured contracts. The FDIA provides that a claim for such a repudiation is limited to "actual direct compensatory damages". On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted a statement of policy (the "RTC Policy Statement") with respect to the payment of interest on direct collateralized borrowings of savings associations. The RTC Policy Statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract to the extent secured by the collateral. However, in a case involving zero-coupon bonds issued by a savings association which were repudiated by the RTC, a federal district court in the Southern District of New York held, in 1993, that the RTC was obligated to pay holders the fair market value of repudiated bonds as of the date of repudiation. The FDIC itself has not adopted a policy statement on payment of interest on collateralized borrowings of banks. The FDIC, as conservator or receiver, would also have the rights and powers conferred under state law.

  Notwithstanding the foregoing, a tax or government lien on property of a Seller where notice of such lien has been filed before Receivables are transferred to Compass Auto, pursuant to the First Tier Receivables Purchase Agreement, or the Indenture Trustee, pursuant to the Security Agreement, may have priority over Compass Auto's and the Indenture Trustee's interest in such Receivables, and if the FDIC were appointed conservator or receiver of such Seller, certain administrative expenses of the conservator, receiver or the Alabama State Banking Department, in the case of Compass Bank, and the Department of Banking of the State of Texas, in the case of Compass Bank-Texas, may have priority over Compass Auto's and the Indenture Trustee's interest in the Receivables.

  If (i) a Seller were to become subject to a conservatorship or receivership, or a conservatorship or receivership proceeding were to be commenced involving such Seller, and (ii) the conservator or receiver for such Seller were to assert that Compass Auto's or the Indenture Trustee's interest in the Receivables should not be enforceable or should be subject to avoidance or were to require Compass Auto or the Indenture Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to such Seller as provided under the FDIA, delays in payments or distributions on the Notes and possible reductions in the amount of those payments or distributions could occur. In addition, the appointment of a receiver or conservator could result in administrative expenses of the receiver or conservator having priority over the interest of Compass Auto or the Indenture Trustee in the Receivables.

  In addition, while Compass Bank is the Servicer, cash collections held by Compass Bank may, subject to certain conditions, be commingled and used for the benefit of Compass Bank prior to the date on which such collections are required to be deposited in the Collection Account. In the event of the conservatorship or receivership of Compass Bank or, in certain circumstances, the lapse of certain time periods, Compass Auto and the Indenture Trustee may not have a perfected interest in such collections and, in such event, Compass Auto and the Indenture Trustee may suffer a loss of all or part of such collections which may result in a loss to the Holders of the Notes. In addition, in the event of a Servicer Default relating to the insolvency of the Servicer, if no Servicer Default other than such conservatorship or receivership or insolvency exists, the conservator or receiver for the Servicer may have the power to prevent the appointment of a successor Servicer. The appointment of a receiver or conservator could adversely affect Compass Bank's ability to repurchase ineligible Receivables from the Trust and could result in administrative expenses of the receiver or conservator having priority over the interest of Compass Auto or the Indenture Trustee in the Receivables.

  Insolvency Laws Affecting Transfers by Compass Auto and the Company. Each of Compass Auto and the Company has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by its Parent under an Insolvency Law will result in the consolidation of the assets and liabilities of Compass Auto or the Company, as applicable, with those of its Parent. These steps include the creation of each of Compass Auto and the Company as a separate, limited-purpose entity pursuant to such entity's organizational documents, which contain limitations (including restrictions on the nature of such entity's business) and a restriction on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of the members of the board of directors of such entity. Pursuant to the Receivables Purchase Agreements and the Sale and Servicing Agreement, the Servicer, each Seller and the Indenture Trustee will each agree not to invoke the Insolvency Laws with respect to Compass Auto, the Company or the Trust until the date which is one year and one day following the payment in full of all amounts due in respect of the Notes.

  Each of Compass Auto and the Company believes that a court would conclude that its assets and liabilities would not be consolidated with the assets and liabilities of its Parent in the event of the application of the federal bankruptcy laws to its Parent. If a court concluded otherwise, or a filing were made under any Insolvency Law by or against Compass Auto or the Company, or if an attempt were made to litigate any of the foregoing issues, delays in payments on the Notes (and possible reductions in the amount of such payments) could occur. In a 1993 case, the United States Court of Appeals for the Tenth Circuit found that accounts sold prior to a bankruptcy should be treated as part of the bankruptcy estate of the seller of such accounts. If Compass Auto, the Company or either of their Parents were to become a debtor in a bankruptcy proceeding and a court applied the reasoning of the Circuit Court reflected in the case described above to chattel paper, delays in payments to Noteholders could occur or reductions in the amounts of such payments could result.

  Each of Compass Auto and the Company intends that the transfers of Receivables under the Second Tier Receivables Purchase Agreement and the Sale and Servicing Agreement, respectively, will constitute sales, rather than pledges of the Receivables to secure indebtedness of Compass Auto or the Company, as applicable. However, if either of Compass Auto or the Company were to become a debtor under any Insolvency Laws, a creditor or trustee in bankruptcy of such entity as debtor-in-possession might argue that such sales of Receivables by such entity were pledges of Receivables rather than sales, and if such position--that the transfer of Receivables were pledges rather than sales or otherwise should be treated as part of the bankruptcy estate of such entity--were presented to or accepted by a court, then delays in payments to Noteholders could occur or reductions in the amounts of such payments could result. In addition, if the transfer of any Receivables is recharacterized as a pledge, then a tax lien, governmental lien or other lien created by operation of law on the property of such entity could have priority over the Indenture Trustee's security interest in such Receivables.

OTHER MATTERS

  Numerous federal and state consumer protection laws may impose requirements applicable to the origination of and lending pursuant to the Receivables (and liability on the Dealers, the relevant Seller or their assignees, including the Trust, for failure to comply with those requirements), including, but not limited to, the Truth in Lending Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Magnuson-Moss Warranty-Federal Trade Commission Improvement Act, and the Federal Trade Commission Act.

  The Federal Trade Commission rule regarding the preservation of consumer claims and defenses (the "FTC Rule"), other state statutes and/or the common law in certain states have the effect of subjecting any assignee of a consumer credit contract (which would include the relevant Seller, the Company and the Trust) to all claims and defenses which the obligor in the transaction could assert against the seller of the goods obtained pursuant to, or with the proceeds of, the contract. Liability of a subsequent holder under the FTC Rule is limited to the amounts paid by the obligor under the contract, and a subsequent holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The Uniform Consumer Credit Code and similar statutes applicable in certain states contain provisions which generally duplicate all or a portion of this rule. However, in some states these statutes may contain liability provisions different from those in the FTC Rule. For example, in Alabama an assignee's liability in a consumer credit transaction may not exceed the amount owing to the assignee at the time the claim or defense is asserted against the assignee.

  The First Tier Receivables Purchase Agreement will set forth criteria that must be satisfied by each Receivable, and such criteria will provide, among, other things, that each Receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the Trust for violation of any law and such claim materially and adversely affects the Trust's interest in a Receivable, such violation would result in the failure to satisfy a criterion in the Agreement and would create an obligation of the related Seller to repurchase the Receivable unless such failed criterion is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Receivables" herein.

REPURCHASE OBLIGATION

  Under the First Tier Receivables Purchase Agreement, each Receivable must satisfy certain criteria, and such criteria relate to, among other things, the validity, perfection and priority of the security interest of the Trust in each Financed Vehicle (subject to the possible limitations on the ability to assign a perfected security interest in a Financed Vehicle governed by Texas law). See "--Security Interest in the Financed Vehicles" above. Accordingly, if any defect exists in the perfection of the security interest of the Trust in any Financed Vehicle and such defect materially and adversely affects the Trust's interest in a Receivable, such defect would result in the failure to satisfy a criterion in the First Tier Receivables Purchase Agreement and would create an obligation of the related Seller to repurchase such Receivable unless such failed criterion is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Receivables" herein.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the anticipated material Federal income tax consequences of the purchase, ownership and disposition of the Notes. The summary does not purport to deal with Federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of Noteholders that are insurance companies, regulated investment companies or dealers in securities. This discussion is directed to prospective purchasers who purchase Notes in the initial distribution thereof and who hold the Notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Prospective investors are urged to consult their own tax advisors in determining the Federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

  The following summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. The Trust will be provided with an opinion of Federal Tax Counsel regarding certain Federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the Internal

Revenue Service (the "IRS") or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS.

TAX CHARACTERIZATION OF THE TRUST

  Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for Federal income tax purposes. This opinion will be based upon the assumption of compliance by all parties with the terms of the Trust Agreement and related documents.

  If the Trust were taxable as a corporation for Federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

  Treatment of the Notes as Indebtedness. The Company will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for Federal, state and local income and franchise tax purposes. Federal Tax Counsel will advise the Trust that the Notes will be classified as debt for Federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

  OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) is a de minimis amount (i.e., less than 3% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations.

  Interest Income on the Notes. Based upon the above assumptions, except as discussed below, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a holder of a Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

  A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. Under the OID Regulations, all stated interest will be treated as OID. An accrual basis holder of a Short-Term Note (and certain cash basis holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

  Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a Note will be taxed at a maximum rate of 39.6% if the Note is held for not more than 12 months, at 28% if the Note is held for more than 12 months, but not more than 18 months, and at 20% if the Note is held for more than 18 months.

  Foreign Holders. Interest paid (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest," and generally will not be subject to United States Federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and (ii) satisfies the statement requirement set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder. To satisfy this requirement, the foreign person, or a financial institution holding the Note on behalf of such foreign person, must provide, in accordance with specified procedures, a paying agent of the Trust with a statement to the effect that the foreign person is not a United States person. Currently these requirements will be met if (x) the foreign person provides his name and address, and certifies, under penalties of perjury, that he is not a United States person (which certification may be made on an IRS Form W-8) or (y) a financial institution holding the Note on behalf of the foreign person certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under recently finalized Treasury regulations (the "Final Regulations"), the statement requirement may also be satisfied with other documentary evidence with respect to an offshore account or through certain foreign intermediaries. The Final Regulations will generally be effective for payments made after December 31, 1999.

  If such interest is not "portfolio interest," then it will be subject to a 30% withholding tax unless the foreign person provides the Trust or its paying agent, as the case may be, with a properly executed (i) IRS Form 1001 (or successor form) claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty or (ii) IRS Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the foreign person's conduct of a trade or business in the United States. Under the Final Regulations, a foreign person will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

  If a foreign person is engaged in a trade or business and interest on the
Note is effectively connected with the conduct of such trade or business in the United States, the foreign person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States person. In addition, if such foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments.

  Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States Federal income and withholding tax; provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

  Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct Federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust will be required to withhold 31% of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability. The Final Regulations make certain modifications to the backup withholding and information reporting rules. Prospective investors are urged to consult their own tax advisors regarding the Final Regulations.

  Possible Alternative Treatments of the Notes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for Federal income tax purposes, the Notes might be treated as equity interests in the Trust. In such a case, the Trust would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign holders might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

                        CERTAIN STATE TAX CONSEQUENCES

  Alabama Tax Counsel will deliver its opinion to the effect that (i) if the characterization of the Notes as debt is recognized for Federal income tax purposes, the Notes will also be recognized as debt for Alabama state tax purposes and (ii) if the Trust is not classified for Federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation, it will also not be classified as such for Alabama state income tax purposes. If the Trust were taxable as a corporation for Alabama state income tax purposes, the Trust would be subject to Alabama corporate income tax on its taxable income. Any such corporate income tax could materially reduce cash available to make payments on the Notes.

  Prospective investors are urged to consult their own tax advisors in determining the Alabama state and any other state tax consequences to them of the purchase, ownership and disposition of the Notes.

                             ERISA CONSIDERATIONS

  Subject to the following discussion the Notes may be acquired by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and Keogh plans (each a "Benefit Plan"). Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and
Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

  Certain transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes are treated as debt for local law purposes, the Sellers believe that, at the time of their issuance, the Notes should not be treated as an equity interest in the Trust for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses.

  However, without regard to whether the Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, Compass Auto, the Indenture Trustee or the Owner Trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." By acquiring a Note, each purchaser will be deemed to represent that either (i) it is not acquiring the Notes with the assets of a Benefit Plan; or (ii) the acquisition and holding of the Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

  Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements, however governmental plans may be subject to comparable state law restrictions.

  A plan fiduciary considering the purchase of Notes should consult its legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Company has agreed to cause the Trust to sell to Credit Suisse First Boston Corporation and Goldman, Sachs & Co. (the "Underwriters"), and each Underwriter has agreed to purchase, the principal amount of the Notes set forth opposite its name below:

                                           CLASS A-1    CLASS A-2    CLASS A-3
UNDERWRITERS                                 NOTES        NOTES        NOTES
------------                              ------------ ------------ ------------
Credit Suisse First Boston Corporation... $            $            $
Goldman, Sachs & Co...................... $            $            $
                                          ------------ ------------ ------------
    Total................................ $            $            $
                                          ============ ============ ============

  Compass Bank may directly place Notes (the "Seller Placed Notes") at the price to the public set forth on the cover page of this Prospectus Supplement. With respect to any Seller Placed Notes actually placed by Compass Bank, Compass Bank will be entitled to a commission from the Issuer in an amount equal to the initial concessions referred to below. Payment and delivery of such Seller Placed Notes will occur on the date of delivery of the Notes underwritten by the underwriters (the "Underwritten Notes"). The purchase and sale of the Seller Placed Notes will not be subject to conditions, except that
(i) the purchase by the purchaser of the Seller Placed Notes is not on the date of the delivery thereof prohibited under the laws of any jurisdiction in the United States to which such purchaser is subject, and (ii) the Underwritten Notes have been sold to the Underwriters.

  Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the Notes offered hereby, if any are taken.

  The Underwriters propose to offer the Notes in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at such price less a
concession not in excess of    % per Class A-1 Note,    % per Class A-2 Note
and   % per Class A-3 Note. The amounts of the concessions allowed may vary from dealer to dealer. After the initial public offering, the public offering price and such concessions may be changed.

  The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by such syndicate member are purchased in a syndicate covering transactions and penalty bids may cause the prices of the Notes to be higher than they would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

  The Notes are a new issue of securities with no established trading market. The Trust has been advised by the Underwriters that they intend to make a market in the Notes, but neither Underwriter is obligated to make such a market and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes. Compass Bank will not make a market in the Notes.

  The Sellers have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

                                LEGAL OPINIONS

  The validity of the Certificates will be passed upon for the Sellers by Jerry W. Powell, General Counsel and Secretary of Compass Bank, and certain other legal matters will be passed upon for the Trust and the Sellers by Balch & Bingham LLP, and by Mayer, Brown & Platt. Certain legal matters will be passed upon for the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York.

                               GLOSSARY OF TERMS

TERM                                                                        PAGE
----                                                                        ----
ABS....................................................................     S-25
ABS Table..............................................................     S-25
Adjusted Certificate Balance...........................................     S-33
Alabama Tax Counsel....................................................     S-10
Applicant..............................................................     S-17
Average Delinquency Ratio..............................................     S-34
Benefit Plan...........................................................     S-49
CBI....................................................................     S-19
Cede...................................................................      S-2
Certificate Ratio......................................................     S-31
Certificateholders' Interest Carryover Shortfall.......................     S-37
Certificateholders' Interest Distributable Amount......................     S-37
Certificateholders' Monthly Interest Distributable Amount..............     S-37
Certificateholders' Monthly Principal Distributable Amount.............     S-37
Certificateholders' Percentage.........................................     S-33
Certificateholders' Principal Carryover Shortfall......................     S-37
Certificateholders' Principal Distributable Amount.....................     S-37
Certificates........................................................... S-1, S-4
Class A-1 Interest Rate................................................      S-5
Class A-1 Noteholders' Interest Carryover Shortfall....................     S-38
Class A-1 Noteholders' Interest Distributable Amount...................     S-38
Class A-1 Noteholders' Monthly Interest Distributable Amount...........     S-38
Class A-1 Noteholders' Monthly Principal Distributable Amount..........     S-38
Class A-1 Noteholders' Principal Carryover Shortfall...................     S-38
Class A-1 Noteholders' Principal Distributable Amount..................     S-38
Class A-1 Notes........................................................ S-1, S-3
Class A-2 Interest Rate................................................      S-5
Class A-2 Noteholders' Interest Carryover Shortfall....................     S-38
Class A-2 Noteholders' Monthly Principal Distributable Amount..........     S-39
Class A-2 Noteholders' Principal Carryover Shortfall...................     S-39
Class A-2 Noteholders' Principal Distributable Amount..................     S-39
Class A-2 Noteholders' Interest Distributable Amount...................     S-39
Class A-2 Noteholders' Monthly Interest Distributable Amount...........     S-39
Class A-2 Notes........................................................ S-1, S-3
Class A-3 Interest Rate................................................      S-5
Class A-3 Noteholders' Interest Carryover Shortfall....................     S-39
Class A-3 Noteholders' Interest Distributable Amount...................     S-39
Class A-3 Noteholders' Monthly Interest Distributable Amount...........     S-39
Class A-3 Noteholders' Monthly Principal Distributable Amount..........     S-39
Class A-3 Noteholders' Principal Carryover Shortfall...................     S-40
Class A-3 Noteholders' Principal Distributable Amount..................     S-40
Class A-3 Notes........................................................ S-1, S-3
Closing Date...........................................................      S-4
Code...................................................................     S-46
Collected Funds........................................................     S-36
Collection Account.....................................................      S-8
Collection Period......................................................      S-7
Company................................................................      S-1
Compass Auto...........................................................      S-1

TERM                                                                        PAGE
----                                                                        ----
Compass Bank.........................................................        S-2
Compass Bank-Texas...................................................        S-2
Contract Rate........................................................       S-22
Cumulative Net Loss Ratio............................................       S-35
Cutoff Date..........................................................        S-4
Dealer Agreements....................................................        S-4
Dealer States........................................................       S-16
Dealers..............................................................        S-4
Defaulted Receivable.................................................       S-18
Delinquency Ratio....................................................       S-35
Disposition Adjustment Amount........................................       S-40
Distribution Date....................................................   S-2, S-5
DTC..................................................................   S-2, S-4
ERISA................................................................       S-49
Exchange Act.........................................................        S-2
FDIA................................................................. S-11, S-44
FDIC.................................................................        S-1
Federal Tax Counsel..................................................       S-10
Final Regulations....................................................       S-48
Financed Vehicles....................................................        S-4
First Tier Receivables Purchase Agreement............................        S-2
foreign person.......................................................       S-48
FRB..................................................................       S-29
FTC Rule.............................................................       S-46
Holders..............................................................        S-5
Indenture............................................................        S-1
Indenture Trustee....................................................   S-1, S-3
Initial Chargeoff Amount.............................................       S-40
Insolvency Laws......................................................       S-12
Interest Period......................................................        S-6
Interest Rates.......................................................        S-5
IRS..................................................................       S-47
Issuer...............................................................        S-3
Liquidation Proceeds.................................................       S-36
Motor Vehicle Contracts..............................................        S-4
Net Charge-Offs......................................................       S-21
Noteholders..........................................................        S-5
Noteholders' Interest Distributable Amount...........................       S-40
Noteholders' Percentage..............................................       S-30
Noteholders' Principal Distributable Amount..........................       S-40
Noteholders' Distributable Amount....................................       S-40
Notes................................................................   S-1, S-3
OID..................................................................       S-47
OID Regulations......................................................       S-47
Owner Trustee........................................................   S-1, S-3
Parent...............................................................       S-12
Pool Balance.........................................................        S-7
Principal Distribution Amount........................................       S-40
Pro Rata Notes.......................................................       S-32
Prospectus...........................................................        S-2
PTCE.................................................................       S-50

TERM                                                                        PAGE
----                                                                        ----
Rating Agencies......................................................       S-14
Receivables..........................................................   S-2, S-4
Receivables Purchase Agreements......................................        S-2
Record Date..........................................................        S-5
Regulation...........................................................       S-47
Reserve Account Increase Condition...................................       S-35
Reserve Account Initial Deposit......................................        S-7
RTC..................................................................       S-12
RTC Policy Statement.................................................       S-44
Sale and Servicing Agreement.........................................        S-2
Schedule of Receivables..............................................       S-33
Second Tier Receivables Purchase Agreement...........................        S-2
Securities...........................................................        S-4
Security Agreement................................................... S-11, S-44
Securityholders......................................................        S-5
Seller...............................................................        S-3
Seller Placed Notes..................................................       S-50
Sellers..............................................................        S-3
Servicer.............................................................        S-3
Short-Term Note......................................................       S-47
Specified Reserve Account Balance....................................        S-8
Supplemental Servicing Fee...........................................       S-35
Target Certificate Ratio.............................................       S-31
Total Distribution Amount............................................       S-36
Transfer and Servicing Agreements....................................       S-33
Trust................................................................   S-1, S-3
Trust Agreement......................................................        S-1
Trust Property.......................................................        S-5
UCC..................................................................       S-41
Underwriters.........................................................       S-50
Underwriting Agreement...............................................       S-50
Underwritten Notes...................................................       S-50
Writeoff Amount......................................................       S-33

                  SUBJECT TO COMPLETION, DATED JUNE 19, 1998

                                  PROSPECTUS

                CREDIT SUISSE FIRST BOSTON AUTO RECEIVABLES AND
                         RECEIVABLES SECURITIES TRUSTS

                              Asset Backed Notes
                           Asset Backed Certificates

                                  -----------

                      Asset Backed Securities Corporation
                                    Company

                                  -----------

  The Asset Backed Notes (the "Notes") and the Asset Backed Certificates (the "Certificates" and, collectively with the Notes, the "Securities") described herein may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each Series of Securities will be issued by a trust (each, a "Trust") to be formed with respect to such Series and may include one or more classes of Notes and/or one or more classes of Certificates. The property of each Trust will include assets composed of (a) Primary Assets, which may include (A) (i) one or more pools of motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, recreational vehicles (including motor homes, van campers and travel trailers), vans and light duty trucks (the "Receivables"), and security interests in the vehicles financed thereby or (ii) Collateral Certificates (as defined herein), (B) Government Securities (as defined herein), and (C) Private Label Custody Receipt Securities (as defined herein), (b) certain monies due or received under the terms of the Primary Assets, on or after the applicable cutoff date, (c) the rights to certain credit and cash flow enhancement as described herein and (d) a de minimis amount of certain other property ancillary thereto, in each case as more fully described herein and in the related Prospectus Supplement. The Primary Assets either will be sold to a Trust by Asset Backed Securities Corporation, a Delaware corporation (the "Company"), or the Company will transfer funds to a Trust in exchange for the Certificates. Such Trust will use such funds to purchase the Primary Assets, in each case as described in the related Prospectus Supplement.

  To the extent specified in the related Prospectus Supplement, each class of Securities of any Series will represent the right to receive a specified amount of payments of principal and interest on the related Primary Assets, at the rates, on the dates and in the manner described herein and in the related Prospectus Supplement. As more fully described herein and in the related Prospectus Supplement, distributions on any class of Securities may be senior or subordinate to distributions on one or more other classes of Securities of the same Series, and payments on the Certificates of a Series may be subordinated in priority to payments on the Notes of such Series. If provided in the related Prospectus Supplement, a Series of Securities may include one or more classes of Securities entitled to principal distributions with disproportionate, nominal or no distributions in respect of interest, or to interest distributions with disproportionate, nominal or no distributions in respect of principal.

    PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK
                                  FACTORS" ON
     PAGE 14 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

  THE NOTES OF A SERIES WILL  REPRESENT OBLIGATIONS OF, AND THE CERTIFICATES
    OF A SERIES WILL REPRESENT  BENEFICIAL INTERESTS IN, THE RELATED TRUST
      ONLY, AND WILL  NOT REPRESENT OBLIGATIONS OF OR  INTERESTS IN, AND
        ARE NOT GUARANTEED  OR INSURED BY, CREDIT  SUISSE FIRST BOSTON
          CORPORATION,   THE  COMPANY,   ANY  OF   THEIR  RESPECTIVE
            AFFILIATES, OR ANY GOVERNMENTAL AGENCY.

PROSPECTIVE  INVESTORS SHOULD CONSIDER THE LIMITATIONS DISCUSSED  UNDER "ERISA
 CONSIDERATIONS"  HEREIN AND IN  THE PROSPECTUS SUPPLEMENT.  THESE SECURITIES
  HAVE  NOT BEEN  APPROVED OR  DISAPPROVED  BY THE  SECURITIES AND  EXCHANGE
   COMMISSION OR  ANY STATE SECURITIES  COMMISSION, NOR HAS  THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
     THE ACCURACY OR  ADEQUACY OF THIS  PROSPECTUS. ANY REPRESENTATION  TO
     THE CONTRARY IS A CRIMINAL OFFENSE.

  Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Securities of any Series unless accompanied by a Prospectus Supplement.

                          CREDIT SUISSE FIRST BOSTON

                This date of this Prospectus is June    , 1998.

                             PROSPECTUS SUPPLEMENT

  The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to each Class of such Securities: (i) the interest rate and authorized denominations, as applicable, of each Class of such Securities; (ii) certain information concerning the Primary Assets and the related Seller and Servicer, as applicable; (iii) the terms of any Credit or Cash Flow Enhancement applicable to any Class or Classes of such Securities; (iv) information concerning any other assets in the related Trust; (v) the expected date or dates on which the principal amount, if any, of each Class of such Securities will be paid to holders of such Securities; (vi) the extent to which any Class within such Series is subordinated to any other Class of such Series; and (vii) additional information with respect to the plan of distribution of such Securities.

                          REPORTS TO SECURITYHOLDERS

  With respect to each Series of Securities, the Servicer (as defined in the related Prospectus Supplement) of the related Primary Assets will prepare for distribution to the related Securityholders certain monthly and annual reports concerning such Securities and the related Trust. See "Certain Information Regarding the Securities--Statements to Securityholders."

                             AVAILABLE INFORMATION

  The Company, as originator of the Trusts, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. In addition, Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Commission. Such Registration Statement, reports and other information are available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York,
New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

  Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge, to such investor a paper copy of the Prospectus Supplement and Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  All documents filed by the Company on behalf of the Trust referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered by such Trust shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company on behalf of any Trust will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents. Requests for such copies should be directed to: Secretary, Asset Backed Securities Corporation, 11 Madison Avenue, New York, New York 10010, telephone, (212) 325-2000.

                                SUMMARY OF TERMS

  This Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the related Prospectus Supplement to be prepared and delivered in connection with the offering of such Securities. Capitalized terms used in this summary are defined elsewhere in this Prospectus on the pages indicated in the "Index of Terms".

Issuer....................  With respect to any Series of Securities, a trust
                             (each, a "Trust") formed pursuant to either (i) either (a) a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Company, the Servicer and the Trustee for such Trust or (b) a trust agreement (a "Trust Agreement") between the Company and the Trustee for such Trust (each such Trust being referred to herein as a "Grantor Trust") or (ii) a Trust Agreement between the Company and the Trustee for such Trust (each such Trust being referred to herein as an "Owner Trust").

Company...................  The Company is a special purpose Delaware corporation organized for the purpose of issuing the Securities and other securities issued under the Registration Statement backed by receivables or underlying securities of various types and acting as settlor or depositor with respect to trusts, custody accounts or similar arrangements or as general or limited partner in partnerships formed to issue securities. It is not expected that the Company will have any significant assets. The Company is an indirect, wholly owned subsidiary of Credit Suisse First Boston, Inc. Neither Credit Suisse First Boston, Inc. nor any of its affiliates has guaranteed, will guarantee or is or will be otherwise obligated with respect to any Series of Securities.

                            The Company's principal executive office is located
                             at 11 Madison Avenue, New York, New York 10010, and its telephone number is (212) 325-2000.

Trustee...................  With respect to each Owner Trust and each Grantor
                             Trust, the trustee specified in the related
                             Prospectus Supplement (the "Trustee").

Servicer..................  With respect to each Owner Trust and each Grantor
                             Trust, the servicer, if any, specified in the related Prospectus Supplement (the "Servicer").

Indenture Trustee.........  With respect to any Series of Securities that is issued by an Owner Trust and includes one or more classes of Notes, the indenture trustee specified in the related Prospectus Supplement (the "Indenture Trustee").

Securities Offered........  Each Series of Securities issued by an Owner Trust will include one or more classes of Certificates and may also include one or more classes of Notes. Each Series of Securities issued by a Grantor Trust will include one or more classes of Certificates, but will not include any Notes. Each class of Notes will be issued pursuant to an indenture (each, an "Indenture") between the related Owner Trust and the Indenture Trustee specified in the related Prospectus Supplement. Each class of Certificates will be issued pursuant to the related Trust Agreement (in the case of Certificates issued by an Owner Trust) or the related Pooling and Servicing Agreement or Trust Agreement (in the case of Certificates issued by a Grantor Trust). The related Prospectus Supplement will specify which class or classes of Notes and/or Certificates of the related Series are being offered thereby.

The Notes.................  As specified in the related Prospectus Supplement, each class of Notes will have a stated principal amount or no principal amount and will bear interest at a specified rate or rates (with respect to each class of Notes, the "Interest Rate") or will not bear interest. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate, or the method for determining the Interest Rate, for each class of Notes.

                            A Series of Securities issued by an Owner Trust may
                             include two or more classes of Notes that differ as to timing and priority of payments, seniority, allocations of losses, Interest Rate or amount of payments of principal or interest. Additionally, payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the Primary Assets. If specified in the related Prospectus Supplement, one or more classes of Notes ("Strip Notes") may be entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. See "Description of the Notes-- Distributions of Principal and Interest".

                            Notes will be available for purchase in
                             denominations of $1,000 or such other minimum denominations as shall be specified in the related Prospectus Supplement and integral multiples thereof and will be available in book-entry form, or such other form as shall be specified in the related Prospectus Supplement. If the related Prospectus Supplement provides that the Notes will be available in book-entry form only, Noteholders will be able to receive Definitive Notes only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Definitive Securities".

                            If the Servicer exercises its option to purchase
                             the Primary Assets of a Trust (or if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Primary Assets are received), in the manner and on the respective terms and conditions described under "Certain Matters Regarding the Servicer--Termination", the outstanding Notes will be redeemed as set forth in the related Prospectus Supplement.

The Certificates..........  As specified in the related Prospectus Supplement, each class of Certificates will have a stated certificate balance (the "Certificate Balance") or no stated principal balance and will accrue interest on such Certificate Balance at a specified rate or will not bear interest (with respect to each class of Certificates, the "Certificate Pass-Through Rate"). Each class of Certificates may have a different Certificate Pass-Through Rate, which may be a fixed, variable or adjustable Certificate Pass-Through Rate, or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Pass-Through Rate, or the method for determining the applicable Pass-Through Rate, for each class of Certificates.

                            A Series of Securities may include two or more
                             classes of Certificates that differ as to timing and priority of distributions, seniority, allocations of losses, Certificate Pass-Through Rate or amount of distributions in respect of principal or interest. Additionally, distributions in respect of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events or on the basis of collections from designated portions of the related Primary Assets. If specified in the related Prospectus Supplement, one or more classes of Certificates ("Strip Certificates") may be entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. See "Description of the Certificates--Distributions of Principal and Interest". If a Series of Securities issued by an Owner Trust includes classes of Notes, distributions in respect of the Certificates will be subordinated in priority of payment to payments on the Notes to the extent specified in the related Prospectus Supplement.

                            Certificates will be available for purchase in a
                             minimum denomination of $10,000 or such other minimum denomination as shall be specified in the related Prospectus Supplement and in integral multiples of $1,000 in excess thereof and will be available in book-entry form or such other form as shall be specified in the related Prospectus Supplement. If the related Prospectus Supplement provides that the Certificates will be available in book-entry form only, Certificateholders will be able to receive Definitive Certificates only in the limited circumstances described herein or in the related Prospectus Supplement. See "Certain Information Regarding the Securities--Definitive Securities".

                            If the Servicer or the Company exercises its option
                             to purchase the Primary Assets of a Trust (or if not and, if and to the extent provided in the related Prospectus Supplement, satisfactory bids for the purchase of such Primary Assets are received), in the manner and on the respective terms and conditions described under "Certain Matters Regarding the Servicer--Termination", the Certificates will be prepaid as set forth in the related Prospectus Supplement.

Risk Factors..............  For a discussion of risk factors that should be considered with respect to an investment in the Securities, see "Risk Factors" herein and in the related Prospectus Supplement.

The Trust Property

  General................   On or prior to the date of issuance of a Series of
                             Securities specified in the related Prospectus Supplement (the "Closing Date"), either (i) the Company will own and will sell or (ii) the seller or sellers specified in the related Prospectus Supplement, which seller or sellers may also be the Servicer (the "Seller"), will sell either directly, or indirectly through a special purpose entity, to the Company and Company will sell, in each such case, Primary Assets having the aggregate principal balance specified in such Prospectus Supplement as of the date specified therein (the "Cutoff Date") to the Trust being formed on such date pursuant to either (i) a Pooling and Servicing Agreement (in the case of a Grantor Trust) or (ii) a Sale and Servicing Agreement (in the case of an Owner Trust).

                            The property of each Trust also will include
                             amounts on deposit in certain trust accounts, including the related Collection Account and any other account identified in the applicable Prospectus Supplement. See "Description of the Transfer and Servicing Agreements--Trust Accounts".

  Receivables............   Receivables consist of Motor Vehicle Installment
                             Contracts secured by new or used automobiles, recreational vehicles (including motor homes, van campers and travel trailers), vans or light duty trucks and the right to receive certain payments made with respect to such Receivables, security interests in the vehicles financed thereby (the "Financed Vehicles"), certain accounts and the proceeds thereof, and any proceeds from claims under certain related insurance policies, in each case as described in the related Prospectus Supplement.

                            Receivables arise or will arise, from motor vehicle
                             installment loan agreements originated by either the Seller or Sellers specified in the related Prospectus Supplement (collectively, the "Seller") or motor vehicle retail installment sale contracts acquired by the Seller (collectively, the "Motor Vehicle Installment Contracts"), in each case secured by new or used automobiles, recreational vehicles, vans or light duty trucks purchased by the obligors on such Receivables (each, an "Obligor") from motor vehicle dealers (the "Dealers"). The Receivables for any given Receivables Pool will be selected from the Motor Vehicle Installment Contracts owned by a Seller based on the criteria specified in the related Receivables Purchase Agreement, and described herein under "The Receivables Pools" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets" and in the related Prospectus Supplement under "The Receivables Pool".

  Collateral                The Collateral Certificates, if any, consist of
   Certificates..........    certain asset backed certificates or notes, each
                             issued pursuant to a pooling and servicing agreement, sale and servicing agreement, trust agreement or indenture (each, an "Underlying Agreement"). Each
                             "Collateral Certificate" represents an interest in a trust fund (an "Underlying Trust Fund") created pursuant to such Underlying Agreement. The assets of each Underlying Trust Fund consist primarily of a pool of motor vehicle installment loan agreements and motor vehicle retail installment sale contracts secured by new or used automobiles, recreational vehicles, vans and light duty trucks, certain monies due or received thereunder, security interests in the vehicles financed thereby, and a de minimis amount of certain other property ancillary thereto. Holders of a Collateral Certificate are entitled to receive distributions of interest and principal in respect thereof as described herein. The Collateral
                             Certificates, if any, will be more particularly described in the related Prospectus Supplement.

  Government Securities..   The Government Securities, if any, consist of any
                             combination of (i) receipts or other instruments created under the Department of the Treasury's Separate Trading of Registered Interest and Principal of Securities, or STRIPS, program ("Treasury Strips"), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on certain United States Treasury Bonds ("Treasury Bonds"), (ii) Treasury Bonds and (iii) certain other debt securities ("GSE Bonds") of United States government sponsored enterprises ("GSEs") ("GSE Bonds"; and together with Treasury Strips and Treasury Bonds, collectively, "Government Securities"). The specific terms of the Government Securities, if any, included in a Trust will be more particularly described in the related Prospectus Supplement.

  Private Label Custody
   Receipt Securities....
                            The Private Label Custody Receipt Securities, if
                             any, consist of any combination of (i) receipts or other instruments (other than Treasury Strips) evidencing ownership of specific interest and/or principal payments to be made on certain Treasury Bonds held by a custodian ("Private Label Custody Strips") and (ii) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on certain Resolution Funding Corporation ("REFCO") bonds ("REFCO Strips"; and, together with Private Label Custody Strips, "Private Label Custody Receipt Securities"). The specific terms of the Private Label Custody Receipt Securities, if any, included in a Trust will be set forth in the applicable Prospectus Supplement.

  Pre-Funding............   If so specified in the related Prospectus
                             Supplement, a portion of the issuance proceeds of the Securities of a particular Series (such amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Receivables from time to time during the period specified in the related Prospectus Supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Receivables, such Pre-Funded Amount may be invested in one or more Eligible Investments. Any

                             Eligible Investment must mature no later than the Business Day prior to the next Distribution Date. See "Description of the Transfer and Servicing Agreements--Pre-Funding".

                            During any Pre-Funding Period, the Depositor will
                             be obligated (subject only to the availability thereof) to transfer to the related Trust Fund additional Receivables from time to time during such Pre-Funding Period. Such additional Receivables will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Trust Fund as of the Closing Date, subject to such exceptions as are expressly stated in such Prospectus Supplement.

                            Although the specific parameters of the Pre-Funding
                             Account with respect to any issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 90 days from the related Closing Date; (b) the additional Receivables to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Trust Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement); and (c) that the Pre-Funded Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.

  Credit and Cash Flow
   Enhancement...........
                            If and to the extent specified in the related
                             Prospectus Supplement, credit enhancement with respect to a Trust or any class or classes of Securities may include any one or more of the following: subordination of one or more other classes of Securities of the same Series, reserve funds, spread accounts, yield supplement accounts, surety bonds, insurance policies, letters of credit, credit or liquidity facilities, cash collateral accounts, over-collateralization, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or other arrangements that are incidental to or related to the Primary Assets included in a Trust. To the extent specified in the related Prospectus Supplement, a form of credit enhancement with respect to a Trust or class or classes of Securities will be subject to certain limitations and exclusions from coverage thereunder.

Transfer and Servicing      The Primary Assets either will be sold to the Trust
 Agreements...............   by the Company or the Company will transfer funds
                             to the Trust which will purchase the related
                             Receivables, if any, Collateral Certificates, if any, Government Securities, if any, and Private
                             Label Custody Receipt Securities, if any, with such funds. If the Primary Assets are sold to the Trust by the Company, the Seller will sell the related Receivables, if any, to the Company pursuant to a Receivables Purchase Agreement. The
                             Company will (i) sell or transfer such

                             Receivables, if any, and will assign certain rights and benefits received under such Receivables Purchase Agreement, (ii) sell or transfer the related Collateral Certificates, if any, to a Trust pursuant to a Trust Agreement,
                             (iii) sell or transfer the related Government Securities, if any, to a Trust pursuant to a Trust Agreement or a Pooling and Servicing Agreement and
                             (iv) sell or transfer the related Private Label Custody Receipt Securities, if any, to a Trust pursuant to a Trust Agreement or a Pooling and Servicing Agreement. The rights and benefits of an Owner Trust under any such agreement will be assigned to the related Indenture Trustee as collateral for the Notes, if any of the related Series.

                            A Servicer will agree with a Trust pursuant to the
                             related Pooling and Servicing Agreement (in the case of a Grantor Trust) or pursuant to a sale and servicing agreement (a "Sale and Servicing Agreement") (in the case of an Owner Trust) to be responsible for servicing, managing, maintaining custody of and making collections on Receivables.

                            To the extent provided in the related Prospectus
                             Supplement, the Servicer may advance scheduled payments under each Precomputed Receivable that are not timely made (a "Precomputed Advance") to the extent that the Servicer, in its sole discretion, expects to recoup the Precomputed Advance from subsequent payments on or with respect to such Receivable or from other Precomputed Receivables in accordance with the terms of the related Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable. In addition, with respect to Simple Interest Receivables, the Servicer may advance any interest shortfall (a "Simple Interest Advance"). As used herein, "Advance" means any Precomputed Advance or Simple Interest Advance. The Servicer will be entitled to reimbursement of Advances from subsequent payments on or with respect to the Receivables to the extent described in the related Prospectus Supplement.

                            To the extent provided in the related Prospectus
                             Supplement, the Seller will be obligated to repurchase any Receivable in which the interest of the applicable Trust is material and adversely affected as a result of a breach of any representation or warranty made by the Seller in the related Receivables Purchase Agreement if such breach is not cured in a timely manner following the discovery by or notice to the Seller thereof.

                            To the extent specified in the related Prospectus
                             Supplement, the Servicer will be obligated under the Receivables Purchase Agreement to purchase or make Advances with respect to any Receivable if, among other things, it extends the date for final payment by the Obligor thereon beyond the final scheduled maturity date for the related Receivables Pool specified in the related Prospectus Supplement (the "Final Scheduled Maturity Date"), changes the annual percentage rate (the "APR") or the amount of the scheduled monthly payments on such Receivable or fails to maintain a perfected security interest in the Financed Vehicle related to such Receivable.

                            As specified in the related Prospectus Supplement,
                             the Servicer will receive a fee for servicing the Receivables of each Trust equal to the percentage specified in the related Prospectus Supplement of the aggregate outstanding principal balance of the related Receivables Pool, plus certain late fees, prepayment charges and other administrative fees or similar charges. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein.

Certain Legal Aspects of
 Receivables; Repurchase
 Obligations..............
                            To the extent specified in the related Prospectus
                             Supplement, the Seller will be obligated to repurchase any Receivable sold to a Trust as to which a first perfected security interest in the name of the Seller in the Financed Vehicle securing such Receivable does not exist as of the date such Receivable is purchased by such Trust, if such breach materially adversely affects the interest of such Trust in such Receivable and if such failure or breach is not cured by the Seller by the grace period specified in the related Prospectus Supplement.

                            In connection with the sale of Receivables to a
                             Trust, security interests in the Financed Vehicles securing such Receivables will be assigned by the Seller to such Trust. Due to administrative burden and expense, however, the certificates of title to such Financed Vehicles will not be amended to reflect such assignment to the Trust. In the absence of such an amendment, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. If a Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize on such Financed Vehicle in the event of a default may be adversely affected.

                            To the extent the security interest is perfected,
                             such Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of Financed Vehicles or for taxes unpaid by the related Obligor, or through fraud or negligence, a Trust could lose its security interest, or the priority of its security interest, in a Financed Vehicle. Neither the Seller nor the Servicer will be obligated to repurchase a Receivable with respect to which a Trust loses its security interest or the priority of its security interest in the related Financed Vehicle for any such cause after the Closing Date.

                            Federal and state consumer protection laws impose
                             requirements on creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan liable to the obligor thereon for any violation by the lender. To the extent specified in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable that fails to comply with such requirements. See "Certain Legal Aspects of the Receivables".

Tax Consequences..........  If a Prospectus Supplement specifies that the related Trust will be an Owner Trust, upon the issuance of the related Series of Securities, Federal Tax Counsel will deliver an opinion to the effect that, for federal income tax purposes: (i) any Notes of such Series, when issued, will be characterized as debt and (ii) such Trust will not be characterized as an association or a publicly traded partnership taxable as a corporation. In respect of any such Series, each holder of a Note (each, a "Noteholder"), by the acceptance of a Note of such Series, will agree to treat such Note as indebtedness, and each holder of a Certificate (each, a "Certificateholder"), by the acceptance of a Certificate of such Series, will agree to treat such Trust as a partnership in which such Certificateholder is a partner for federal income tax purposes or, if there is only one Certificateholder, to treat itself as the owner of the assets of the Trust and to treat such Trust as a disregarded entity for federal income tax purposes.

                            If a Prospectus Supplement specifies that the
                             related Trust will be a Grantor Trust, upon the issuance of the related Series of Certificates Federal Tax Counsel to such Trust will deliver an opinion to the effect that such Trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax.

                            See "Material Federal Income Tax Consequences" and
                             "State and Local Tax Considerations" for additional information regarding the application of tax laws.

ERISA Considerations......  Subject to the considerations discussed under
                             "ERISA Considerations" herein and in the related Prospectus Supplement and if so specified in the related Prospectus Supplement (i) the Notes of any Series issued by an Owner Trust and (ii) any Certificates issued by a Grantor Trust that are not subordinated to any other Security and that meet certain other requirements may be eligible for purchase by employee benefit plans.

                            As specified in the related Prospectus Supplement,
                             the Certificates of any Series that are
                             subordinated to any other Security of that Series may not be acquired by any "employee benefit plan" as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended, or by any "plan" as defined in Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

                            Persons investing assets of employee benefit plans
                             subject to the Employee Retirement Income Security Act of 1974, as amended, or of plans as defined in
                             Section 4975 of the Code should read "ERISA
                             Considerations" herein and consult their own legal advisors to determine whether and to what extent the Notes and Certificates that are not subordinated to any other Certificates constitute permissible investments for such employee benefit plans and whether the purchase or holding of Notes or Certificates could give rise to transactions prohibited under ERISA or Section 4975 of the Code.

Legal Investment..........  Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Certificates or Notes constitute legal investments for them.

Ratings...................  It is a condition to the issuance of the Securities to be offered hereunder that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A rating is not a recommendation to purchase, hold or sell Securities inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of Securities will address the likelihood of the payment of principal and interest thereon pursuant to their terms. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. For more detailed information regarding the ratings assigned to any class of a particular Series of Securities, see "Summary of Terms--Ratings of the Notes" and "Risk Factors--Ratings of the Notes" in the related Prospectus Supplement.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus and in the related Prospectus Supplement to be prepared and delivered in connection with the offering of any Series of Securities, prospective investors should carefully consider the following risk factors before investing in any class or classes of Securities of any such Series.

  Certain Legal Aspects--Lack of Security Interests in Financed Vehicles. Security interests in the Financed Vehicles securing Receivables will be assigned to the related Trust. Due to administrative burden and expense, however, the certificates of title to the Financed Vehicles will not be amended to reflect such assignment to the Trust unless otherwise specified in the Prospectus Supplement. In the absence of such amendments, a Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states.

  If a Trust does not have a perfected security interest in a Financed Vehicle, its ability to realize in the event of a default on such Financed Vehicle may be adversely affected. To the extent the security interest is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, such Trust could lose its security interest or the priority of its security interest as against liens for repairs to Financed Vehicles or for taxes unpaid by an Obligor under a Receivable or through fraud or negligence. Should the Trust lose its security interest or the priority of its security interest as against liens for repairs to Financed Vehicles or for taxes unpaid by an Obligor under a Receivable or through fraud or negligence, then neither the Seller nor the Servicer will have any obligation to repurchase such Receivable. See "Certain Legal Aspects of the Receivables-- Security Interests in Financed Vehicles".

  To the extent provided in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable sold to a Trust as to which a perfected security interest in the name of the Seller in the Financed Vehicle securing such Receivable does not exist as of the date such Receivable is transferred to such Trust, if such breach materially adversely affects the interest of the Trust in such Receivable and if such failure or breach is not timely cured following discovery by or notice thereof to the Seller.

  Certain Legal Aspects--Consumer Protection Laws. Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment obligations, and certain of these laws make an assignee of such a loan (such as a Trust) liable to the obligor thereon for any violation by the lender. To the extent specified herein and in the related Prospectus Supplement, the Seller will be obligated to repurchase any Receivable that fails to comply with such requirements. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws".

  Certain Legal Aspects--Insolvency Considerations and the Characterization of the Transfer of Receivables. Each Seller and the Company intend that the transfer of the Receivables by it under the applicable Transfer and Servicing Agreement constitute a sale. Notwithstanding the foregoing, if such Seller is not a bank and such Seller were to become a debtor in a bankruptcy case, a court could take the position that the sale of Receivables to the Company or the Trust, as applicable, should be treated as a pledge of such Receivables to secure a borrowing by such Seller or the Company, as applicable. If the transfer to the Company or the Trust were to be characterized as a secured loan, to the extent that the Seller or the Company, as applicable, would be deemed to have granted a security interest in the Receivables to the Trust, and that interest had been validly perfected before the Seller's or Company's insolvency, as applicable, and had not been taken in contemplation of insolvency, that security interest should not be subject to avoidance, and payments to be with respect to the Receivables should not be subject to recovery by a receiver of the Seller or the Company, as applicable. However, in such a case, delays in payments on the Notes and the Certificates and possible reductions in the amount of those payments could occur. The risks related to a Seller that is a bank will be discussed in the related Prospectus Supplement.

  Recent Legal Developments Regarding the Sale of Accounts Receivables. The U.S. Court of Appeals for the Tenth Circuit in its decision in Octagon Gas Systems, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided

May 27, 1993) concluded (noting that its position is in contrast to that taken by another court) that accounts receivable sold by the debtor prior to the filing for bankruptcy remain property of the debtor's bankruptcy estate. The Seller will warrant in each Receivables Purchase Agreement that the sale of Receivables to the related Trust is a valid sale of such Receivables to such Trust. For a discussion of certain consequences of characterization of a transaction as a sale or a pledge, see "--Certain Legal Aspects--Insolvency Considerations and the Characterization of the Transfer of Receivables" above.

  Subordination of Certain Classes of Securities; Limited Assets of a Trust. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one or more classes of Certificates of a Series may be subordinated in priority of payment to interest and principal due on the Notes, if any, of such Series or one or more classes of Certificates of such Series. Moreover, none of the Trusts will have, nor will any such Trust be permitted or expected to have, any significant assets or sources of funds other than the Primary Assets and, to the extent provided in the related Prospectus Supplement, access to funds in the Reserve Account or other form of credit enhancement. The Notes, if any, of any Series will represent obligations solely of, and the Certificates of any such Series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any such Series will represent obligations of or interests in, or be insured or guaranteed by, the Company, related Seller, Servicer, Trustee or Indenture Trustee, or any other entity. Consequently, holders of the Securities of any Series must rely for repayment upon payments on the related Primary Assets and, if and to the extent available, amounts payable under any available form of credit enhancement, as specified in the related Prospectus Supplement.

  Maturity and Prepayment Considerations--Receivables. All of the Receivables are prepayable at any time. When used herein with respect to any Receivable, the term "prepayment"--includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidation due to default, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and Repurchase Amounts (as defined herein) with respect to certain other Receivables repurchased for administrative reasons. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Seller. The rate of prepayment on the Receivables may also be influenced by the structure of the underlying loans. See "Weighted Average Life of the Securities". In addition, pursuant to each Receivables Purchase Agreement, the Seller will be obligated to repurchase Receivables in respect of which it is in breach of certain representations, warranties or covenants. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets". Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables held by a Trust will be borne entirely by the Holders of the related Series of Securities. See also "Certain Matters Regarding the Servicer--Termination" regarding the Servicer's option to purchase the Receivables of a given Receivables Pool.

  Maturity and Prepayment Considerations--Collateral Certificates, Government Securities and Private Label Custody Receipt Securities. The rate of payment of principal of Securities, and the aggregate amount of each distribution on and the yield to maturity of all Securities will depend on a number of factors, including the performance of (i) the Collateral Certificates, if any, and the rate of payment of principal (including prepayments) thereof, (ii) the Government Securities, if any, and the rate of payment of principal thereof and (iii) the Private Label Custody Receipt Securities, if any, and the rate of payment of principal thereof. Each of the Collateral Certificates is subject to prepayment, which may result from the occurrence of the events described herein and in the prospectus used in connection with the offering of such Collateral Certificates.

  The rate of payment of principal of the Securities may also be affected by the repurchase of the underlying receivables, and the corresponding retirement of the Collateral Certificates. In such event, the amount paid in respect of the Collateral Certificates held by the Trust would be treated as prepayment of principal and accrued interest of the Collateral Certificates and thus would be passed through to the Securityholders.

  Risk of Commingling. With respect to each Trust the assets of which consist of Receivables, the Servicer will deposit all payments on the related Primary Assets (from whatever source) and all proceeds of such Primary

Assets collected during the period specified in the related Prospectus Supplement (a "Collection Period") into the related Collection Account within two business days of receipt thereof. However, if a Servicer satisfies certain requirements for monthly or less frequent remittances and the Rating Agencies (as such term is defined in the related Prospectus Supplement) affirm their initial rating of the related Securities, then for so long as such Servicer is the Servicer and provided that (i) no Servicer Default exists and (ii) each other condition to making monthly or less frequent deposits as may be specified by the Rating Agencies and described in the related Prospectus Supplement is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account of such Trust until the business day preceding each Distribution Date. The Servicer will deposit the aggregate Repurchase Amount for Receivables purchased by the Servicer during the related Collection Period into the applicable Collection Account on or before the business day preceding each Distribution Date. Pending deposit into such Collection Account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from funds of the Servicer. If the Servicer were unable to remit such funds, the applicable Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Primary Assets or payment of the aggregate Repurchase Amount with respect to Receivables purchased by the Servicer.

  Removal of a Servicer After a Servicer Default. The related Prospectus Supplement may provide that with respect to a Series of Securities issued by an Owner Trust, upon the occurrence of a Servicer Default, the related Indenture Trustee or Noteholders may remove the Servicer without the consent of the related Trustee or any Certificateholders. The Trustee or the Certificateholders with respect to such Series may not have the ability to remove the Servicer if a Servicer Default occurs. In addition, the Noteholders with respect to such Series have the ability, with certain specified exceptions, to waive defaults by the Servicer, including defaults that could materially adversely affect the Certificateholders of such Series. See "Certain Matters Regarding the Servicer--Waiver of Past Defaults".

  Limitation on Exercise of Rights due to Book-Entry Registration. The related Prospectus Supplement may specify that one or more classes of the Securities of a given Series initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), or any other nominee of The Depository Trust Company ("DTC") set forth in the related Prospectus Supplement, and will not be registered in the names of the holders of the Securities of such Series or their nominees. Because of this, unless and until Definitive Securities for such Series are issued, holders of such Securities will not be recognized by the applicable Trustee or Indenture Trustee as "Certificateholders", "Noteholders" or "Securityholders", as the case may be (as such terms are used herein or in the related Pooling and Servicing Agreement or the related Sale and Servicing Agreement, Indenture and Trust Agreement, as applicable). Hence, until Definitive Securities are issued, holders of such Securities will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities".

                                  THE TRUSTS

  With respect to each Series of Securities, the Company will establish a separate Trust pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable, for the transactions described herein and in the related Prospectus Supplement. The property of each Trust will include Primary Assets and all payments due thereunder on and after the applicable Cutoff Date in the case of Precomputed Receivables and all payments received thereunder on and after the applicable Cutoff Date or Closing Date, as specified in the related Prospectus Supplement, in the case of Simple Interest Receivables, Collateral Certificates, Government Securities and Private Label Custody Receipt Securities. On the applicable Closing Date, after the issuance of the Notes and/or Certificates of a given Series, the Company will transfer or sell Primary Assets to the Trust in the outstanding principal amount specified in the related Prospectus Supplement. The property of each Trust may also include: (i) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Agreement, Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and the proceeds of such accounts, as described herein and in the related Prospectus Supplement; (ii) security interests in Financed Vehicles and any other interest of a Seller in such Financed Vehicles; (iii) the rights to proceed from claims on certain physical damage, credit life and disability insurance policies covering Financed Vehicles or the Obligors, as the case may be; (iv) any property that has secured a Receivable and that has been acquired by the applicable Trust; and (v) any and all proceeds of the Primary Assets or the foregoing. To the extent specified in the related Prospectus Supplement, a Reserve Account or other form of credit enhancement may be a part of the property of a given Trust or may be held by the Trustee for the benefit of holders of the related Securities.

  The Servicer specified in the related Prospectus Supplement, as servicer under the Pooling and Servicing Agreement or Sale and Servicing Agreement, as applicable, will service the Receivables held by each Trust and will receive fees for such services. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" herein and "Description of the Transfer and Sale and Servicing Agreement--Servicing Compensation" in the related Prospectus Supplement. To facilitate the servicing of Receivables, each Seller and each Trustee will authorize the Servicer to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for each such Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to a Trust. In the absence of such an amendment, a Trust may not have a perfected security interest in certain of the Financed Vehicles in some states. See "Certain Legal Aspects of the Receivables" and "Description of the Transfer and Servicing Agreements-- Sale and Assignment of Primary Assets". In the case of Primary Assets consisting of Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, the Trustee specified in the related Prospectus Supplement will manage such Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities.

  If the protection provided to (i) holders of Notes issued by an Owner Trust by the subordination of the related Certificates and by the Reserve Account, if any, or any other available form of credit enhancement for such Series or
(ii) Certificateholders by any such Reserve Account or other form of credit enhancement is insufficient, such Noteholders or Certificateholders, as the case may be, will have to look to payments by or on behalf of Obligors on Receivables or on the Collateral Certificates, the Government Securities, and the Private Label Custody Receipt Securities, as applicable, and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the Securities. In such event, certain factors, such as the applicable Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Primary Assets, or may limit the amount realized to less than the amount due under Motor Vehicle Installment Contracts. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, such Securities as a result of defaults or delinquencies by Obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

  The principal offices of each Trust and the related Trustee will be specified in the applicable Prospectus Supplement.

                                  THE TRUSTEE

  The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Securities is limited solely to the express obligations of such Trustee set forth in the related Trust Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the related Trustee if such Trustee ceases to be eligible to continue as Trustee under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, and will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.

                             THE RECEIVABLES POOLS

GENERAL

  The Receivables in a Receivables Pool have been or will be originated or acquired by a Seller in the ordinary course of business, in accordance with its credit and underwriting standards as described in the related Prospectus Supplement.

  The Receivables to be sold to each Trust will be selected from a Seller's portfolio for inclusion in a Receivables Pool based on several criteria, which criteria include that (subject to certain limitations which, if applicable, will be specified in the related Prospectus Supplement) each Receivable (i) is secured by a new or used vehicle, (ii) was originated or acquired (either from a motor vehicle dealer or a financial institution) by the Seller, (iii) provides for level monthly payments (except for the last payment, which may be different from the level payments) that, unless otherwise provided in the related Prospectus Supplement, amortize the amount financed over the original term to maturity of the related Motor Vehicle Installment Contract, (iv) is a Precomputed Receivable or a Simple Interest Receivable and (v) satisfies the other criteria, if any, set forth in the related Prospectus Supplement. No selection procedures believed by the Seller to be adverse to Securityholders were or will be used in selecting the Receivables.

  "Precomputed Receivables" consist of either (i) monthly actuarial receivables ("Actuarial Receivables") or (ii) receivables that provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78s" ("Rule of 78s Receivables"). An Actuarial Receivable provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Receivable, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Motor Vehicle Installment Contract multiplied by the unpaid principal balance of such loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78s Receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Motor Vehicle Installment Contract for the term of the receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.

  "Simple Interest Receivables" are receivables that provide for the amortization of the amount financed thereunder over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Receivable, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated contract interest rate under the related Motor Vehicle Installment Contract and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

  In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78s Receivable, under the terms of the contract a "refund" or "rebate" will be made to the Obligor of the portion of the total amount of payments then due and payable allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78s. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, the Actuarial Receivable requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable generally will be less than the amount of a rebate on an Actuarial Receivable and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

  To the extent provided in the related Prospectus Supplement, each Trust will account for the Rule of 78s Receivables as if such Receivables were Actuarial Receivables. Amounts received upon prepayment in full of a Rule of 78s Receivable in excess of the then outstanding principal balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be paid to Noteholders or passed through to Certificateholders of the applicable Series, but will be paid to the Servicer as additional servicing compensation.

  Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition and distribution by APR and by states of origination of the Receivables, the portion of such Receivables Pool consisting of Precomputed Receivables and of Simple Interest Receivables, and the portion of such Receivables Pool secured by new vehicles and by used vehicles.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

  Certain information concerning the experience of a Seller pertaining to delinquencies, repossessions and net losses with respect to Motor Vehicle Installment Contracts will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience or to such information.

NEW AND USED FINANCED VEHICLES

  The extension of credit to an Obligor on a Receivable is based on an assessment of an applicant's ability to repay the amounts due on such Receivable and the adequacy of the related Financed Vehicle. Such assessment generally does not distinguish between new or used vehicles. Rather, the amount advanced under a motor vehicle loan generally will not exceed 100% of the value of the collateral unless otherwise specified in the related Prospectus Supplement. For new motor vehicles, the value equals the dealer invoice for the motor vehicle that serves as collateral, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. For used motor vehicles, the value equals the wholesale price reported in the most recent edition of the National Automotive Dealers Association Used Car Guide, the National Auto Research Division Black Book or such other industry guide as specified in the related Prospectus Supplement, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. The maximum age of any used motor vehicle acceptable as collateral generally is ten model years. Additional information with respect to delinquencies, repossessions and net losses with respect to Motor Vehicle Installment Contracts secured by new or used Financed Vehicles will be set forth in each Prospectus Supplement.

                          THE COLLATERAL CERTIFICATES

GENERAL

  Primary Assets for a Series may consist, in whole or in part, of Collateral Certificates, which include certificates evidencing an undivided interest in, or notes or loans secured by, motor vehicle installment loan agreements and motor vehicle retail installment sale contracts. Such Collateral Certificates will have previously been offered and distributed to the public pursuant to an effective registration statement or are being registered under the Securities Act in connection with the offering of a Series of Securities (which offering, distribution and registration may have been undertaken, or may be undertaken, by the Company and/or one or more affiliates of the Company), in each case, subject to certain exceptions which, if applicable, will be described in the related Prospectus Supplement. Collateral Certificates will have been issued pursuant to a pooling and servicing agreement, a sale and servicing agreement, a trust agreement, an indenture or similar agreement (an "Underlying Trust Agreement"). The servicer (the "Underlying Servicer") of such underlying motor vehicle installment loans or sale contracts will have entered into the Underlying Trust Agreement with a trustee (the "Underlying Trustee").

  The issuer of the Collateral Certificates (the "Underlying Issuer") will be
(i) a financial institution, corporation or other entity engaged generally in the business of purchasing or originating motor vehicle installment loan agreements and motor vehicle retail installment sale contracts, or (ii) a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and selling receivables to such trusts and selling beneficial interests in such trusts, or (iii) one of such trusts. If so specified in the related Prospectus Supplement, the Underlying Issuer may be the Company and/or one or more affiliates of the Company. The obligations of the Underlying Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. The related Prospectus Supplement will (subject to certain exceptions which, if applicable, will be described in the related Prospectus Supplement) provide that the Underlying Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Collateral Certificates issued under the Underlying Trust Agreement.

  Distributions of principal and interest will be made on the Collateral Certificates on the dates specified in the related Prospectus Supplement. The Collateral Certificates may be entitled to receive nominal or no principal distribution or nominal or no interest distributions. Principal and interest distributions will be made on the Collateral Certificates by the Underlying Trustee or the Underlying Servicer. The Underlying Issuer or the Underlying Servicer may have the right to repurchase assets underlying the Collateral Certificates after a certain date or under other circumstances specified in the related Prospectus Supplement.

ENHANCEMENT RELATING TO COLLATERAL CERTIFICATES

  Enhancement in the form of reserve funds, subordination of other Securities issued in connection with the Collateral Certificates, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of enhancement may be provided with respect to the Receivables underlying the Collateral Certificates or with respect to the Collateral Certificates themselves. The type, characteristics and amount of enhancement will be a function of certain characteristics of the Receivables and other factors and will have been established for the Collateral Certificates on the basis of requirements of rating agencies.

ADDITIONAL INFORMATION

  The related Prospectus Supplement for a Series for which the Primary Assets include Collateral Certificates will specify, to the extent relevant and to the extent such information is reasonably available to the Company and the Company reasonably believes such information to be reliable: (i) the aggregate approximate principal amount and type of the Collateral Certificates to be included in the Primary Assets; (ii) certain characteristics of the receivables which comprise the underlying assets for the Collateral Certificates; (iii) the expected and final maturity of the Collateral Certificates; (iv) the interest rate of the Collateral Certificates; (v) the Underlying Issuer, the Underlying Servicer (if other than the Underlying Issuer) and the Underlying Trustee for such Collateral Certificates; (vi) certain characteristics of the enhancement, if any, such as reserve funds, insurance funds, insurance policies, letters of credit or guarantees relating to the receivables underlying the Collateral Certificates or to such Collateral Certificates themselves; (vii) the terms on which the underlying receivables for such Collateral Certificates may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Collateral Certificates; and (viii) the terms on which receivables may be substituted for those originally underlying the Collateral Certificates.

                           THE GOVERNMENT SECURITIES

GENERAL

  Primary Assets for a Series may include any combination of (i) receipts or other instruments created under the Department of the Treasury's Separate Trading of Registered Interest and Principal of Securities, or STRIPS, program ("Treasury Strips"), which interest and/or principal strips evidence ownership of specific interest and/or principal payments to be made on certain United States Treasury Bonds ("Treasury Bonds"), (ii) Treasury Bonds and (iii) certain other debt securities ("GSEs Bonds") of United States government sponsored enterprises ("GSEs"; and together with Treasury Strips and Treasury Bonds, collectively, "Government Securities"). The Government Securities, if any, included in a Trust are intended to assure investors that funds are available to make certain specified payments of principal and/or interest due on the related Securities. As such, the Government Securities, if any, included in a Trust are intended both to (i) support the ratings assigned to such Securities, and (ii) perform a function similar to that described herein under "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement". A description of the respective general features of Treasury Bonds, Treasury Strips and GSE Bonds is set forth below.

  The Prospectus Supplement for each Series of Securities the Trust with respect to which contains Government Securities will contain information as to: (i) the title and series of each such Government Security, the aggregate principal amount, denomination and form thereof; (ii) the limit, if any, upon the aggregate principal amount of such Government Security; (iii) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Government Security will be payable; (iv) the rate or rates, or the method of determination thereof, at which such Government Security will bear interest, if any, the date or dates from which such interest will accrue, and the dates on which such interest will be payable; (v) whether such Government Security was issued at a price lower than the principal amount thereof; (vi) material events of default or restrictive covenants provided for with respect to such Government Security; (vii) the rating thereof, if any;
(viii) the issuer of each Government Security; (ix) the material risks, if any, posed by any such Government Securities and issuers thereof (which risks, if appropriate, will be described in the "Risk Factors" section of the related Prospectus Supplement); and (x) any other material terms of such Government Security. With respect to a Trust which includes a pool of Government Securities, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Government Securities' pool, certain material events of default or restrictive covenants common to the Government Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (iii), (iv) and (v) of the preceding sentence and any other material terms regarding such pool. The Government Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuer thereof, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Government Securities in a Trust with respect to a Series of Securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Securities.

TREASURY BONDS

  Treasury Bonds are issued by and are the obligations of the United States of America. As such, the payment of principal and interest on each Treasury Bond will be guaranteed by the full faith and credit of the United States of America. Interest is typically payable on the Bonds semiannually. Treasury Bonds are issued in registered form in denominations of $1,000, $5,000, $10,000, $100,000 and $1,000,000 and in book-entry form in integral multiples thereof.

TREASURY STRIPS

  In general, Treasury Strips are created by separating, or stripping, the principal and interest components of Treasury Bonds that have an original maturity of 10 or more years from the date of issue. A particular Treasury Strip evidences ownership of the principal payment or one of the periodic interest payments (generally semiannual) due on the Treasury Bond to which such Treasury Strip relates.

  In 1985 the Department of the Treasury announced that all new issues of Treasury Bonds with maturities of 10 years or more would be transferable in their component pieces on the Federal Reserve wire system. In so doing, the Treasury created a generic, book-entry Treasury Strip named STRIPS (Separate Trading of Registered Interest and Principal of Securities) which, unlike private label Treasury Strips, can be issued without the need for a custodial arrangement. The STRIPS program has eclipsed the private sector programs (which are described below under "--Private Label Custody Receipt Securities"), and investment banks no longer sponsor new issues of custodial receipts.

  Treasury Strips may be either "serial" or "callable". A serial Treasury Strip evidences ownership of one of the periodic interest payments to be made on a Treasury Bond. No payments are made on such Treasury Strip, nor is it redeemable, prior to its maturity, at which time the holder becomes entitled to receive a single payment of the face amount thereof. Callable Treasury Strips relate to payments scheduled to be made after the related Treasury Bonds have become subject to redemption. Such Treasury Strips evidence ownership of both principal of the related Treasury Bonds and each of the related interest payments commencing, typically, on the first interest payment date following the first optional redemption date. If the underlying Treasury Bonds are actually redeemed, holders of callable Treasury Strips generally receive a payment equal to the principal portion of the total face amount of such Treasury Strips plus the interest payment represented by the Treasury Strips maturing on the redemption date. No callable Treasury Strips will be included in a Trust. The face amount of any Treasury Strip is the aggregate of all payments scheduled to be received thereon. Treasury Strips are available in registered form and generally may be transferred and exchanged by the holders thereof in accordance with procedures applicable to the particular issue of such Treasury Strips.

  A holder of a private label Treasury Strip (as opposed to a STRIP) cannot enforce payment on such Treasury Strip against the Treasury. Instead, such holder must look to the custodian for payment. Such custodian (and such holder of a Treasury Strip that obtains ownership of the underlying Treasury Bond) can enforce payment of the underlying Treasury Bond against the Treasury. If any private label Treasury Strips are included in a Trust with respect to any Series of Securities, the Prospectus Supplement for such Series will include the identity and a brief description of each custodian that issued such Treasury Strips. If the Company knows that the depositor of the Treasury Bonds underlying such Treasury Strips is the Company or any of its affiliates, the Company will disclose such fact in such Prospectus Supplement.

GSE BONDS

  As specified in the applicable Prospectus Supplement, the obligations of one or more of the following GSEs may be included in a Trust: Federal National Mortgage Association ("Fannie Mae"), Federal Home Loan Mortgage Association ("Freddie Mac"), Student Loan Marketing Association ("Sallie Mae"), REFCO, Tennessee Valley Authority ("TVA"), Federal Home Loan Banks ("FHLB") (to the extent such obligations represent the joint and several obligations of the twelve Federal Home Loan Banks) and Federal Farm Credit Banks ("FFCB"). GSE debt securities are exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act (or are deemed by statute to be so exempt) and are not required to be registered under the Exchange Act. The securities of any GSE (including a GSE Guaranteed Bond) will be included in a Trust only to the extent that (i) its obligations are supported by the full faith and credit of the United States government or (ii) such organization makes publicly available its annual report which shall include financial statements or similar financial information with respect to such organization (a "GSE Issuer"). Unless otherwise specified in the related Prospectus Supplement, the GSE Bonds will not be guaranteed by the United States and do not constitute a debt or obligation of the United States or of any agency or instrumentality thereof other than the related GSE.

  Unless otherwise specified in the related Prospectus Supplement, none of the GSE Bonds will have been issued pursuant to an indenture, and no trustee is provided for with respect to any GSE Bonds. There will generally be a fiscal agent ("Fiscal Agent") for an issuer of GSE Bonds whose actions will be governed by a fiscal agency agreement. A Fiscal Agent is not a trustee for the holders of the GSE Bonds and does not have the same responsibilities or duties to act for the holders as would a trustee.

  GSE Bonds may be subject to certain contractual and statutory restrictions which may provide some protection to securityholders against the occurrence or effects of certain specified events. Unless otherwise specified in the related Prospectus Supplement, each GSE is limited to such activities as will promote its statutory purposes as set forth in the publicly available information with respect to such issuer. A GSE's promotion of its statutory purposes, as well as its statutory, structural and regulatory relationships with the federal government, may cause or require such GSE to conduct its business in a manner that differs from what an enterprise which is not a GSE might employ.

 The Federal National Mortgage Association

  Fannie Mae is a federally chartered and stockholder owned corporation organized and existing under the Federal National Mortgage Association Charter Act. It is the largest investor in home mortgage loans in the United States. Fannie Mae originally was established in 1938 as a corporation wholly owned by the United States government to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately managed corporation by legislation enacted in 1968 and 1970. Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from many capital market investors that ordinarily may not invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. Fannie Mae also issues mortgage-backed securities ("MBS"). Fannie Mae receives guaranty fees for its guaranty of timely payment of principal of and interest on MBS. Fannie Mae issues MBS primarily in exchange for pools of mortgage loans from lenders. The issuance of MBS enables Fannie Mae to further its statutory purpose of increasing the liquidity of residential mortgage loans.

  Fannie Mae prepares an Information Statement annually which describes Fannie Mae, its business and operations and contains Fannie Mae's audited financial statements. From time to time Fannie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Fannie Mae. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained without charge from the Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016, telephone (202) 752-7115. Fannie Mae is not subject to the periodic reporting requirements of the Exchange Act.

 The Federal Home Loan Mortgage Corporation

  Freddie Mac is a publicly held government-sponsored enterprise created on July 24, 1970 pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). Freddie Mac's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the secondary market for home mortgages (including mortgages secured by housing for low- and moderate-income families involving a reasonable economic return to Freddie Mac) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of Freddie Mac consists of the purchase of conventional residential mortgages and participation interests in such mortgages from mortgage lending institutions and the sale of guaranteed mortgage securities backed by the mortgages so purchased. Freddie Mac generally matches and finances its purchases of mortgages with sales of guaranteed securities. Mortgages retained by Freddie Mac are financed with short- and long-term debt, cash temporarily held pending disbursement to security holders, and equity capital.

  Freddie Mac prepares an Information Statement annually which describes Freddie Mac, its business and operations and contains Freddie Mac's audited financial statements. From time to time Freddie Mac prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Freddie Mac. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained from Freddie Mac by writing or calling Freddie Mac's Investor

Inquiry Department at 8200 Jones Branch Drive, McLean, Virginia, 22102; outside Washington, D.C. metropolitan area, telephone (800) 336-3672; within Washington, D.C. metropolitan area, telephone (703) 759-8160. Freddie Mac is not subject to the periodic reporting requirements of the Exchange Act.

 The Student Loan Marketing Association

  Sallie Mae is a stockholder-owned corporation established by the 1972 amendments to the Higher Education Act of 1965, as amended, to provide liquidity, primarily through secondary market and warehousing activities, for lenders participating in federally sponsored student loan programs, primarily the Federal Family Education Loan ("FFEL") program and the Health Education Assistance Loan Program. Under the Higher Education Act, Sallie Mae is authorized to purchase, warehouse, sell and offer participations or pooled interests in, or otherwise deal in, student loans, including, but not limited to, loans insured under the FFEL program, and to make commitments for any of the foregoing. Sallie Mae is also authorized to buy, sell, hold, underwrite and otherwise deal in obligations of eligible lenders, if such obligations are issued by such eligible lenders for the purpose of making or purchasing federally guaranteed student loans under the Higher Education Act. As a federally chartered corporation, Sallie Mae's structure and operational authorities are subject to revision by amendments to the Higher Education Act or other federal enactments.

  Sallie Mae prepares an Information Statement annually which describes Sallie Mae, its business and operations and contains Sallie Mae's audited financial statements. From time to time Sallie Mae prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of Sallie Mae. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained without charge upon written request to the Corporate and Investor Relations Division of Sallie Mae at 1050 Thomas Jefferson Street, N.W., Washington, D.C. 20007, telephone (202) 298-3010. Sallie Mae is not subject to the periodic reporting requirements of the Exchange Act.

 The Resolution Funding Corporation

  REFCO is a mixed-ownership government corporation established by Title V of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The sole purpose of REFCO is to provide financing for the Resolution Trust Corporation (the "RTC"). REFCO is to be dissolved, as soon as practicable, after the maturity and full payment of all obligations issued by it. REFCO is subject to the general oversight and direction of the Oversight Board, which is comprised of the Secretary of the Treasury, the Chairman of the Board of Governors of the Federal Reserve System, the Secretary of Housing and Urban Development and two independent members to be appointed by the President with the advice and consent of the Senate. The day-to-day operations of REFCO are under the management of a three-member Directorate comprised of the Director of the Office of Finance of the FHLB and two members selected by the Oversight Board from among the presidents of the twelve FHLB.

  The RTC was established by FIRREA to manage and resolve cases involving failed savings and loan institutions pursuant to policies established by the Oversight Board. The RTC was granted authority to issue nonvoting capital certificates to REFCO in exchange for the funds transferred from REFCO to the RTC. Pursuant to FIRREA, the net proceeds of these obligations are used to purchase nonvoting capital certificates issued by the RTC or to retire previously issued REFCO obligations.

  Information concerning REFCO may be obtained from the Secretary/Treasurer, Resolution Funding Corporation, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090; telephone (703) 487-9517. REFCO is not subject to the periodic reporting requirements of the Exchange Act.

 The Federal Home Loan Banks

  The Federal Home Loan Banks constitute a system of twelve federally chartered corporations (collectively, the "FHLB"), each wholly owned by its member institutions. The mission of the FHLB is to enhance the availability of residential mortgage credit by providing a readily available, low-cost source of funds to their member institutions. A primary source of funds for the FHLB is the proceeds from the sale to the public of debt instruments issued as consolidated obligations, which are the joint and several obligations of all the FHLB. The FHLB are supervised and regulated by the Federal Housing Finance Board, which is an independent federal agency in the executive branch of the United States government, but obligations of the FHLB are not obligations of the United States government.

  The Federal Home Loan Bank System produces annual and quarterly financial reports in connection with the original offering and issuance by the Federal Housing Finance Board of consolidated bonds and consolidated notes of the FHLB. Unless otherwise specified in the applicable Prospectus Supplement, questions regarding such financial reports should be directed to the Deputy Director, Financial Reporting and Operations Division, Federal Housing Finance Board, 1777 F Street, N.W., Washington, D.C. 20006; telephone (202) 408-2901. Unless otherwise specified in the applicable Prospectus Supplement, copies of such reports may be obtained by written request to Capital Markets Division, Office of Finance, Federal Home Loan Banks, Suite 1000, 11921 Freedom Drive, Reston, Virginia 22090, telephone (703) 487-9500. The FHLB are not subject to the periodic reporting requirements of the Exchange Act.

 Tennessee Valley Authority

  TVA is a wholly owned corporate agency and instrumentality of the United States of America established pursuant to the Tennessee Valley Authority Act of 1933, as amended (the "TVA Act"). TVA's objective is to develop the resources of the Tennessee Valley region in order to strengthen the regional and national economy and the national defense. The programs of TVA consist of power and nonpower programs. For the fiscal year ending September 30, 1995, TVA received $139 million in congressional appropriations from the federal government for the nonpower programs. The power program is required to be self-supporting from revenues it produces. The TVA Act authorizes TVA to issue evidences of indebtedness that may be serviced only from proceeds of its power program. TVA bonds are not obligations of or guaranteed by the United States government.

  TVA prepares an Information Statement annually which describes TVA, its business and operations and contains TVA's audited financial statements. From time to time TVA prepares supplements to its Information Statement which include certain unaudited financial data and other information concerning the business and operations of TVA. Unless otherwise specified in the applicable Prospectus Supplement, these documents can be obtained by writing or calling Tennessee Valley Authority, 400 West Summit Hill Drive, Knoxville, Tennessee 37902-1499, Attention: Vice President and Treasurer, telephone (423) 632-3366. TVA is not subject to the periodic reporting requirements of the Exchange Act.

 Federal Farm Credit Banks

  The Farm Credit System is a nationwide system of lending institutions and affiliated service and other entities (the "System"). Through its Banks ("FCBs") and related associations, the System provides credit and related services to farmers, ranchers, producers and harvesters of aquatic products, rural homeowners, certain farm-related businesses, agricultural and aquatic cooperatives and rural utilities. System institutions are federally chartered under the Farm Credit Act of 1971, as amended (the "Farm Credit Act"), and are subject to regulation by a Federal agency, the Farm Credit Administration (the "FCA"). The FCBs and associations are not commonly owned or controlled. They are cooperatively owned, directly or indirectly, by their respective borrowers. Unlike commercial banks and other financial institutions that lend to the agricultural sector in addition to other sectors of the economy, under the Farm Credit Act the System institutions are restricted solely to making loans to qualified borrowers in the agricultural sector, to certain related businesses and to rural homeowners. Moreover, the System is required to make credit and other services available in all areas of the nation. In order to fulfill its broad statutory mandate, the System maintains lending units in all 50 states and the Commonwealth of Puerto Rico.

  The System obtains funds for its lending operations primarily from the sale of debt securities issued under Section 4.2(d) of the Farm Credit Act ("Systemwide Debt Securities"). The FCBs are jointly and severally liable on all Systemwide Debt Securities. Systemwide Debt Securities are issued by the FCBs through the Federal Farm Credit Banks Funding Corporation, as agent for the FCBs (the "Funding Corporation").

  Information regarding the FCBs and the Farm Credit System, including combined financial information, is contained in disclosure information made available by the Funding Corporation. This information consists of the most recent Farm Credit System Annual Information Statement and any Quarterly Information Statements issued subsequent thereto and certain press releases issued from time to time by the Funding Corporation. Unless otherwise specified in the applicable Prospectus Supplement, such information and the Farm Credit System Annual Report to Investors for the current and two preceding fiscal years are available for inspection at the Federal Farm Credit Banks Funding Corporation, Investment Banking Services Department, 10 Exchange Place, Suite 1401, Jersey City, New Jersey 07302, telephone (201) 200-8000. Upon request, the Funding Corporation will furnish, without charge, copies of the above information. The FCBs are not subject to the periodic reporting requirements of the Exchange Act.

PRIVATE LABEL CUSTODY RECEIPT SECURITIES

 General

  If so specified in the applicable Prospectus Supplement, the Trust for a Series may include any combination of (i) receipts or other instruments (other than Treasury Strips) evidencing ownership of specific interest and/or principal payments to be made on certain Treasury Bonds held by a custodian ("Private Label Custody Strips") and (ii) receipts or other instruments evidencing ownership of specific interest and/or principal payments to be made on certain Resolution Funding Corporation ("REFCO") bonds ("REFCO Strips"; and together with Private Label Custody Strips, "Private Label Custody Receipt Securities"). The Private Label Custody Receipt Securities, if any, included in a Trust are intended to assure investors that funds are available to make certain specified payments of principal and/or interest due on the related Securities. As such, the Private Label Custody Receipt Securities, if any, included in a Trust are intended both to (i) support the ratings assigned to such Securities, and (ii) perform a function similar to that described herein under "Description of the Transfer and Servicing Agreements--Credit and Cash Flow Enhancement". A description of the respective general features of Private Label Custody Strips and REFCO Strips is set forth below.

  The Prospectus Supplement for each Series of Securities the Trust with respect to which contains Private Label Custody Receipt Securities will contain information as to: (i) the title and series of each such Private Label Custody Receipt Security, the aggregate principal amount, denomination and form thereof; (ii) the limit, if any, upon the aggregate principal amount of such Private Label Custody Receipt Security; (iii) the dates on which, or the range of dates within which, the principal of (and premium, if any, on) such Private Label Custody Receipt Security will be payable; (iv) the rate or rates, or the method of determination thereof, at which such Private Label Custody Receipt Security will bear interest, if any, the date or dates from which such interest will accrue, and the dates on which such interest will be payable; (v) whether such Private Label Custody Receipt Security was issued at a price lower than the principal amount thereof; (vi) material events of default or restrictive covenants provided for with respect to such Private Label Custody Receipt Security; (vii) the rating thereof, if any: (viii) the issuer of such Private Label Custody Receipt Security; (ix) the material risks, if any, posed by such Private Label Custody Receipt Security and the issuer thereof (which risks, if appropriate, will be described in the "Risk Factors" section of the related Prospectus Supplement); and (x) any other material terms of such Private Label Custody Receipt Security. With respect to a Trust which includes a pool of Private Label Custody Receipt Securities, the related Prospectus Supplement will, to the extent applicable, describe the composition of the Private Label Custody Receipt Securities' pool, certain material events of default or restrictive covenants common to the Private Label Custody Receipt Securities, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the terms set forth in (iii), (iv) and (v) of the preceding sentence and any other material terms regarding such pool.

  The Private Label Custody Receipt Securities included in a Trust will be senior, unsecured, nonredeemable obligations of the issuers thereof, will be denominated in United States dollars and, if rated, will be rated at least investment grade by at least one nationally recognized rating agency. In addition, the inclusion of Private Label Custody Receipt Securities in a Trust with respect to a Series of Securities is conditioned upon their characteristics being in form and substance satisfactory to the Rating Agency rating the related Series of Securities. Each Trust will be provided with an opinion of Federal Tax Counsel to the effect that the Private Label Custody Receipt Securities included in such Trust are exempt from the registration requirements of the Securities Act. A copy of such opinion will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement.

 Private Label Custody Strips

  The first "stripping" of Treasury Bonds occurred in the 1970s when government securities dealers physically separated coupons from definitive certificates and offered them to investors as tax-deferred investments. Investors were able to purchase the "strip" at a deep discount and pay no federal income tax until resale or maturity. This tax treatment was limited in 1982 by the Tax Equity and Fiscal Responsibility Act ("TEFRA") which required holders of such strips to accrue a portion of the discount toward par annually and report such accrual, even though unrealized, as taxable income. TEFRA also required that all new Treasury issues be made available only in book-entry form.

  The shift to "book-entry only" Treasury Bonds created a shortage of the physical certificates needed for stripping. In response, various dealers created custodial receipt programs in which Treasury Bonds in book-entry form were deposited with custodians who would thereupon issue certificates evidencing rights in principal and interest payments. Some of the better known programs first came to market in 1982 and 1983. Although available eventually in denominations as small as $1,000, these custodial receipts lacked the liquidity of the physical strips. While physical strips had multiple market-makers, custodial receipts were proprietary and, as such, the sole market-maker would usually be an affiliate of the program's sponsor. As a result, the market that developed for such receipts was segmented.

  In early 1984, a group of dealers sought to enhance the liquidity of custodial receipts by developing a generic, multiple market-maker security known as a TR (Treasury Receipt). A large secondary market quickly developed in these generic Treasury Strips.

  Treasury Receipts, physical strips and the proprietary receipts trade at varying discounts from STRIPS which reflect, among other things, lower levels of liquidity and the structuring difference discussed above.

  A holder of a Private Label Custody Strip (as opposed to a STRIP) cannot enforce payment on such Treasury Strip against the Treasury, instead, such holder must look to the custodian for payment. Such custodian (and such holder of a Private Label Custody Strip that obtains ownership of the underlying Treasury Bond) can enforce payment of the underlying Treasury Bond against the Treasury. If any Private Label Custody Strips are included in a Trust with respect to any Series of Securities, the Prospectus Supplement for such Series will include the identity and a brief description of each custodian that issued such Private Label Custody Strips. If the Company knows that the depositor of the Treasury Bonds underlying such Private Label Custody Strips is the Company or any of its affiliates, the Company will disclose such fact in such Prospectus Supplement.

 REFCO Strips

  A REFCO Bond may be divided into its separate components, consisting of: (i) each future semiannual interest distribution (an "Interest Component"); and
(ii) the principal payment (the "Principal Component") (each component individually hereinafter referred to as a "REFCO Strip"). REFCO Strips are not created by REFCO. Instead, third parties such as investment banking firms create them. Each REFCO Strip has an identifying designation and CUSIP number. REFCO Strips generally trade in the market for Treasury Strips at yields of a few basis points over Treasury Strips of similar maturities. REFCO Strips are viewed generally by the market as liquid investments.

  For a REFCO Bond to be separated into its components, the par amount of the REFCO Bond must be in an amount which, based on the stated interest rate of the REFCO Bond, will produce a semiannual interest payment of $1,000 or an integral multiple thereof. REFCO Bonds may be separated into their components at any time from the issue date until maturity. Once created, REFCO Strips are maintained and transferred in integral multiples of $1,000.

  A holder of a REFCO Strip cannot enforce payment on such REFCO Strip against REFCO. Instead, such holder must look to the custodian for payment . Such custodian (and such holder of a REFCO Strip that obtains ownership of the underlying REFCO Bond) can enforce payment of the underlying REFCO Bond against REFCO. The identity and a brief description of each custodian that has issued any REFCO Strip included in a Trust will be set forth in the related Prospectus Supplement. If the Company knows that the depositor of the REFCO Bonds underlying the REFCO Strips included in the Trust is the Company or any of its affiliates, the Company will disclose such fact in such Prospectus Supplement.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

  The weighted average life of the Notes, if any, and the Certificates of any Series generally will be influenced by the rate at which the principal balances of the related Primary Assets are paid, which payment may be in the form of scheduled amortization or prepayments. With respect to Securities backed by Receivables and to receivables underlying Collateral Certificates, the term "prepayments" includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies, or the Repurchase Amount of Receivables and/or Collateral Certificates repurchased by the Company or a Seller or purchased by a Servicer for administrative reasons. With respect to Securities backed by Government Securities and/or Private Label Custody Receipt Securities, as applicable, the term "prepayments" means the Repurchase Amount of such Government Securities and/or Private Label Custody Receipt Securities repurchased by the Company or purchased by a Servicer for administrative reasons. Substantially all of the Receivables and receivables underlying Collateral Certificates are prepayable at any time without penalty to the Obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of the related seller. The rate of prepayment on receivables may also be influenced by the structure of the loan. In addition, under certain circumstances, the related Seller will be obligated to repurchase Receivables from a given Trust pursuant to the related Receivables Purchase Agreement as a result of breaches of representations and warranties, and the Servicer will be obligated to purchase Receivables from such Trust pursuant to the Sale and Servicing Agreement or Pooling and Servicing Agreement as a result of breaches of certain covenants. See "Description of the Transfer and Servicing Agreements-- Sale and Assignment of Primary Assets" and "Servicing Procedures". See also "Certain Matters Regarding the Servicer--Termination" regarding the Servicer's option to purchase Primary Assets from a given Trust.

  In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Notes and/or Certificates of a Series on each Distribution Date since such amount will depend, in part, on the amount of principal collected on the related Primary Assets during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of payment of Primary Assets will be borne entirely by the Noteholders and Certificateholders. The related Prospectus Supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to particular Primary Assets and the related Series of Securities.

                     POOL FACTORS AND TRADING INFORMATION

  The "Note Pool Factor" for each class of Notes will be a seven-digit decimal which the Servicer or Trustee will compute prior to each distribution with respect to such class of Notes indicating the remaining outstanding principal balance of such class of Notes, as of the applicable Distribution Date (after giving effect to payments to be made on such Distribution Date), as a fraction of the initial outstanding principal balance of such class of Notes. The "Certificate Pool Factor" for each class of Certificates will be a seven-digit decimal which the Servicer or Trustee will compute prior to each distribution with respect to such class of Certificates indicating the remaining Certificate Balance of such class of Certificates, as of the applicable Distribution Date (after giving effect to distributions to be made on such Distribution Date), as a fraction of the initial Certificate Balance of such class of Certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related Closing Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Notes or the reduction of the Certificate Balance of the applicable class of Certificates. A Noteholder's portion of the aggregate outstanding principal balance of the related class of Notes will be the product of (i) the original denomination of such Noteholder's Note and (ii) the applicable Note Pool Factor at the time of determination. A Certificateholder's portion of the aggregate outstanding Certificate Balance for the related class of Certificates will be the product of (a) the original denomination of such Certificateholder's Certificate and (b) the applicable Certificate Pool Factor at the time of determination.

  As provided in the related Prospectus Supplement, the Noteholders, if any, and the Certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Pool Balance and each Note Pool Factor or Certificate Pool Factor, as applicable. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Certain Information Regarding the Securities-- Statements to Securityholders".

                          THE SELLER AND THE SERVICER

  Certain information with respect to the Seller and the Servicer will be set forth in the related Prospectus Supplement.

                                USE OF PROCEEDS

  If so provided in the related Prospectus Supplement, the net proceeds from the sale of the Securities of a Series will be applied by the applicable Trust to the purchase of the Primary Assets from the Company or the Seller, as applicable. The Company will use the portion of such proceeds paid to it to purchase the Primary Assets.

                           DESCRIPTION OF THE NOTES

GENERAL

  Each Owner Trust will issue one or more classes of Notes pursuant to an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary describes the material provisions of each Indenture which are anticipated to be common to any Notes included in a Series of Securities. The following summary does not purport to be a complete description of all terms of the related Notes or Indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related Notes and Indenture.

  If so specified in the related Prospectus Supplement, each class of Notes will initially be represented by one or more certificates registered in the name of the nominee of DTC (together with any successor depository selected by the Trust, the "Depository"). The Notes will be available for purchase in minimum denominations of $1,000 or such other minimum denomination as shall be specified in the related Prospectus Supplement and integral multiples thereof in book-entry form or such other form as shall be specified in the related Prospectus Supplement. If the Notes are available in book-entry form only, the Company has been informed by DTC that DTC's nominee will be Cede unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Notes of each class. If the Notes are available in book-entry form only, unless and until Definitive Notes are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Noteholder will be entitled to receive a physical certificate representing a Note. If the Notes are available in book-entry form only, all references herein and in the related Prospectus Supplement to actions by Noteholders refer to action taken by DTC upon instructions from it participating organizations, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as registered holder of the Notes, for distribution to Noteholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and
"--Definitive Securities".

DISTRIBUTION OF PRINCIPAL AND INTEREST

  The timing and priority of payment, seniority, allocations of losses, Interest Rate and amount of or method of determining payments of principal and interest on each class of Notes of a Series will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of Notes of such Series, as described in the related Prospectus Supplement. The related Prospectus Supplement may provide that payments of interest on the Notes will be made prior to payments of principal thereon. If so provided in the related Prospectus Supplement, a Series of Notes may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payments or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes of a Series or the method for determining such Interest Rate. One or more classes of Notes of a Series may be redeemable in whole or in part under the circumstances specified in the related Prospectus Supplement, including as a result of the exercise by the Servicer of its option to purchase the related Receivable Pool. See "Certain Matters Regarding the Servicer--Termination".

  To the extent specified in any Prospectus Supplement, one or more classes of Notes of a given Series may have fixed principal payment schedules, as set forth in such Prospectus Supplement. Holders of any Notes will be entitled to receive payments of principal on any given Distribution Date in the applicable amount set forth on such schedule with respect to such Notes, in the manner and to the extent set forth in the related Prospectus Supplement.

  The related Prospectus Supplement may also provide that payment of interest to Noteholders of all classes within a Series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on a Distribution Date, in which case each class of Notes will receive its ratable share (based upon the aggregate amount of interest due to such class of Notes) of the aggregate amount available to be distributed on such date as interest on the Notes of such Series. See "Description of the Transfer and Servicing Agreements-- Distributions" and "--Credit and Cash Flow Enhancement".

  In the case of a Series of Securities issued by an Owner Trust that includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Payments in respect of principal of and interest on any class of Notes will be made on a pro rata basis among all the Noteholders of such class or by such other method as is specified in the Prospectus Supplement.

PROVISIONS OF THE INDENTURE

  Events of Default; Rights upon Event of Default. "Events of Default" in respect of a Series of Notes under the related Indenture will consist of: (i) a default for five days or more in the payment of any interest on any such
Note: (ii) a default in the payment of the principal of, or any installment of the principal of, any such Note when the same becomes due and payable; (iii) a default in the observance or performance of any material covenant or agreement of the related Trust made in such Indenture and the continuation of any such default for a period of 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and Servicer on behalf of the related Trustee delivers an Officer's Certificate to the related Indenture Trustee to the effect that such Trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after notice thereof is given to the related Trust by the applicable Indenture Trustee or to such Trust and the related Indenture Trustee by the holders of 25% of the aggregate outstanding principal amount of such Notes;
(iv) any representation or warranty made by such Trust in the related Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, if such breach is not cured with 30 days (or for such longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 90 days or less and Servicer on behalf of the related Trustee delivers an Officer's Certificate to the related Indenture Trustee to the effect that such Trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy such default) after notice thereof is given to such Trust by the applicable Indenture Trustee or to such Trust and such Indenture Trustee by the holder of 25% of the aggregate outstanding principal amount of such Notes;
(v) certain events of bankruptcy, insolvency, receivership or liquidation with respect to such Trust or a substantial part of the property of such Trust and
(vi) such other events as may be specified in the Prospectus Supplement. The amount of principal required to be paid to Noteholders of each Series under the related Indenture on any Distribution Date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Distribution Date for such class of Notes.

  If an Event of Default should occur and be continuing with respect to the Notes of any Series, the related Indenture Trustee or holders of a majority in principal amount of such Notes may declare the principal of such Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of such Notes then outstanding.

  If the Notes of any Series are declared due and payable following an Event of Default, the related Indenture Trustee may institute proceedings to collect amounts due thereon, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Primary Assets or elect to have the applicable Trust maintain possession of such Primary Assets and continue to apply collections on such Primary Assets as if there had been no declaration of acceleration. Subject to certain limitations that, if applicable, will be specified in the related Prospectus Supplement, the Indenture Trustee will be prohibited from selling the Primary Assets following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any Note of such Series, unless (i) the holders of all such outstanding Notes consent to such sale,
(ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or
(iii) such Indenture Trustee determines that the proceeds of the Primary Assets would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such obligations had not been declared due and payable, and such Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of such Notes.

  Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Event of Default occurs and is continuing with respect to a Series of Notes, such Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the Notes of a Series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related Indenture Trustee. In addition, the holders of Notes representing a majority of the aggregate outstanding principal amount of such Notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal of or interest on any Note or a default in respect of a covenant or provision of such Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding Notes of such Series.

  Except to the extent provided in the related Prospectus Supplement, no holder of a Note will have the right to institute any proceeding with respect to the related Indenture, unless: (i) such holder previously has given to the applicable Indenture Trustee written notice of a continuing Event of Default;
(ii) the holders of not less than 25% of the outstanding principal amount of such Notes have made written request to such Indenture Trustee to institute such proceeding in its own name as Indenture Trustee; (iii) such holder or holders have offered such Indenture Trustee reasonable indemnity; (iv) such Indenture Trustee has for 60 days failed to institute such proceeding; and (v) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority of the outstanding principal amount of the Notes of such Series.

  With respect to any Owner Trust, none of the related Indenture Trustee in its individual capacity, the related Trustee in its individual capacity, any holder of a Certificate representing an ownership interest in such Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related Notes or for the agreements of such Trust contained in the applicable Indenture.

  No Trust may engage in any activity other than as described herein or in the related Prospectus Supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture, pursuant to any Advances made to it by the Servicer or otherwise in accordance with the Related Documents (as defined herein).

  Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia; (ii) such entity expressly assumes such Trust's obligation to make due and punctual payments upon the Notes of the related Series and to perform or observe every agreement and covenant of such Trust under the Indenture; (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation; (iv) such Trust has been advised by each Rating Agency that such merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the Notes or Certificates of such Series; (v) such Trust has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder; (vi) any action as is necessary to maintain the lien and security interest created by the Indenture has been taken; and (vii) such Trust has delivered to the related Indenture Trustee an Officer's Certificate and an opinion of counsel that the merger complies with the requirements and conditions precedent of the Indenture.

  No Owner Trust will (i) except as expressly permitted by the applicable Indenture, the applicable Transfer and Servicing Agreements or certain other documents with respect to such Trust (the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of such Trust;
(ii) claim any credit on or make any deduction from the principal and interest payment in respect to the related Notes (other than amounts withheld under the Code or applicable state tax laws) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon such Trust; (iii) dissolve or liquidate in whole or in part; (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby; (v) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of such Trust or any part thereof, or any interest therein or the proceeds thereof; or (vi) permit the lien of the related Indenture not to constitute a valid first priority security interest (other than with respect to a tax, mechanics' or similar lien) in the asset of such Trust.

  Each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

  Modification of Indenture. Each Trustee and the related Indenture Trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the Notes of the related Series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders. Except as otherwise provided in the related Indenture, without the consent of the holder of each outstanding Note affected thereby, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any such Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto, change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the property of the related Trust to payment of principal or interest on the Notes of such Series, or change any place of payment where or the coin or currency in which any such Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the related Indenture; (iii) reduce the percentage of the aggregate amount of the outstanding Notes of such Series, the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the related Indenture or of certain defaults thereunder and their consequences as provided for in such Indenture; (iv) modify or alter the provisions of the related Indenture regarding the voting of Notes held by the applicable Owner Trust, any other obligor on such Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of such Notes, the consent of the holders of which is required to direct the related Indenture Trustee to sell or liquidate the Primary Assets if the proceeds of such sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding Notes of such Series; (vi) decrease the percentage of the aggregate principal amount of such Notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the Notes of such Series necessary to amend such Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for such Notes or, except as otherwise permitted or contemplated in such Indenture, terminate the lien of such Indenture on any such collateral or deprive the holder of any such Note of the security afforded by the lien of such Indenture.

  An Owner Trust and the related Indenture Trustee may also enter into supplemental indentures, without obtaining the consent of the Noteholders of the related Series, (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Indenture; or (iii) for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture or of modifying in any manner the rights of such Noteholders; provided that such action referred to in clause
(iii) above will not materially and adversely affect the interest of any such Noteholder.

  Annual Compliance Statement. Each Owner Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

  Indenture Trustee's Annual Report. If required by the Trust Indenture Act, the Indenture Trustee for each Owner Trust will mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness, if any, owing by such Owner Trust to the applicable Indenture Trust in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects the related Notes that has not been previously reported.

  Satisfaction and Discharge of Indenture. Each Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with such Indenture Trustee of funds sufficient for the payment in full of all such Notes.

THE INDENTURE TRUSTEE

  The Indenture Trustee for a Series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any Series may resign at any time, in which event the related Owner Trust will be obligated to appoint a successor indenture trustee for such Series. Additionally, the Holders of a majority of the outstanding amount of the Notes of a Series may remove the related Indenture Trustee and appoint a successor Indenture Trustee. An Owner Trust may also remove the related Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture, if certain insolvency events occur with respect to such Indenture Trustee or if such Indenture Trustee otherwise becomes incapable of acting as Indenture Trustee. In such circumstances, such Owner Trust will be obligated to appoint a successor Indenture Trustee for the applicable Series of Notes. No resignation or removal of the Indenture Trustee and appointment of a successor indenture trustee for a Series of Notes will become effective until the acceptance of the appointment by the successor indenture trustee for such Series and payment of all fees and expenses owed to the outgoing Indenture Trustee.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  Each Trust will issue one or more classes of Certificates pursuant to a Trust Agreement or Pooling and Servicing Agreement, as applicable. A form of each of the Trust Agreement and the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary describes the material provisions of the Trust Agreement and the Pooling and Servicing Agreement, in each case, which are anticipated to be common to any Certificates included in a Series of Securities. The following summary does not purport to be a complete description of all terms of the related Notes, Trust Agreement or Pooling and Servicing Agreement and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Certificates and Trust Agreement or Pooling and Servicing Agreement, as applicable.

  If so specified in the related Prospectus Supplement and except for the Certificates, if any, of a Series purchased by an affiliate of Credit Suisse First Boston or a Seller or an affiliate of such Seller, each class of Certificates will initially be represented by one or more certificates registered in the name of the Depository. The Certificates will be available for purchase in minimum denominations of $10,000 or such other minimum denomination as shall be specified in the related Prospectus Supplement and integral multiples of $1,000 in excess thereof in book-entry form only (or such other form as shall be specified in the related Prospectus Supplement). If the Certificates are available in book-entry form only, the Company has been informed by DTC that DTC's nominee will be Cede. Accordingly, such nominee is expected to be the holder of record of the Certificates of any Series. If the Certificates are available in book-entry form only, unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than an affiliate of Credit Suisse First Boston or a Seller or an affiliate of such Seller) will be entitled to receive a physical certificate representing a Certificate. If the Certificates are available in book-entry form only, all references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Securities--Book-Entry Registration" and "--Definitive Securities". Any

Certificate of a Series owned by an affiliate of Credit Suisse First Boston or a Seller or an affiliate of such Seller will be entitled to equal and proportionate benefits under the applicable Trust Agreement or Pooling and Servicing Agreement, as applicable, except that, unless otherwise provided in the related Trust Agreement, such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the Related Documents.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

  The timing and priority of distributions, seniority, allocations of losses, Certificate Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest on each class of Certificates of a Series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (the "Distribution Date") and will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a Series of Certificates may include one or more classes of Strip Certificates entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. Each class of Certificates may have a different Certificate Pass-Through Rate, which may be a fixed, variable or adjustable Certificate Pass-Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Certificate Pass-Through Rate for each class of Certificates of a Series or the method for determining such Certificate Pass-Through Rate.

  In the case of a Series of Securities that includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be as set forth in the related Prospectus Supplement. In the case of Certificates issued by an Owner Trust, distributions in respect of such Certificates will be subordinated to payments in respect of the Notes of such Series and to the extent described in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a pro rata basis among all holders of Certificates of such class.

                 CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

  If so specified in the related Prospectus Supplement, DTC will act as securities depository for each class of Securities offered hereby. Each class of Securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC. As such, it is anticipated that the only "Noteholder" and/or "Certificateholder" with respect to a Series of Securities will be Cede, as nominee of DTC. Beneficial owners of the Securities ("Security Owners") will not be recognized as "Noteholders" by the related Indenture Trustee, as such term is used in each Indenture, or as "Certificateholders" by the related Trustee, as such term is used in each Trust Agreement or Pooling and Servicing Agreement, as applicable, and Security Owners will be permitted to exercise the rights of Noteholders or Certificateholders only indirectly through DTC and its participating members ("Participants").

  DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

  Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the Securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related Indenture Trustee or the related Trustee, as applicable, through Participants or Indirect Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee or Indenture Trustee to DTC's nominee. DTC will then forward such payments to the Participants, which thereafter will forward them to Indirect Participants or Security Owners.

  Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and to receive and transmit distributions of principal of and interest on the Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Securities similarly are required to make book-entry transfers and to receive and transmit such payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the Securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

  Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Securities, may be limited due to the lack of a physical certificate representing such Securities.

  DTC has advised the Company that it will take any action permitted to be taken by a Security Owner under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, only at the direction of one or more Participants to whose account with DTC the Securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

  Except as required by law, none of Credit Suisse First Boston, the Company, the related Seller, the related Servicer, or related Indenture Trustee, if any, or the related Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of Securities of any Series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

  If so stated in the related Prospectus Supplement, the Notes and/or Certificates of a given Series will be issued in fully registered, certificated form ("Definitive Notes" and "Definitive Certificates", respectively, and, collectively, "Definitive Securities") to Noteholders or Certificateholders or their respective nominees, rather than to DTC or its nominee, only if (i) the related Trustee of a Grantor Trust or the related Indenture Trustee in the case of an Owner Trust, as applicable, determines that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the related Securities and such Indenture Trustee or Trustee, as applicable, is unable to locate a qualified successor, (ii) the Indenture Trustee or Trustee, as applicable, elects, at its option, to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default or Servicer Default, Security Owners representing at least a majority of the outstanding principal amount of the Notes or Certificates, as applicable, of such Series, advise the related Trustee through DTC that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the related Security Owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, the related Trustee or Indenture Trustee, as applicable, will be required to notify the related Security Owners, through Participants, of the availability of Definitive Securities. Upon surrender by DTC of the certificates representing all Securities of any affected class and the receipt of instructions for re-registration, the Trustee will issue Definitive Securities to the related Security Owners. Distributions on the related Definitive Securities will be made thereafter by the related Trustee or Indenture Trustee, as applicable, directly to the holders in whose name the related Definitive Securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth herein and in the related Indenture or the related Trust Agreement or Pooling and Servicing Agreement, as applicable. Distributions will be made by check mailed to the address of such holders as they appear on the register specified in the related Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable; however, the final payment on any Securities (whether Definitive Securities or Securities registered in the name of a Depository or its nominee) will be made only upon presentation and surrender of such Securities at the office or agency as specified in the notice of final distribution to Securityholders.

  Definitive Securities will be transferable and exchangeable at the offices of the related Trustee or Indenture Trustee (or any security registrar appointed thereby), as applicable. No service charge will be imposed for any registration of transfer or exchange, but such Trustee or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

STATEMENTS TO SECURITYHOLDERS

  With respect to each Series of Securities, on or prior to each Distribution Date, the related Servicer will prepare and forward to the related Indenture Trustee or Trustee to be included with the distribution to each Securityholder of record a statement setting forth for the related Collection Period the following information (and any other information specified in the related Prospectus Supplement):

    (i) the amount of the distribution allocable to principal of each class of Securities of such Series;

    (ii) the amount of the distribution allocable to interest on each class of Securities of such Series;

    (iii) if applicable, the amount of the Servicing Fee paid to the related Servicer with respect to the related Collection Period;

    (iv) the outstanding principal balance and Note Pool Factor for each class of Notes, if any, and the Certificate Balance and Certificate Pool Factor for each class of Certificates of such Series as of the related record date;

    (v) the balance of any Reserve Account or other form of credit enhancement, after giving effect to any additions thereto or withdrawals therefrom or reductions thereto to be made on the following Distribution Date; and

    (vi) the aggregate amount of realized losses, if any, in respect of Receivables and any other loss, delinquency or other ratios set forth in the related Prospectus Supplement for the related Collection Period.

Items (i), (ii) and (iv) above with respect to the Notes or Certificates of a Series will be expressed as a dollar amount per $1,000 of initial principal balance of such Notes or the initial Certificate Balance of such Certificates, as applicable.

  In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related Trustee or Indenture Trustee, as applicable, will mail to each person who at any time during such calendar year shall have been a registered Securityholder a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Material Federal Income Tax Consequences".

LIST OF SECURITYHOLDERS

  Three or more holders of the Notes of any Series or one or more holders of such Notes evidencing not less than 25% of the aggregate outstanding principal balance thereof may, by written request to the related Indenture Trustee, obtain access to the list of all Noteholders maintained by such Indenture Trustee for the purpose of communicating with other Noteholders with respect to their rights under the related Indenture or under such Notes. Such Indenture Trustee may elect not to afford the requesting Noteholders access to the list of Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting Noteholders, to all Noteholders of such Series.

  Three or more holders of the Certificates of any Series or one or more holders of such Certificates evidencing not less than 25% of the Certificate Balance of such Certificates may, by written request to the related Trustee, obtain access to the list of all Certificateholders maintained by such Trustee for the purpose of communicating with other Certificateholders with respect to their rights under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, or under such Certificates.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

  The following summary describes the material provisions (in each such case, to the extent anticipated to be common to any Series of Securities) of: (i) each Receivables Purchase Agreement pursuant to which the Seller will transfer Receivables to the Company, (ii) each Trust Agreement or Pooling and Servicing Agreement pursuant to which a Trust will be created, Collateral Certificates, Government Securities and/or Private Label Custody Receipt Securities, as applicable, may be sold or transferred to such Trust, Certificates will be issued, and the Servicer will service Receivables and the Trustee will manage Government Securities, if any and Private Label Custody Receipt Securities, if any (in the case of a Grantor Trust), (iii) each Sale and Servicing Agreement pursuant to which the Company will transfer Receivables to a Trust and the Servicer will service Receivables (in the case of an Owner Trust) or (iv) in the case of Securities backed by Collateral Certificates, each Trust Agreement pursuant to which a Trust will be created, Collateral Certificates will be sold or transferred to such Trust, Government Securities and Private Label Custody Receipt Securities may be sold or transferred to such Trust and a Trustee will manage Collateral Certificates, Government Securities, if any, and Private Label Custody Receipt Securities, if any (collectively, the "Transfer and Servicing Agreements"). Forms of the Transfer and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be a complete description of all of the terms of the Transfer and Servicing Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transfer and Servicing Agreement.

SALE AND ASSIGNMENT OF PRIMARY ASSETS

  In the case of Primary Assets consisting of Receivables, on or prior to the related Closing Date, a Seller will transfer and assign to the Company, pursuant to a Receivables Purchase Agreement, without recourse, all of its right, title and interest in and to Receivables in the outstanding principal amount specified in the related Prospectus Supplement, including its security interests in the related Financed Vehicles. Each such Receivable will be identified in a schedule appearing as an exhibit to the related Receivables Purchase Agreement (the "Schedule of Receivables").

  In each Receivables Purchase Agreement the Seller will represent and warrant to the Company, among other things, that (i) the information set forth in the Schedule of Receivables is correct in all material respects as of the applicable Cutoff Date; (ii) the Obligor on each Receivable is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the Seller's normal requirements; (iii) on the Closing Date, the Receivables are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened; (iv) at the Closing Date, each of the Receivables is secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the Seller; (v) each Receivable, at the time it was originated, complied and, on the Closing Date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and (vi) any other representations and warranties that may be set forth in the related Prospectus Supplement.

  To the extent specified in the related Prospectus Supplement, as of the last day of the second Collection Period (or, if the Seller so elects, the last day of the first Collection Period) following the discovery by or notice to the Seller of any breach of a representation and warranty of the Seller that materially and adversely affects the interests of the related Trust in any Receivable, the Seller will be obligated to repurchase such Receivable, unless the Seller cures such breach in a timely fashion. The purchase price for any such Receivable will be equal to the unpaid principal balance owed by the Obligor on such Receivable, plus accrued and unpaid interest on such unpaid principal balance at the applicable APR to the last day of the month of repurchase (the "Repurchase Amount"). This repurchase obligation will constitute the sole remedy available to the Securityholders, the related Trustee and any related Indenture Trustee for any such uncured breach.

  On the related Closing Date, the Company will transfer and assign to the related Trust, pursuant to a Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to Primary Assets in the outstanding principal amount specified in the related Prospectus Supplement. Concurrently with the transfer and assignment of such Primary Assets to the related Trust, the related Trustee or Indenture Trustee, as applicable, will execute, authenticate and deliver the related Securities.

  Pursuant to the terms of the Sale and Servicing Agreement or the Pooling and Servicing Agreement, as applicable, the Company will assign to the related Trust the representations and warranties made by the related Seller under the related Receivables Purchase Agreement for the benefit of the related Securityholders and will make certain limited representations and warranties with respect to the other Primary Assets included in the Trust. To the extent that the related Seller does not repurchase a Primary Asset in the event of a breach of its representations and warranties with respect to such Primary Asset, the Company will not be required to repurchase such Primary Asset unless such breach also constitutes a breach of one of the Company's representations and warranties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, with respect to such Primary Asset, if any, and such breach materially and adversely affects the interests of the Securityholders in any such Primary Asset. Neither the Seller nor the Company will have any other obligation with respect to the Primary Assets or the Securities.

TRUST ACCOUNTS

  With respect to each Owner Trust, the Servicer will establish and maintain with the related Indenture Trustee, or the Trustee will establish and maintain, (a) one or more accounts, on behalf of the related Securityholders, into which all payments made on or in respect of the related Primary Assets will be deposited (the "Collection Account") and (b) an account, in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). With respect to each Owner Trust and Grantor Trust, the Servicer or the related Trustee will establish and maintain an account, in the name of such Trustee on behalf of the Certificateholders, into which amounts released from the Collection Account and any Reserve Account or other form of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to any Grantor Trust, the Servicer or the related Trustee will also establish and maintain the Collection Account and any other Trust Account in the name of the related Trustee on behalf of the related Certificateholders.

  If so provided in the related Prospectus Supplement, the Servicer will establish for each Series of Securities an additional account (the "Payahead Account"), in the name of the related Indenture Trustee (in the case of an Owner Trust) or Trustee (in the case of a Grantor Trust), into which, to the extent required in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, early payments made by or on behalf of Obligors on Precomputed Receivables will be deposited until such time as such payments become due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to Noteholders or

Certificateholders. Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

  For each Series of Securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Reserve Account or other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") will be invested as provided in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, in Eligible Investments. "Eligible Investments" will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related Securities. Eligible Investments will generally be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of such Series. However, to the extent permitted by the Rating Agencies, funds in any Reserve Account may be invested in securities that will not mature prior to the date of such next scheduled distribution with respect to such Notes or Certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a Reserve Account at any time may be less than the balance of such Reserve Account. If the amount required to be withdrawn from a Reserve Account to cover shortfalls in collections on the related Receivables (as provided in the related Prospectus Supplement) exceeds the amount of available funds on deposit in such Reserve Account, a temporary shortfall in the amounts distributed to the related Noteholders or Certificateholders could result, which could, in turn, increase the average life of the related Notes or Certificates. Unless otherwise and to the extent provided in the related Prospectus Supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), will be deposited in the applicable Collection Account on each Distribution Date and will be treated as collections of interest on the related Receivables.

  The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Indenture Trustee or Trustee, as applicable, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) that has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

PRE-FUNDING

  If so specified in the related Prospectus Supplement, a portion of the issuance proceeds of the Securities of a particular Series (such amount, the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire additional Receivables from time to time during the time period specified in the related Prospectus Supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Receivables, such Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an "Eligible Investment" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940): (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence (i) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt, (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency, (iii) certificates of deposit having a rating in the highest rating category from each Rating Agency or (iv) investments in money market funds which are (or which are composed of instruments or other investments which are) rated in the highest rating category from each Rating Agency; (b) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause
(a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 270 days) having a credit rating in the highest rating category from each Rating Agency; (d) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each Rating Agency; (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(i), (a)(iii) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and (f) any other investment with respect to which each Rating Agency rating such Securities indicates will not result in the reduction or withdrawal of its then existing rating of the Securities. Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

  During any Pre-Funding Period, the Depositor will be obligated (subject only to the availability thereof) to transfer to the related Trust Fund additional Receivables from time to time during such Pre-Funding Period. Such additional Receivables will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Receivables included in the Trust Fund as of the Closing Date subject to such exceptions as are expressly stated in such Prospectus Supplement.

  Although the specific parameters of the Pre-Funding Account with respect to any issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 90 days from the related Closing Date; (b) that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Receivables included in the related Trust Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement); and (c) the Pre-Funded Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.

SERVICING PROCEDURES

  To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Company and each Trust will designate the Servicer as custodian to maintain possession, as such Trust's agent, of the related Motor Vehicle Installment Contracts and any other documents relating to the Receivables. The Seller's and the Servicer's accounting records and computer systems will be marked to reflect the sale and assignment of the related Receivables to each Trust, and UCC financing statements reflecting such sale and assignment will be filed.

  The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and will, consistent with the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, follow such collection procedures as it follows with respect to comparable Motor Vehicle Installment Contracts it services for itself and others. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, but no such arrangement will, for purposes of any Sale and Servicing Agreement or Pooling and Servicing Agreement, reduce the contract rate of, the amount of the scheduled payments under, or extend the final payment date of, any Receivable beyond the Final Scheduled Maturity Date (as such term is defined with respect to any Receivables Pool in the related Prospectus Supplement). Some of such arrangements may result in the Servicer purchasing the Receivables for the Repurchase Amount, while others may result in the Servicer making Advances. The

Servicer may sell the related Financed Vehicle securing any Receivable at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

COLLECTIONS

  With respect to each Trust, the Servicer or the Trustee will deposit all payments on the related Primary Assets (from whatever source) and all proceeds of such Primary Assets, collected during a Collection Period into the related Collection Account not later than two business days after receipt thereof. However, notwithstanding the foregoing, such amounts may be remitted to the Collection Account by the Servicer on a monthly basis on or prior to the applicable Distribution Date if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related Prospectus Supplement is satisfied. Pending deposit into the Collection Account, such collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the Servicer were unable to remit such funds to the Collection Account on any Distribution Date, Securityholders might incur a loss. To the extent set forth in the related Prospectus Supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Primary Assets and payment of the aggregate Repurchase Amount with respect to Receivables repurchased by the Servicer.

  Collections on a Precomputed Receivable during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the Servicer with respect to such Receivable (as described below), and then to the scheduled monthly payment due on such Receivable. Any portion of such collections remaining after the scheduled monthly payment has been made (such excess amounts, the "Payaheads") will, unless such remaining amount is sufficient to prepay the Precomputed Receivable in full (and subject to certain limitations which, if applicable, will be specified in the related Prospectus Supplement), be transferred to and kept in the Payahead Account until such later Distribution Date on which such Payaheads may be applied either to the scheduled monthly payment due during the related Collection Period or to prepay such Receivable in full.

ADVANCES

  If specified in the related Prospectus Supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the Servicer generally will make a Precomputed Advance of the shortfall. The Servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance from subsequent collections or recoveries on such Receivable or other Precomputed Receivables in the related Receivables Pool. The Servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. The Servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related Obligor or from insurance or liquidation proceeds with respect to the related Receivable and will release its right to reimbursement in conjunction with its purchase of the Receivable as Servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Receivables in the related Receivables Pool.

  If specified in the related Prospectus Supplement, on or before the business day prior to each Distribution Date, the Servicer will deposit into the related Collection Account as a Simple Interest Advance an amount equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the applicable Collection Period. If such calculation results in a negative number, an amount equal to such amount shall be paid to the Servicer in reimbursement of outstanding Simple Interest Advances. In addition, if specified in the related Prospectus Supplement, if a Simple Interest Receivable becomes a Liquidated Receivable (as such term is defined in the related Prospectus Supplement), the amount of accrued and unpaid interest thereon (but not including interest for the then current collection Period) will be withdrawn from the Collection Account and paid to the Servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

NET DEPOSITS

  For administrative convenience, unless the Servicer or the Trustee is required to remit collections to the Collection Account on a daily basis as described under "Collections" above, the Servicer or the Trustee will be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any Trust for or in respect of each Collection Period net of distributions to be made to the Servicer with respect to such Collection Period. The Servicer also may cause a single, net transfer to be made from the Collection Account to the Payahead Account, or vice versa.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

  To the extent provided in the related Prospectus Supplement, with respect to each Trust the related Servicer will be entitled to receive, out of interest collected on or in respect of the related Primary Assets serviced by the Servicer, a fee for each Collection Period (the "Servicing Fee") in an amount equal to the percentage per annum specified in the related Prospectus Supplement (the "Servicing Fee Rate") of the Pool Balance related to such Primary Assets as of the first day of such Collection Period. Unless otherwise provided in the related Prospectus Supplement, the Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates) will be paid solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the holders of the Notes or Certificates of any Series.

  To the extent provided in the related Prospectus Supplement, the Servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Receivables and will be entitled to reimbursement from each Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments under the related Motor Vehicle Installment Contract and late fees and other charges in accordance with the Servicer's normal practices and procedures.

  If applicable, the Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of motor vehicle receivables as an agent for the related Trust, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee will also compensate the Servicer for administering the Receivables, including making Advances, accounting for collection, furnishing monthly and annual statements to the related Indenture Trust and/or Trustee, and generating federal income tax information for such Trust and for the related Noteholders and/or Certificateholders as well as the Trust's compliance with the reporting provisions under the Exchange Act. The Servicing Fee also will reimburse the Servicer for certain taxes, the fees of the related Indenture Trustee and/or Trustee, accounting fees, outside auditor fees, date processing cost and other costs incurred in connection with administering the Primary Assets.

DISTRIBUTIONS

  With respect to each Series of Securities, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, principal only or interest only) on each class of Securities entitled thereto will be made by the related Trustee or Indenture Trustee, as applicable, to the Certificateholders and Noteholders of such Series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of Notes and/or distributions to holders of each class of Certificates will be set forth in the related Prospectus Supplement.

  With respect to each Trust, on each Distribution Date collections on or in respect of the related Primary Assets will be transferred from the Collection Account to the Note Distribution Account or Certificate Distribution Account, as applicable, for distribution to the Noteholders and Certificateholders to the extent provided in the related Prospectus Supplement. Credit enhancement, such as a Reserve Account, will be available to cover shortfalls in the amount available for distribution on such date to the extent specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions in respect of principal of a class of Securities of a Series may be subordinate to distributions in respect of interests on such class, and distributions in respect of one or more classes of Certificates of such Series may be subordinate to payments in respect of the Notes, if any, of such Series or other classes of Certificates. Distributions of principal on the Securities of a Series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

CREDIT AND CASH FLOW ENHANCEMENT

  The amounts and types of any credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities of a Series will be set forth in the related Prospectus Supplement. To the extent provided in the related Prospectus Supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of Securities, Reserve Accounts, spread accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third party payments or other support, cash deposits, or such other arrangements that are incidental to or related to the Primary Assets included in a Trust as may be described in the related Prospectus Supplement, or any combination of the foregoing. If specified in the applicable Prospectus Supplement, credit or cash flow enhancement for a class of Securities may cover one or more other classes of Securities of the same Series, and credit enhancement for a Series of Securities may cover one or more other Series of Securities.

  The existence of a Reserve Account or other form of credit enhancement for the benefit of any class or Series of Securities is intended to enhance the likelihood of receipt by the Securityholders of such class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Securityholders will experience losses. The credit enhancement for a class or Series of Securities will not (as a general rule) provide protection against all types of loss and will not guarantee repayment of all principal and interest thereon. If losses occur which exceed the amount covered by such credit enhancement or which are not covered by such credit enhancement, Securityholders will bear their allocable share of such losses, as described in the Prospectus Supplement. In addition, if a form of credit enhancement covers more than one Series of Securities, Securityholders of any such Series will be subject to the risk that such credit enhancement may be exhausted by the claims of Securityholders of other Series.

  Reserve Account. If so provided in the related Prospectus Supplement, pursuant to the related Transfer and Servicing Agreement, the Company or the Seller will establish for a Series or class or classes of Securities an account (the "Reserve Account"), which will be maintained with the related Indenture Trustee or Trustee, as applicable. A Reserve Account will be funded by an initial deposit by the Company or the Seller, as applicable, on the Closing Date in the amount set forth in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the amount on deposit in the Reserve Account may be increased or reinstated on each Distribution Date, to the extent described in the related Prospectus Supplement, by the deposit there of amounts from collections on the Primary Assets. The related Prospectus Supplement will describe the circumstances under which and the manner in which distributions may be made out of any such Reserve Account, either to holders of the Securities covered thereby or to the Company, the Seller or to any other entity.

EVIDENCE AS TO COMPLIANCE

  Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will provide that a firm of independent public accountants will furnish annually to the related Trust and Indenture Trustee and/or Trustee a statement as to compliance by the Sale and Servicer during the preceding twelve months (or, in the case of the first such statement, during such shorter period that shall have elapsed since the applicable Closing Date) with certain standards relating to the servicing of the Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters.

  Each Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, will also provide for delivery to the related Trust and Indenture Trustee and/or Trustee each year of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled it obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, throughout the preceding twelve months (or, in the case of the first such certificate, during such shorter period that shall have elapsed since the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer will agree to give each Indenture Trustee and/or Trustee, as applicable, notice of certain Servicer Defaults under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

  Copies of the foregoing statements and certificates may be obtained by Securityholders by a request in writing addressed to the related Trustee or Indenture Trustee, as applicable, at the Corporate Trust Office for such Trustee or Indenture Trustee specified in the related Prospectus Supplement.

STATEMENTS TO TRUSTEES AND THE TRUST

  Prior to each Distribution Date with respect to each Series of Securities, the Servicer will provide to the applicable Indenture Trustee, if any, and the applicable Trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of such Series as described under "Certain Information Regarding the Securities--Statements to Securityholders".

                    CERTAIN MATTERS REGARDING THE SERVICER

  Each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon determination that such Servicer's performance of such duties is no longer permissible under applicable law or if such resignation is required by regulatory authorities. No such resignation will become effective until the related Indenture Trustee or Trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

  Each Sale and Servicing Agreement and Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or Securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, or for errors in judgment; provided, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or gross negligence in the performance of the Servicer's duties or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Sale and Servicing Agreement and Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under such Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and that, in its opinion, may cause it to incur any expense or liability.

  Under the circumstances specified in each Sale and Servicing Agreement and Pooling and Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer, or any corporation which assumes the obligations of the Servicer, will be the successor to the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

SERVICER DEFAULTS

  A "Servicer Default" under each Sale and Servicing Agreement and Pooling and Servicing Agreement will consist of: (i) any failure by the Servicer to deliver to the related Trustee or Indenture Trustee, as applicable, for deposit in any of the Trust Accounts any required payment or to direct the related Trustee or Indenture Trust, as applicable, to make any required distributions therefrom, which failure continues unremedied for five business days after discovery by an officer of the Servicer or written notice of such failure is given (a) to the Servicer by the related Trustee or Indenture Trustee, as applicable, or (b) to the Servicer and to the related Trustee or Indenture Trustee, as applicable, by holders of Notes, if any, evidencing not less that 25% of the aggregate outstanding principal amount thereof or, in the event a Series of Securities includes no Notes or if such Notes have been paid in full, by holders of Certificates evidencing not less that 25% of the Certificate Balance; (ii) any failure by the Servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for 60 days after written notice of such failure is given to the Servicer in the same manner described in clause (i) above; (iii) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and (iv) such other events as may be set forth in the related Prospectus Supplement.

RIGHTS UPON SERVICER DEFAULT

  Generally, in the case of an Owner Trust, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related Indenture Trustee or holders of Notes of the related Series evidencing not less than 25% of the aggregate principal amount of such Notes then outstanding may terminate all the rights and obligations of the Servicer under such Sale and Servicing Agreement, whereupon such Indenture Trustee or a successor servicer appointed by such Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Sale and Servicing Agreement and will be entitled to similar compensation arrangements. Generally, in the case of any Grantor Trust, as long as a Servicer Default under the related Pooling and Servicing Agreement remains unremedied, the related Trustee or holders of Certificates of the related Series evidencing not less than 25% of the Certificate Balance may terminate all the rights and obligations of the Servicer under such Pooling and Servicing Agreement, whereupon such Trustee or a successor servicer appointed by such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent any Indenture Trustee or the related Noteholders or such Trustee or the related Certificateholders from effecting a transfer of servicing. If the related Indenture Trustee, if any, or the related Trustee is unwilling or unable to act as successor to the Servicer, such Indenture Trustee or Trustee, as applicable, may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The Indenture Trustee, if any, or the Trustee may arrange for compensation to be paid to such successor servicer, which in no event may be greater than the compensation payable to the Servicer under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable.

WAIVER OF PAST DEFAULTS

  To the extent provided in the related Prospectus Supplement, (i) in the case of each Owner Trust, holders of the related Notes evidencing not less than a majority of the aggregate outstanding principal amount of the Notes (or of Certificates evidencing not less than a majority of the outstanding Certificate Balance, in the case of any default that does not adversely affect the Indenture Trustee or Noteholders) and (ii) in the case of each Grantor Trust, holders of Certificates evidencing not less than a majority of the Certificate Balance, may, on behalf of all such Noteholders and Certificateholders, waive any default by the Servicer in the performance of its obligations under the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, and its consequences, except a default in making any required deposits to or payments from any Trust Account or in respect of a covenant or provision in the Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable, that cannot be modified or amended without the consent of each Securityholder (in which event the related waiver will require the approval of holders of all of the Securities of such Series). No such waiver will impair the Securityholders' right with respect to any subsequent Servicer Default.

AMENDMENT

  Each of the Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the related Noteholders or Certificateholders:
(i) to cure any ambiguity, (ii) to correct or supplement any provisions in such Transfer and Servicing Agreement, or (iii) for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, such Transfer and Servicing Agreement or of modifying in any manner the rights of such Noteholders or Certificateholders, provided, that any such action in this clause (iii) will not, in the opinion of counsel satisfactory to the related Trustee or Indenture Trustee, as applicable, adversely affect in any material respect the interests of any such Noteholder or Certificateholder.

  The Transfer and Servicing Agreements may also be amended from time to time by the parties thereto with the consent of the holders of Notes evidencing at least a majority of the aggregate principal amount of the then outstanding Notes, if any, and with the consent of the holders of Certificates evidencing at least a majority of the aggregate principal amount of the then outstanding Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Transfer and Servicing Agreement or of modifying in any manner the rights of such Noteholders or Certificateholders, as applicable; provided that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Primary Assets or distributions that are required to be made for the benefit of such Noteholders or Certificateholders or (ii) reduce the aforesaid percentage of the Notes or Certificates of such Series the holders of which are required to consent to any such amendment, without the consent of the holders of all of the outstanding Notes or Certificates, as the case may be, of such Series.

PAYMENT IN FULL OF THE NOTES

  Upon the payment in full of all outstanding Notes of a given Series and the satisfaction and discharge of the related Indenture, the related Trustee will succeed to all the rights of the Indenture Trustee, and the Certificateholders of such Series generally will succeed to the rights of the Noteholders of such Series under the related Sale and Servicing Agreement.

TERMINATION

  The obligations of the related Servicer, the related Trustee and the related Indenture Trustee, if any, with respect to a Trust pursuant to the related Transfer and Servicing Agreement will terminate upon the earliest to occur of
(i) the maturity or other liquidation of the last Primary Asset and the disposition of any amounts received upon liquidation of any such remaining Primary Asset, (ii) the payment to Noteholders, if any, and Certificateholders of all amounts required to be paid to them pursuant to the Transfer and Servicing Agreements and (iii) the occurrence of either event described below.

  In order to avoid excessive administrative expenses, the related Servicer will be permitted, at its option, to purchase from a Trust all remaining Primary Assets as of the end of any Collection Period, if the then outstanding Pool Balance is 10% (or, if any Seller is a bank, 5%) or less of the Pool Balance as of the related Cutoff Date, at a purchase price equal to the price specified in the related Prospectus Supplement.

  If and to the extent provided in the related Prospectus Supplement, the Indenture Trustee or Trustee, as applicable, will, within ten days following a Distribution Date as of which the Pool Balance is equal to or less than the percentage of the original Pool Balance specified in the related Prospectus Supplement, solicit bids for the purchase of the Primary Assets remaining in such Trust, in the manner and subject to the terms and conditions set forth in such Prospectus Supplement. If such Indenture Trustee or Trustee receives satisfactory bids as described in such Prospectus Supplement, then the Primary Assets remaining in such Trust will be sold to the highest bidder.

                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTERESTS IN FINANCED VEHICLES

  In states in which retail installment contracts such as the Receivables evidence the credit sale of automobiles, recreational vehicles, vans and light duty trucks by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in such states. Perfection of security interests in the automobiles, recreational vehicles, vans and light duty trucks financed, directly or indirectly, by a Seller is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In general, a security interest in automobiles, recreational vehicles, vans and light-duty trucks is perfected by obtaining the certificate of title to the financed vehicle or notation of the secured party's lien on the vehicles' certificate of title.

  All of the Motor Vehicle Installment Contracts name the Seller as obligee or assignee and as the secured party. The Seller will take all actions necessary under the laws of the state in which the financed vehicle is located to perfect the Seller's security interest in such financed vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title. If the Seller, because of clerical error or otherwise, has failed to take such action with respect to financed vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the financed vehicle that give value without notice of the Seller's security interest and to whom a certificate of ownership is issued in such purchaser's name, holders of perfected security interests in the financed vehicle and the trustee in bankruptcy of the Obligor. The Seller's security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials or in the circumstances noted below.

  Pursuant to each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Seller will assign its interests in the Financed Vehicles securing the related Receivables to the related Trust. However, because of administrative burden and expense, neither the Seller nor the related Trustee will amend any certificate of title to identify such Trust as the new secured party on the certificates of title relating to the Financed Vehicles. The Servicer will hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement or Pooling and Servicing Agreement, as applicable. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets".

  In most states, assignments such as those under the related Trust Agreement or Pooling and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related financed vehicle without amendment of any lien noted on such vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. Although re-registration of the motor vehicle is not necessary in such states to convey a perfected security interest in the Financed Vehicles to a Trust, because the related Trust will not be listed as legal owner on the certificates of title to the Financed Vehicles, a Trust's security interest could be defeated through fraud or negligence. However, in the absence of fraud or forgery by the vehicle owner or the Servicer or administrative error by state of local agencies, the notation of the Seller's lien on a certificate of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the Seller fails to obtain a first-priority perfected security interest, the Trust's security interest would be subordinate to, among others, subsequent purchasers of such Financed Vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the Seller's representations and warranties under the related Receivables Purchase Agreement and the Seller will be required to repurchase such Receivable from the Trust unless the breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets" and "Risk Factors--Certain Legal Aspects--Lack of Security Interests in Financed Vehicles".

  Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers such motor vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an Obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Receivables, the Servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle and the purchaser thereof attempts to re-register such vehicle, the Seller must surrender possession of the certificate of title or will receive notice as a result of having its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before its lien is released. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Receivable if it fails to do so.

  Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in such vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated motor vehicle. In each Receivables Purchase Agreement, the Seller will represent and warrant that, as of the date any Receivable is sold to the Trust, the security interest in the related Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Receivable. No notice will be given to the related Trustee, the related Indenture Trustee, if any, or related Securityholders in the event such a lien arises or confiscation occurs. Any such lien or confiscation arising or occurring after the Closing Date will not give rise to a repurchase obligation of the Seller under the related Receivables Purchase Agreement.

REPOSSESSION

  In the event of default by an Obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an Obligor debtor of the default and the intent to repossess the collateral and to give such Obligor a period of time within which to cure the default prior to repossession. Generally, such right to cure may only be exercised on a limited number of occasions during the term of the related contract.

NOTICE OF SALE; REDEMPTION RIGHTS

  The UCC and other state laws require the secured party to provide the Obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The Obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

  The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any such resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in certain other states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Generally, courts have held that when a sale is not "commercially reasonable", the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

  Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to such vehicle or, if no such lienholder exists, to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

  Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as a Trust, to enforce consumer finance contracts such as Receivables.

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of such Financed Vehicles. If an Obligor were successful in asserting any such claims or defenses, such claim or defense would constitute a breach of the Seller's warranties under the related Receivables Purchase Agreement and would create an obligation of the Seller to repurchase the Receivable unless such breach is cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets".

  Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

  In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors' repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

  Under each Receivables Purchase Agreement the Seller will represent and warrant that each Receivable complies in all material respects with all applicable federal and state laws. Accordingly, if an Obligor has a claim against a Trust for a violation of any law and such claim materially and adversely affects the interests of such Trust in a Receivable, such violation would constitute a breach of such representation and warranty and would create an obligation of the Seller to repurchase such Receivable unless the breach is cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Primary Assets".

OTHER LIMITATIONS

  In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

  The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of Securities. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of beneficial owners of Notes ("Note Owners") or Certificates ("Certificate Owners") that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the Notes and the Certificates. As a result, the IRS might disagree with all or part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes and the Certificates.

  The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of tax counsel specified in the related Prospectus Supplement ("Federal Tax Counsel") regarding certain federal income tax matters discussed below, a copy of which will be filed with the SEC in a Current Report on Form 8-K or in a post-effective amendment to the Registration Statement. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by such opinion; however, such opinion also states that the additional discussion set forth below accurately sets forth the advice of Federal Tax Counsel with respect to material federal income tax issues. For purposes of the following summary, references to the Trust, the Notes, the Certificates and related a foreign terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each Trust and the Notes, Certificates and related terms, parties and documents applicable to such Trust.

OWNER TRUSTS

  Tax Characterization of the Owner Trusts. In the case of an Owner Trust, Federal Tax Counsel will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. The opinion of Federal Tax Counsel will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on such counsel's conclusions that the nature of the income of the Trust, or restrictions (if any) on transfers of the Certificates, will exempt the Trust from the rule that certain publicly traded partnerships are taxable as corporations.

  If a Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all of its income on the related Primary Assets, which might be reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificate Owners (and possibly Note Owners) could be liable for any such tax that is unpaid by the Trust.

 Tax Consequences to Note Owners.

  Treatment of the Notes as Indebtedness. The Trust will agree, and the Note Owners will agree by their purchase of Notes, to treat the Notes as debt for federal tax purposes. Federal Tax Counsel will (subject to certain exceptions which, if applicable, will be specified in the related Prospectus Supplement) advise the Owner Trust that the Notes will be classified as debt for federal income tax purposes, or classified in such other manner as shall be provided in the related Prospectus Supplement. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met certain qualifying income tests. Treatment of the Notes as equity interests in a partnership could have adverse tax consequences to certain holders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses. The discussion below assumes that the Notes will be characterized as debt for federal income tax purposes.

  Interest Income on the Notes. The taxation of interest on a Note will depend on whether the interest constitutes "qualified stated interest" (as defined below). Interest on a Note that constitutes qualified stated interest is includible in a Note Owner's income as ordinary interest income when actually or constructively received, if such Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if such Note Owner uses an accrual method of accounting for federal income tax purposes. Interest that does not constitute qualified stated interest is included in a Note Owner's income under the rules described below under "--Original Issue Discount", regardless of such Note Owner's method of accounting, or, in certain circumstances, under rules governing contingent payments which are set out in regulations issued in final form on June 11, 1996 (the "1996 Contingent Debt Regulations"). Notwithstanding the foregoing, interest that is payable on a Note with a fixed maturity of one year or less from its issue date is included in a Note Owner's income under the rules described below under "-- Short Term Notes".

  In general, "qualified stated interest" is stated interest that, during the entire term of the Note, is unconditionally payable at least annually at a single fixed rate of interest or, subject to certain exceptions summarized below, at a variable rate that is a single "qualified floating rate" or a single "objective rate" (each as described below). If stated interest is unconditionally payable at two or more qualified floating rates, a single fixed rate and one or more qualified floating rates, or a single fixed rate and a single objective rate that is a "qualified inverse floating rate" (as defined below), all or a portion of the stated interest might be treated as "qualified stated interest". Under the Treasury Regulations issued under Sections 1271-1273 and 1275 of the Code in January, 1994, (the "OID Regulations") interest is considered unconditionally payable only if late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Under the 1996 Contingent Debt Regulations effective for instruments issued on or after August 13, 1996, interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise contains terms and conditions that make the likelihood of late payment a remote contingency. If stated interest is payable at a variable rate other than in accordance with the foregoing, the interest will not be treated as "qualified stated interest", and it is unclear whether such payments must be treated as part of a Note's "stated redemption price at maturity" and governed by the rules described below under "--Original Issue Discount" or, alternatively, must be taxed as contingent interest under the 1996 Contingent Debt Regulations.

  Stated interest generally qualifies as being payable at a "qualified floating rate" if variations in the value of the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds in the currency in which the Note is denominated. A variable rate will be considered a qualified floating rate if the variable rate equals (i) the product of an otherwise qualified floating rate and a fixed multiple that is greater than zero, or greater than 0.65 for debt instruments issued on or after August 13, 1996, but not more than 1.35 or (ii) an otherwise qualified floating rate (or the product described in clause (i)) plus or minus a fixed rate. If the variable rate equals the product of an otherwise qualified floating rate and a single multiplier greater than 1.35 or (in the case of a debt instrument issued on or after August 13, 1996) less than or equal to 0.65, however, such rate will generally constitute an objective rate, described more fully below.

  In the case of a debt instrument issued before August 13, 1996, stated interest generally qualifies as payable at an "objective rate" if variations in the rate are determined using a single fixed formula and are based on (i) one or more qualified floating rates, (ii) one or more rates where each rate would be a qualified floating rate for a debt instrument denominated in a currency other than the currency in which the Note is denominated, (iii) the yield or changes in the price of one or more items of personal property that are "actively traded", or (iv) a combination of rates described in the three foregoing clauses. In the case of a debt instrument issued on or after August 13, 1996, stated interest qualifies as payable at an "objective rate" if the rate is determined using a single fixed formula and is based on objective financial information or economic information. However an objective rate does not include a rate based on information that is within the control of the issuer or that is unique to the circumstances of the issuer or a related party. The IRS may designate other objective rates. An objective rate is a qualified inverse floating rate if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to reflect inversely contemporaneous variations in the cost of newly borrowed funds (disregarding certain caps, floors, governors or similar restrictions).

  All or a portion of interest that otherwise is treated as qualified stated interest under the rules summarized above will not be treated as qualified stated interest if, among other circumstances: (i) the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease in each case which are not fixed throughout the term of the Note and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Note determined without such floor or ceiling; (ii) it is reasonably expected that the average value of the variable rate during the first half of the term of the Note will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Note; (iii) the "issue price" of the Note (as described below) exceeds the total noncontingent principal payments by more than an amount equal to the lesser of .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in certain cases, its weighted average maturity) and 15 percent of the total noncontingent principal, (iv) the Note does not provide that a qualified floating rate or objective rate in effect at any time during the term of the
Note is set at the value
of the rate on any day that is no earlier than three months prior to the first day on which the value is in effect and no later than one year following that first day, or (v) if interest is not unconditionally payable. In these situations, as well as others, it is unclear whether such interest payments constitute qualified stated interest, or must be treated either as part of a Note's "stated redemption price at maturity" (as described below) resulting in original issue discount, or represent contingent payments subject to taxation under the 1996 Contingent Debt Regulations.

  Original Issue Discount. Notes may be issued with "original issue discount". Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the OID Regulations. The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994. Note Owners also should be aware that the OID Regulations do not address certain issues relevant to prepayable securities such as the Notes.

  In general, a Note's original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Note and its "issue price".

  The original issue discount with respect to a Note will be considered to be zero if it is less than a specified de minimis amount of 0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Note to its maturity date or, in the case of Notes that have more than one principal payment or that have interest payments that are not qualified stated interest, the weighted average maturity of the Note. Because of the possibility of prepayments, it is not clear how the de minimis rules will apply to the Notes. It is possible that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the Notes. In the absence of authority to the contrary, the Company presently expects to apply the de minimis rule by using the Prepayment Assumption. Generally, an original Note Owner includes de minimis original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Note. Any de minimis amount of original issue discount includable in income by a Note Owner is generally treated as a capital gain if the Note is a capital asset in the hands of the Note Owner.

  The "stated redemption price at maturity" of a Note generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest".

  In general, the "issue price" of a Note is the first price at which a substantial amount of the Notes of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

  If the Notes are determined to be issued with original issue discount, a holder of a Note must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Note Owner's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and the OID Regulations. Under such section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Note, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such an instrument, is computed by taking into account the Prepayment Assumption.

  The amount of original issue discount includable in income by a Note Owner is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Note. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of (A) the sum of
(i) the present value of all remaining payments to be made on the Note as of the close of the "accrual period" and (ii) the payments during the accrual period of amounts included in the stated redemption price of the Note over (B) the "adjusted issue price" of the Note at the beginning of the accrual period. Generally, the "accrual period" for the Notes corresponds to the intervals at which amounts are paid or compounded with respect to such Note, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Note at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period and
(c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. Although original issue discount, if any, will be reported to Note Owners based on the Prepayment Assumption, no representation is made to Note Owners that the Notes will be prepaid at that rate or at any other rate.

  In general, a subsequent purchaser of a Note will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Note, unless the price paid equals or exceeds the Note's stated redemption price at maturity. If the price paid exceeds the Note's "adjusted issue price" (as described above), but does not equal or exceed the stated redemption price at maturity, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code. If the price paid is less than the Note's adjusted issue price, the purchaser will be required to include in income any original issue discount on the Note and, to the extent the price paid is less than the adjusted issue price, the Note will be treated as having been purchased with "market discount". See "--Market Discount", below.

  The Company believes that the owner of a Note determined to be issued with original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Notes.

  If a variable rate Note is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with such a Note generally is assumed to remain constant throughout the term of the Note at a rate that, in the case of a qualified floating rate, equals the value of such qualified floating rate as of the issue date of the Note, or, in the case of an objective rate, at a fixed rate that reflects the yield that is reasonably expected for the Note. A holder of such a Note would then recognize original issue discount during each accrual period which is calculated based upon such Note's assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds (or is less than) the constant interest assumed to be accrued or paid during the accrual period under the foregoing rules, qualified stated interest or original issue discount allocable to an accrual period is increased (or decreased) under rules set forth in the OID Regulations.

  The OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount on the Notes, including variable rate Notes. Additional information regarding the manner of reporting original issue discount to the Service and to holders of variable rate Notes will be set forth in the Prospectus Supplement relating to the issuance of such Notes.

  Market Discount. Notes, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Note who purchases the Note at a price that is less than the Note's "stated redemption price at maturity" or, in the case of a Note issued with original issue discount, at a price that is less than the Note's "adjusted issue price" (as such terms are described above under "--Original Issue Discount") will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Note or upon the sale or exchange of the Note. In general, the holder of a Note may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest), in each case computed taking into account the Prepayment Assumption. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Note is to be reduced by the amount previously treated as ordinary income.

  The Code provides that the market discount in respect of a Note will be considered to be zero if the amount allocable to the Note is less than a specified de minimis amount of 0.25% of the Note's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the Note. If market discount is treated as de minimis under this rule, the de minimis market discount would be allocated among the scheduled payments included in the stated redemption price at maturity of such Note, and the portion of the discount allocable to each such payment would be reported as income when such payment occurs or is due.

  The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments such as certain of the Notes. Until such time as regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Note Owners who acquire a Note at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

  In general, the Code requires a holder of a Note having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Note. Alternatively, a holder of a Note may elect to include market discount in gross income as it accrues and, if the holder makes such an election, the holder will be exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition.

  Amortizable Premium. A holder of a Note who holds the Note as a capital asset and who purchased the Note at a price greater than its stated redemption price at maturity will be considered to have purchased the Note at a premium. In general, the Note Owner may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Note Owner's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on obligations providing for principal payments prior to maturity are intended to apply in computing the amortizable bond premium deduction with respect to a Note. It is not clear, however, whether the alternatives to the constant-yield method which may be available for the accrual of market discount are available for amortizing premium on Notes. Note Owners who pay a premium for a Note should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

  On June 27, 1996, the IRS published in the Federal Register proposed regulations (the "Proposed Premium Regulations") on the amortization of bond premium. The Proposed Premium Regulations describe the constant yield method under which such premium is amortized and provide that the resulting offset to interest income can be taken into account only as a Note Owner takes the corresponding interest income into account under such Note Owner's regular accounting method. In the case of instruments that may be called or repaid prior to maturity, the Proposed Premium Regulations provide that the premium is calculated by assuming that the issuer will exercise or not exercise its redemption rights in the manner that maximizes the Note Owner's yield and the Note Owner will exercise or not exercise its option in a manner that maximizes the Note Owner's yield. The Proposed Premium Regulations are proposed to be effective for debt instruments acquired on or after the date 60 days after the date final regulations are published in the Federal Register. However, if a Note Owner elects to amortize bond premium for the taxable year containing such effective date, the Proposed Premium Regulations would apply to all the Note Owner's debt instruments held on or after the first day of that taxable year. It cannot be predicted at this time whether the Proposed Premium Regulations will become effective or what, if any, modifications will be made to them prior to their becoming effective.

  Gain or Loss on Disposition. If a Note is sold, the selling Note Owner will recognize gain or loss equal to the difference between the amount realized from the sale and the selling Note Owner's adjusted basis in such Note. The adjusted basis generally will equal the cost of such Note to the seller, increased by any original issue discount and market discount on such Note included in the seller's income and reduced (but not below zero) by any payments on the Note other than qualified stated interest and any amortizable premium. Except as discussed above with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Note will be capital gain if the Note is held as a capital asset. Special character rules apply to debt instruments characterized as contingent debt instruments under the 1996 Contingent Debt Regulations. In general under those rules gain is treated as ordinary, and loss is treated as ordinary to the extent of prior ordinary income inclusion.

  Short-Term Notes. In the case of a Note with a maturity of one year or less from its issue date (a "Short-Term Note"), no interest is treated as qualified stated interest, and therefore all interest is included in original issue discount. Note Owners that report income for federal income tax purposes on an accrual method and certain other Note Owners, including banks and dealers in securities, are required to include original issue discount in income on such Short-Term Notes on a straight-line basis, unless an election is made to accrue the original issue discount according to a constant yield method based on daily compounding.

  Any other Note Owner of a Short Term Note is not required to accrue original issue discount for federal income tax purposes, unless it elects to do so. In the case of a Note Owner that is not required, and does not elect, to include original issue discount in income currently, any gain realized on the sale, exchange or retirement of a Short-Term Note is ordinary income to the extent of the original issue discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) through the date of sale, exchange or retirement. In addition, Note Owners that are not required, and do not elect, to include original issue discount in income currently are required to defer deductions for any interest paid on indebtedness incurred or continued to purchase or carry a Short-Term Note in an amount not exceeding the deferred interest income with respect to such Short-Term Note (which includes both the accrued original issue discount and accrued interest that are payable but that have not been included in gross income), until such deferred interest income is realized. Such a Note Owner may elect to apply the foregoing rules (except for the rule characterizing gain on sale, exchange or retirement as ordinary) with respect to "acquisition discount" rather than original issue discount. Acquisition discount is the excess of the stated redemption price at maturity of the Short-Term Note over the Note Owner's basis in the Short-Term Note. This election applies to all obligations acquired by the taxpayer on or after the first day of the first taxable year to which such election applies, unless revoked with the consent of the IRS. A Note Owner's tax basis in a Short-Term Note is increased by the amount included in such Owner's income on such a Note.

  Taxation of Certain Foreign Note Owners. As used herein, the term "Non-United States Person" means any corporation, individual, fiduciary or partnership that, as to the United States, is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership to the extent one or more of its members is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust. A "Non-United States Holder" means a Non-United States Person who is a Note Owner.

  On October 6, 1997, Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Holders. The 1997 Withholding Regulations are generally effective for payments after December 31, 1998, regardless of the issue date of the Note with respect to which such payments are made, subject to certain transition rules. The discussion under this heading and under "--Backup Withholding and Information Reporting", below, is not intended to include a complete discussion of the provisions of the 1997 Withholding Regulations, and prospective investors are urged to consult their tax advisors with respect to the effect of the 1997 Withholding Regulation.

  In general, Non-United States Holders will not be subject to United States federal withholding tax with respect to payments of principal and interest on Notes, provided that certain conditions are met. Under United States federal income tax law now in effect, and subject to the discussion of backup withholding in the following section, payments of principal and interest (including original issue discount) with respect to a Note to any Non-United States Holder will not be subject to United States federal withholding tax, provided, in the case of interest (including original issue discount), that
(i) such Holder does not actually or constructively own 10% or more of the equity of the Trust, (ii) such Holder is not for federal income tax purposes a controlled foreign corporation related, directly or indirectly, to the Trust through equity ownership, (iii) such Holder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code and (iv) either (A) the Note Owner certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that such Holder is a Non-United States Holder and provides such Holder's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note, certifies, under penalties of perjury, to the Trust or paying agent, as the case may be, that such Certificate has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest (including original issue discount) made to the certifying Non-United States Holder after the issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary Treasury Regulations, the forgoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

  The 1997 Withholding Regulations provide optional documentation procedures designed to simplify compliance by withholding agents. The 1997 Withholding Regulations add "intermediary certification" options for certain qualifying withholding agents. Under one such option, a withholding agent will be allowed to rely on IRS Form W-8 furnished by a financial institution or other intermediary on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and is thus a "qualified intermediary". Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided certain conditions are met.

  The 1997 Withholding Regulations also provide certain presumptions with respect to withholding for holders not providing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Withholding Regulations replace a number of current tax certification forms (including IRS Form W-8, IRS Form 1001 and IRS Form 4224, discussed below) with a single, restated form and standardize the period of time for which withholding agents could rely on such certifications.

  Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code will be subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distributions or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations. If the Trust issues Notes the interest on which the Trust believes is described in Section 871(h)(4) of the Code, the United States withholding tax consequences of any such Notes will be described in the applicable Prospectus Supplement.

  If a Non-United States Holder is engaged in a trade or business in the United States and interest (including original issue discount) on the Note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will be subject to United States federal income tax on such interest (including original issue discount) in the same manner as if it were a United States person (as defined below). In lieu of the certificate described above, such Holder will be required to provide a properly executed IRS Form 4224 annually in order to claim an exemption from withholding tax. In addition, if such Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest (including original issue discount) on a Note will be included in the earnings and profits of such Holder if such interest (including original issue discount) is effectively connected with the conduct by such Holder of a trade or business in the United States.

  Generally, any gain or income (other than that attributable to accrued interest, market discount or original issue discount in certain circumstances) realized upon the sale, exchange, retirement or other disposition of a Note will not be subject to United States federal income tax unless (i) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder or (ii) in the case of a Non-United States Holder who is a nonresident alien individual, the Non-United States Holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition and either (a) such individual has a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States or (b) the gain is attributable to an office or other fixed place of business maintained by such individual in the United States.

  Backup Withholding and Information Reporting. Under current United States federal income tax law, information reporting requirements apply to interest (including original issue discount) and principal payments made to, and to the proceeds of sales before maturity by, certain non-corporate Note Owners that are United States persons. "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes, created or organized under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for United States federal income tax purposes, without regard to its source.

  In addition, a 31% backup withholding tax will apply if such non-corporate Note Owner (i) fails to furnish its Taxpayer Identification Number ("TIN") (which, for an individual, would be his or her Social Security Number) to the payor in the manner required, (ii) furnishes an incorrect TIN and the payor is so notified by the IRS, (iii) is notified by the IRS that it has failed properly to report payments of interest and dividends or (iv) in certain circumstances, fails to certify, under penalties of perjury, that it has not been notified by the IRS that it is subject to backup withholding for failure properly to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations (within the meaning of Section 7701(a) of the Code) and tax-exempt organizations.

  In the case of a Non-United States Holder, under Treasury Regulations, backup withholding and information reporting will not apply to payments of principal and interest made by the Trust or any paying agent thereof on a Note with respect to which such holder has provided the required certification under penalties of perjury that it is a Non-United States Holder or has otherwise established an exemption, provided that (i) the Trust or paying agent, as the case may be, does not have actual knowledge that the payee is a United States person and (ii) certain other conditions are satisfied.

  Subject to the discussion below, payments to or through the United States office of a broker will be subject to backup withholding and information reporting unless the holder certifies under penalties of perjury as to its status as a Non-United States Holder and certain other qualifications (and no agent of the broker who is responsible for receiving or reviewing such statement has actual knowledge that it is incorrect) and provides his or her name and address or the holder otherwise establishes an exemption.

  In general, if principal or interest payments on a Note are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a Note Owner, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such owner and will not be subject to information reporting. However, if such custodian, nominee or other agent is a United States person for United States federal income tax purposes, a controlled foreign corporation for United States tax purposes, or person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, such custodian, nominee or other agent may be subject to certain information reporting (but not backup withholding) requirements with respect to such payment unless such custodian, nominee or other agent has in its records documentary evidence that the Note Owner is not a United States person and certain conditions are met or the Note Owner otherwise establishes an exemption. Under proposed Treasury Regulations, backup withholding may apply to any payment which such custodian, nominee or other agent is required to report if such custodian, nominee or other agent has actual knowledge that the payee is a United States person.

  Under Treasury Regulations, payments on the sale, exchange or retirement of a Note effected by or through a foreign office of a broker will not be subject to backup withholding. However, if such broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income is effectively connected with its conduct of a United States trade or business for a specified three-year period, information reporting (but not backup withholding) will be required unless such broker has in its records documentary evidence that the Note Owner is not a United States person and certain other conditions are met or the Note Owner otherwise establishes an exemption. Under proposed Treasury Regulations, backup withholding may apply to any payment which such broker is required to report if such broker has actual knowledge that the payee is a United States person.

  The 1997 Withholding Regulations alter the forgoing rules in certain respects. In particular, the 1997 Withholding Regulations would provide certain presumptions under which Non-United States Holders may be subject to backup withholding in the absence of required certifications.

  Backup withholding tax is not an additional tax. Rather, any amounts withheld from a payment to a Note Owner under the backup withholding rules will be allowed as a refund or a credit against such owner's United States federal income tax, provided that the required information is furnished to the IRS.

  Note Owners should consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

 Tax Consequences to Certificates Owners.

  Treatment of the Trust as a Partnership. The Trust will agree, and the related Certificate Owners will agree by their purchase of Certificates, if there is more than one Certificate Owner, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust, the partners of the partnership being the Certificate Owners (including, to the extent relevant, the Seller in its capacity as recipient of distributions from any Reserve Fund), and the Notes being debt of the partnership, and if there is one Certificate Owner, to treat the Certificate Owner as the owner of the assets of the Trust and to treat the Trust as a disregarded entity. However, the proper characterization of the arrangement involving the Trust, the Certificates, the Notes, the Seller, the Company and the Servicer is not certain because there is no authority on transactions closely comparable to that contemplated herein. A variety of alternative characterizations are possible. For example, to the extent the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Seller, the Company or the Trust. As long as such characterization did not result in the Trust being subject to tax as a corporation, any such characterization would not result in materially adverse tax consequences to Certificate Owners as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. On December 17, 1996, final Treasury Regulations (the "Check-the-Box Regulations") were issued which generally permit non-corporate entities, such as the Trust, to elect whether to be taxed as corporations or partnerships. The Check-the-Box Regulations are effective as of January 1, 1997. Under the Check-the-Box Regulations, the Trust will be classified as a partnership unless it elects to be classified as an association taxable as a corporation. Except as expressly provided in the applicable Prospectus Supplement, the Trust will not elect to be classified as an association taxable as a corporation. However, the Check-the-Box Regulations would have no effect on whether a partnership should be classified as a publicly traded partnership taxable as a corporation.

  The following discussion assumes that the Certificates represent equity interests in a partnership, that all payments on the Certificates are denominated in United States dollars, none of the Certificates represents Stripped Certificates and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

  Partnership Taxation. As a partnership, the Trust will not be subject to federal income tax. Rather, each Certificate Owner will be required to take into account separately such Owner's allocable share of income, gains, losses, deductions and credits of the Trust (whether or not there is a corresponding cash distribution). Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificate Owners may become liable for taxes on Trust income even if they have not received cash from the Trust to pay such taxes. The Trust's income will consist primarily of interest and finance charges earned on the related Primary Assets (including appropriate adjustments for market discount, original issue discount and bond premium) and any gain upon collection or disposition of such Primary Assets.

  The Trust's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Primary Assets.

  Any Collateral Certificates held by the Owner Trust will be subject to the federal income tax treatment described herein depending on the terms of the Collateral Certificates and their characterization (for example, as indebtedness) for federal income tax purposes.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificate Owners will be allocated taxable income of the Trust for each month equal to the sum of: (i) the interest or other income that accrues on the Certificates in accordance with their terms for such month including, as applicable, interest accruing at the related Certificate Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust income attributable to discount on the related Primary Assets that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) any prepayment premium payable to the Certificate Owners for such month; and (iv) any other amounts of income payable to the Certificate Owners for such month. Such allocation will be reduced by any amortization by the Trust of premium on Primary Assets that corresponds to any excess of the issue price of Certificates over their principal amount.

  Based on the economic arrangement of the parties, the foregoing approach for allocating Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificate Owners. Moreover, even under the foregoing method of allocation, Certificate Owners may be allocated income equal to the entire Certificate Pass-Through Rate plus the other items described above, even though the Trust might not have sufficient cash to make current cash distributions of such amount. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificate Owners, but Certificate Owners may be purchasing Certificates at different times and at different prices, Certificate Owners may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust.

  All of the taxable income allocated to a Certificate Owner that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such holder under the Code.

  An individual taxpayer's share of expenses of the Trust (including fees to the Servicer, but not interest expense) would be miscellaneous itemized deductions and thus deductible only to the extent such expenses plus all other
Section 212 expenses exceed two percent of such individual's adjusted gross income. An individual taxpayer will be allowed no deduction for his share of expenses of the Trust in determining his liability for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions

(including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($121,200 in 1997 in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. Accordingly, such deductions might be disallowed to such individual in whole or in part and might result in such Certificate Owner being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust.

  The Trust intends to make all tax calculations relating to income and allocations to Certificate Owners on an aggregate basis to the extent relevant. If the IRS were to require that such calculations be made separately for each Primary Asset, such calculations may result in certain timing and character differences under certain circumstances.

  Discount and Premium. The purchase price paid by the Trust for the related Primary Assets may be greater or less than the remaining principal balance of the Primary Assets at the time of purchase. If so, the Primary Assets will have been acquired at a premium or market discount, as the case may be. See "Tax Consequences to Note Owners--Market Discount" and "--Amortizable Premium" above. (As indicated above, the Trust will make this calculation on an aggregate basis, but it is possible that the IRS might require that it be recomputed on a Primary Asset-by-Primary Asset basis.)

  If the Trust acquires the Primary Assets at a market discount or premium, the Trust will elect to include any such discount in income currently as it accrues over the life of the Primary Assets or to offset any such premium against interest income on the Primary Assets. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificate Owners.

  Section 708 Termination. Under Section 708 of the Code, the Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust are sold or exchanged within a 12-month period. If such a termination occurs, the Trust will be considered to contribute its assets to a new Trust, which would be treated as a new partnership, in exchange for Certificates in the new Trust. The original Trust will then be deemed to distribute the Certificates in the new Trust to each of the Owners of Certificates in the original Trust in liquidation of the original Trust. The Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust might not be able to comply with these requirements due to lack of data.

  Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificate Owner's tax basis in a Certificate will generally equal its cost, increased by its share of Trust income allocable to such Certificate Owner and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the Certificate Owner's share (determined under Treasury Regulations) of the Notes and other liabilities of the Trust. A Certificate Owner acquiring Certificates at different prices will generally be required to maintain a single aggregate adjusted tax basis in such Certificates and, upon a sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

  If a Certificate Owner is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

  Allocations Between Transferors and Transferees. In general, the Trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificate

Owners in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a Certificate Owner purchasing Certificates may be allocated tax items (which will affect the purchaser's tax liability and tax basis) attributable to periods before the actual transaction.

  The use of such a monthly convention may not be permitted by existing Treasury Regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust might be reallocated among the Certificate Owners. The Seller will be authorized to revise the Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

  Section 754 Election. In the event that a Certificate Owner sells its Certificates at a profit (loss), the purchasing Certificate Owner will have a higher (lower) basis in the Certificates than the selling Certificate Owner had. The tax basis of the Trust's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust will not make such election. As a result, Certificate Owners might be allocated a greater or lesser amount of Trust income than would be appropriate based on their own purchase price for Certificates.

  Administrative Matters. The Trustee is required to keep complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust and will report each Certificate Owner's allocable share of items of Trust income and expense to holders and the IRS on Schedule K-1. The Trust will provide the Schedule K-1 information to nominees that fail to provide the Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

  Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust. The information referred to above for any calendar year must be furnished to the Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust with the information described above may be subject to penalties.

  The Company will be designated as the tax matters partner for each Trust in the related Trust Agreement and, as such, will be responsible for representing the Certificate Owners in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Certificate Owners, and, under certain circumstances, a Certificate Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of a Certificate Owner's returns and adjustments of items not related to the income and losses of the Trust.

  The Taxpayer Relief Act of 1997 created a special audit system for qualifying large partnerships that have elected to apply a simplified flow-through reporting system under new sections 771 through 777. unless otherwise specified in the applicable Prospectus Supplement, a Trust will not elect to apply the simplified flow-through reporting system.

  Taxation of Certain Foreign Certificate Owners. As used herein, the term "Non-United States Owner" means a Certificate Owner that is not a United States person, as defined under "Owner Trusts--Tax Consequences to Note Owners--Backup Withholding and Information Reporting," above.

  It is not clear whether the Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-United States Owners because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust would be engaged in a trade or business in the United States for such purposes, the Trust will withhold as if it were so engaged in order to protect the Trust from possible adverse consequences of a failure to withhold. The Trust expects to withhold on the portion of its taxable income that is allocable to Non-United States Owners pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-United States Owners that are taxable as corporations and 39.6% for all other such Owners.

  Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a Certificate Owner's withholding status, the Trust may rely on IRS Form W-8, IRS Form W-9 or the Certificate Owner's certification of nonforeign status signed under penalties of perjury.

  Each Non-United States Owner might be required to file a U.S. individual or corporate income tax return on its share of the Trust's income including, in the case of a corporation, a return in respect of the branch profits tax. Each Non-United States Owner must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. Assuming the Trust is not engaged in a U.S. trade or business, a Non-United States Owner would be entitled to a refund with respect to all or a portion of taxes withheld by the Trust if, in particular, such Owner's allocable share of interest from the Trust constituted "portfolio interest" under the Code.

  Such interest, however, may not constitute "portfolio interest" if, among other reasons, the underlying obligation is not in registered form or if the interest is determined without regard to the income of the Trust (in the later case, such interest being properly characterized as a guaranteed payment under
Section 707(c) of the Code). If this were the case, Non-United States Owners would be subject to a United States federal income and withholding tax at a rate of 30 percent (without any deductions or other allowances for costs and expenses incurred in producing such income), unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-United States Owner would only be entitled to a refund for that portion of the taxes in excess of the taxes that should have been withheld with respect to such interest.

  Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificate Owner fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

GRANTOR TRUSTS

 Tax Characterization of the Grantor Trusts.

  Characterization. In the case of a Grantor Trust, Federal Tax Counsel will deliver its opinion that the Trust will not be classified as an association taxable as a corporation and that such Trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of Certificates (referred to herein as "Grantor Trust Certificateholders") will be treated for federal income tax purposes as owners of a portion of the Trust's assets as described below. The Certificates issued by a Trust that is treated as a grantor trust are referred to herein as "Grantor Trust Certificates".

  Taxation of Grantor Trust Certificateholders--General. Subject to the discussion below under "Stripped Certificates" and "Subordinated Certificates", each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the Primary Assets and other assets of the Trust. Accordingly, and subject to the discussion below of the recharacterization of the Servicing Fee, each Grantor Trust Certificateholder must include in income its pro rata share of the interest and other income from the Primary Assets (including any interest, original issue discount, market discount, prepayment fees, assumption fees, and late payment charges with respect to such assets), and, subject to certain limitations discussed below, may deduct its pro rata share of the fees and other deductible expenses paid by the Trust, at the same time and to the same extent as such items would be included or deducted by the Grantor Trust Certificateholder if the Grantor Trust Certificateholder held directly a pro rata interest in the assets of the Trust and received and paid directly the amounts received and paid by the Trust. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Primary Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

  Under Sections 162 and 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of the Grantor Trust Certificateholder's adjusted gross income, and will be allowed no deduction for such expenses in determining their liabilities for alternative minimum tax. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($121,200 in 1997 in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

  The servicing compensation to be received by the Servicer may be questioned by the IRS as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Servicer or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion below under "--Stripped Certificates". Except as discussed below under "--Stripped Certificates" or "--Subordinated Certificates", this discussion assumes that the servicing fees paid to the Servicer do not exceed reasonable servicing compensation.

  A purchaser of a Grantor Trust Certificate will be treated as purchasing an interest in each Primary Asset in the Trust at a price determined by allocating the purchase price paid for the Certificate among all Primary Assets in proportion to their fair market values at the time of the purchase of the Certificate. To the extent that the portion of the purchase price of a Grantor Trust Certificate allocated to a Primary Asset is less than or greater than the portion of the stated redemption price at maturity of the Primary Asset, the interest in the Primary Asset will have been acquired at a discount or premium. See "--Market Discount" and "--Premium", below.

  The treatment of any discount on a Primary Asset will depend on whether the discount represents original issue discount or market discount. Except as indicated otherwise in the applicable Prospectus Supplement, it is not expected that any Primary Asset will have original issue discount (except as discussed below under "Stripped Certificates" or "Subordinated Certificates"). For the rules governing original issue discount, see "Owner Trusts--Tax Consequences to Note Owners--Original Issue Discount" above. However, in the case of Primary Assets that constitute short-term Government Securities the rules set out above dealing with short-term obligations (see "Owner Trusts--Tax Consequences to Note Owners--Short-Term Notes" above) are applied with reference to acquisition discount rather than original issue discount, if such obligations constitute "short-term Government obligations" within the meaning of Section 1271(a)(3)(B) of the Code.

  The information provided to Grantor Trust Certificateholders will not include information necessary to compute the amount of discount or premium, if any, at which an interest in each Primary Asset is acquired.

  Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Primary Assets may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a Primary Asset is considered to have been purchased at a "market discount". For a discussion of the market discount rules under the Code, see "Owner Trusts-- Tax Consequences to Note Owners--Market Discount" above; however, Grantor Trust Certificateholders generally are not permitted to take into account the Prepayment Assumption in calculating the accrual of market discount with respect to their Grantor Trust certificates (except for Grantor Trust certificates representing interests in Collateral Certificates that constitute indebtedness for federal income tax purposes). See "Prepayments" below.

  Premium. To the extent a Grantor Trust Certificateholder is considered to have purchased an undivided interest in a Primary Asset for an amount that is greater than the stated redemption price at maturity of such interest, such Grantor Trust Certificateholder will be considered to have purchased the interest in the Primary Asset with "amortizable bond premium" equal in amount to such excess. For a discussion of the rules applicable to amortizable bond premium, see "Owner Trusts--Tax Consequences to Note Owners--Amortizable Premium" above; however, Grantor Trust Certificateholders generally are not permitted to take into account the Prepayment Assumption in computing the amortizable bond premium deduction with respect to their Grantor Trust Certificates (except for Grantor Trust certificates representing interests in Collateral Certificates that constitute indebtedness for federal income tax purposes). See "Prepayments" below.

  Stripped Certificates. Certain classes of Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates". In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Primary Asset from ownership of the right to receive some or all of the related interest payments. In general, where such separation has occurred, under the stripped bond rules of Section 1286 of the Code the holder of a right to receive a principal or interest payment on the bond is required to accrue into income, on a constant yield basis under rules governing original issue discount (see "Owner Trust--Tax Consequences to Note Owners--Original Issue Discount"), the difference between the holder's initial purchase price for such right and the principal or interest payment to be received with respect to such right.

  Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount (see "Taxation of Grantor Trust Certificateholders--General", above); (ii) if the Company or any other party retains a retained yield with respect to the Primary Assets held by the Trust; (iii) if two or more classes of Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iv) if Certificates are issued which represent the right to interest-only payments or principal-only payments.

  The tax treatment of the Stripped Certificates with respect to the application of the original issue discount provisions of the Code is currently unclear. However, the Trustee intends to treat each Stripped Certificate as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "Owner Trust--Tax Consequences to Note Owners--Original Issue Discount" above; however, Grantor Trust Certificateholders generally are required to take into account the Prepayment Assumption in computing original issue discount. See "Prepayments" below. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above.

  When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above. The Trustee intends in reporting information relating to original issue discount to Grantor Trust Certificateholders to provide such information on an aggregate poolwide basis.

  Subordinated Certificates. In the event the Trust issues two classes of Grantor Trust Certificates that are identical except that one class is a subordinate class (with a relatively high Certificate Pass Through Rate) and the other is a senior class (with a relatively low Certificate Pass Through Rate (referred to herein as the "Subordinate Certificates" and "Senior Certificates", respectively), the Trust will be deemed to have acquired the following assets: (i) the principal portion of each Primary Asset plus a portion of the interest due on each Primary Asset (the "Trust Stripped Bond"), and (ii) a portion of the interest due on each Primary Asset equal to the difference between the Certificate Pass Through Rate on the Subordinate Certificates and the Certificate Pass Through Rate on the Senior Certificates, if any, which difference is then multiplied by the Subordinate Class Percentage (the "Trust Stripped Coupon"). The "Subordinate Class Percentage" equals the initial aggregate principal amount of the Subordinate Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates. The "Senior Class Percentage" equals the initial aggregate principal amount of the Senior Certificates divided by the sum of the initial aggregate principal amount of the Subordinate Certificates and the Senior Certificates.

  The Senior Certificateholders in the aggregate will own the Senior Class Percentage of the Trust Stripped Bond and accordingly each Senior Certificateholder will be treated as owning its pro rata share of such asset. The Senior Certificateholders will not own any portion of the Trust Stripped Coupon. The Subordinate Certificateholders in the aggregate own both the Subordinate Class Percentage of the Trust Stripped Bond plus 100% of the Trust Stripped Coupon, if any, and accordingly each Subordinate Certificateholder will be treated as owning its pro rata share in both such assets. The Trust Stripped Bond will be treated as a "stripped bond" and the Trust Stripped Coupon will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. Because the purchase price paid by each Subordinate Certificateholder will be allocated between that Certificateholder's interest in the Trust Stripped Bond and the Trust Stripped Coupon based on the relative fair market value of each asset on the date such Subordinate Certificate is purchased, the Trust Stripped Bond may be issued with original issue discount.

  Except to the extent modified below, the income of the Trust Stripped Bond represented by a Certificate will be reported in the same manner as described generally above for holders of Certificates. The interest income on the Subordinate Certificates at the Senior Certificate Pass-Through Rate and the portion of the Servicing Fee that does not constitute excess servicing will be treated as qualified stated interest.

  Income of the holder of the Trust Stripped Coupon will be reported by treating the Trust Stripped Coupon as a single debt instrument with original issue discount equal to the excess of the total amount payable with respect to such Trust Stripped Coupon (based on the prepayment assumption used in pricing the Certificates) over the portion of the purchase price allocated thereto. The sum of the daily portions of original issue discount on the Trust Stripped Coupon for each day during a year in which the Subordinate Certificateholder holds the Trust Stripped Coupon will be included in the Subordinate Certificateholder's income.

  If the Subordinate Certificateholders receive distribution of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Subordinate Certificates, holders of Subordinate Certificates would probably be treated for federal income tax purposes as if they had (i) received as distributions their full share of such receipts, (ii) paid over to the Senior Certificateholders an amount equal to such Shortfall Amount and (iii) retained the right to reimbursement of such amounts to the extent such amounts are otherwise available as a result of collections on the Primary Assets or amounts available from a Reserve Account or other form of credit enhancement, if any.

  Under this analysis, (a) Subordinate Certificateholders would be required to accrue as current income any interest income or original issue discount of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Senior Certificateholders, (b) a loss would only be allowed to the Subordinate Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that amount will not be available from any source to reimburse such loss) and (c) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinate Certificateholders because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Subordinate Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinate Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions are unclear. Subordinate Certificateholders are strongly urged to consult their own tax advisors regarding the appropriate timing, amount and character of any losses sustained with respect to the Subordinate Certificates including any loss resulting from the failure to recover previously accrued interest or discount income.

  Election to Treat All Interest as Original Issue Discount. The OID regulations permit a Grantor Trust Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to an interest in a Primary Asset with market discount, the Certificate Owner would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Grantor Trust Certificateholder acquires during the year of the election or thereafter. Similarly, a Grantor Trust Certificateholder that makes this election for an interest in a Primary Asset that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Grantor Trust Certificateholder owns or acquires. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a Grantor Trust Certificate is irrevocable.

  Prepayments. The Taxpayer Relief Act of 1997 (the "1997 Act") contains a provision requiring original issue discount on any pool of debt instruments the yield on which may be affected by reason of prepayments be calculated taking into account the Prepayment Assumption and requiring such discount to be taken into income on the basis of a constant yield to assumed maturity taking into account of actual prepayments. The legislative history to the 1986 Act states that similar rules apply with respect to market discount and amortizable bond premium on such debt instruments.

  Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount realized (exclusive of amounts attributable to accrued and unpaid interest, which will be treated as ordinary income) allocable to the Primary Asset and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the Seller's cost for the Grantor Trust Certificate, increased by the original issue discount and any market discount included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced (but not below zero) by any premium amortized by the Seller and by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will, except as discussed below, be capital gain or loss to an owner for which the Primary Assets represented by a Grantor Trust Certificate are "capital assets" within the meaning of Section 1221, except that gain will be treated in whole or in part as ordinary interest income to the extent of the Seller's interest in accrued market discount not previously taken into income on underlying Primary Assets having a fixed maturity date of more than one year from the date of origination. A capital gain or loss will be long-term or short-term depending on whether or not the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

  Notwithstanding the foregoing, any gain realized on the sale or exchange of a Grantor Trust Certificate will be ordinary income to the extent of the seller's interest in accrued market discount on Primary Assets not previously taken into income. See "--Market Discount", above.

  Non-United States Grantor Trust Certificate Owners. Amounts paid to Non-United States Owners of Grantor Trust Certificates will be treated as interest for purposes of United States withholding tax. Such interest attributable to the underlying Primary Assets will not be subject to the normal 30% (or such lower rate provided for by an applicable tax treaty) withholding tax imposed on such amounts provided that (i) the Non-U.S. Certificate Owner does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation (within the definition of Section 957) related to each of the issuers of the Primary Assets and (ii) such Certificate Owner fulfills certain certification requirements. Under these requirements, the Certificate Owner must certify, under penalty of perjury, that it is not a "United States person" and must provide its name and address. "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for United States federal income tax purposes, without regard to its source. To the extent that the Primary Assets were originated on or before July 18, 1984, Non-United States Owners of Grantor Trust Certificates may be subject to withholding. If, however, interest or gain is effectively connected to the conduct of a trade or business within the United States by such Certificate Owner, such owner will be subject to United States federal income tax thereon at graduated rates and, in the case of a corporation, to a possible branch profits tax, and will not be subject to withholding tax provided that the owner meets applicable documentation requirements. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences of owning a Certificate.

  On October 6, 1997, final Treasury Regulations (the "1997 Withholding Regulations") were issued which affect the United States taxation of Non-United States Owners of Grantor Trust Certificates. The 1997 Withholding Regulations are generally effective for payments after December 31, 1998, regardless of the issue date of the Primary Assets with respect to which such payments are made, subject to certain transition rules. For further discussion, see "Owner Trusts--Tax Consequences to Note Owners--Taxation of Certain Foreign Note Owners" above.

  Backup Withholding. Distributions made on the Grantor Trust Certificates and proceeds from the sale of such Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Grantor Trust Certificateholder fails to comply with certain identification procedures, unless such holder is an exempt recipient under applicable provisions of the Code. See "Owner Trusts--Tax Consequences to Note Owners--Backup Withholding and Information Reporting" above.

                      STATE AND LOCAL TAX CONSIDERATIONS

  An investment in the Securities may have state or local income, franchise, personal property or other tax consequences. Such consequences may depend upon, among other things, the tax laws of the jurisdiction where the Security Owners reside or are doing business, the characterization of the Trust (e.g., as a trust, partnership or other entity) for state or local tax purposes, whether the Trust is considered to be doing business in a particular jurisdiction, and the classification of the Securities as equity or debt or as an undivided interest in the underlying Primary Assets under the laws of a jurisdiction.

  Generally, the tax treatment of the Securities for federal income tax purposes should apply for state and local tax purposes. Thus, if the Certificates or Notes are treated as indebtedness for federal income tax purposes, they should likewise be treated as indebtedness for state and local tax purposes. In such case, Certificate Owners and Note Owners not otherwise subject to state or local tax would not become subject to such tax solely because of their ownership of the Securities. However, except as described in the following paragraph, a Security Owner already subject to tax in a state or locality could be required to pay additional tax as a result of such holder's ownership or disposition of Securities.

  Interest income (including original issue discount) earned on obligations of the United States Treasury Department and of certain government sponsored enterprises generally is exempt from state and local income taxation. Therefore, where a Grantor Trust holds Government Securities as part of the Trust Property, interest income attributable to Government Securities earned on the Certificates may be exempt from state and local taxation, depending on the form of the Government Security. However, certain states or localities may take a contrary position. Investors should consult with their own tax advisors concerning the exemptions from state and local income taxes.

  If some or all of the Securities are treated as equity interest in a partnership (not treated as a publicly traded partnership taxable as a corporation) for federal income tax purposes, such Securities generally should be treated as partnership interests for state and local income tax purposes. In such case, the partnership should be viewed as a passive holder of investments and, as a result, should not be subject to state or local taxation and the Security Owners should not be subject of taxation on income received through the partnership unless they are already subject to tax in such jurisdiction. However, if the state or local jurisdiction viewed such partnership as doing business in such jurisdiction, Security Owners would normally be subject to taxation in such jurisdiction on their allocable share of the partnership's income even though they otherwise had no contact with such jurisdiction. Furthermore, depending on the specific allocation and apportionment formula, if any, use by such jurisdiction, it is possible that Security Owners in such case may be subject to tax in such jurisdiction on their income from other sources. Additionally, notwithstanding the flow-through treatment that generally applies to partnerships, some states and localities impose an entity level tax on partnerships and trusts doing business within their jurisdiction.

  The foregoing discussion presents some of the state and local tax consequences that might apply to Security Owners. However, because of the variation in each state's and locality's tax laws based in whole or in part upon income, it is impossible to predict tax consequences to Note Owners and Certificate Owners all of the taxing jurisdictions in which they are already subject to tax. Accordingly, Security Owners are strongly urged to consult their own tax advisors with respect to state and local tax consequences arising out of the purchase, ownership and disposition of Securities.

                                     * * *

  THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S OR CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

GENERAL

  Set forth below are certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code that a fiduciary (a "Plan Fiduciary") of an "employee benefit plan" (as defined in and subject to ERISA) or of a "plan" (as defined in Section 4975 of the Code) who has investment discretion should consider before deciding to invest the plan's assets in Securities. The following summary is intended to be a summary of certain relevant ERISA issues and does not purport to address all ERISA considerations that may be applicable to a particular plan.

  In general, the terms "employee benefit plan" as defined in ERISA and "plan" as defined in Section 4975 of the Code (a "Plan") refer to any plan or account of various types which provide retirement benefits or welfare benefits to an individual or to an employer's employees and their beneficiaries. Plans include corporate pension and profit-sharing plans, "simplified employee pension plans", Keogh plans for self-employed individuals (including partners in a partnership), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

  Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Securities plays in the Plan's investment portfolio. Each Plan Fiduciary before deciding to invest in the Securities, must be satisfied that investment in the Securities is a prudent investment for the Plan, that the investments of the Plan, including the investment in the Securities, are diversified so as to minimize the risks of large losses and that an investment in the Securities complies with the Plan and related trust documents.

  Each Plan considering acquiring a Security should consult its own legal and tax advisors before doing so.

EXEMPT PLANS

  ERISA and Section 4975 of the Code do not apply to governmental plans and certain church plans, each as defined in Section 3 of ERISA and Section 4975(g) of the Code. However, fiduciaries with respect to these plans may be subject to federal, state or other laws similar in effect to ERISA and Section 4975 of the Code. The discussion below does not purport to address considerations under such federal, state or other laws.

INELIGIBLE PURCHASERS

  Securities may not be purchased with the assets of a Plan that is sponsored by or maintained by the Company, the Trustee, the Indenture Trustee, the Trust, the Servicer or any of their respective affiliates. Securities may not be purchased with the assets of a Plan if the Company, the Trustee, the Indenture Trustee, the Trust, the Servicer or any of their respective affiliates or any employees thereof: (i) has investment discretion with respect to the investment of such Plan assets; or (ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party that is described in clause
(i) or (ii) of the preceding sentence is a fiduciary under ERISA and the Code with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Code.

PLAN ASSETS

  It is possible that the purchase of a Security by a Plan will cause, for purposes of Title I of ERISA and Section 4975 of the Code, the related assets of a Trust to be treated as assets of that Plan. A regulation (the "DOL Regulation") issued under ERISA by the United States Department of Labor (the "DOL") contains rules for determining when an investment by a Plan in an entity will result in the underlying assets of the entity being plan assets. The rules provide that the assets of an entity will not be "plan assets" of a Plan that purchases an interest therein if such interest is not an "equity interest". The DOL Regulation defines an equity interest as an interest other than an instrument that is treated as indebtedness under applicable local law and that has no substantial equity features. The DOL Regulation provides with respect to the purchase of an equity interest by a Plan, that the assets of an entity will not be plan assets of a Plan that purchases an interest therein if certain exceptions apply including the following: (i) the investment by all "benefit plan investors" is not "significant"; or (ii) the security issued by the entity is a "publicly offered security". The Prospectus Supplement will specify whether any of the exceptions set forth in the regulation under ERISA may apply with respect to a Series of Securities.

  With respect to clause (i) of the preceding paragraph, the term "benefit plan investors" includes all plans and accounts of the types described above under "General" as employee benefit plans and accounts, whether or not subject to ERISA, as well as entities that hold "plan assets" due to investments made in such entities by any of such plans or accounts. Investments by benefit plan investors will be deemed not significant if benefit plan investors own, in the aggregate, less than a 25% interest in the entity, determined without regard to the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee with respect to such assets and of "affiliates" of such persons (within the meaning of the DOL Regulation). Because the availability of this exception to any Trust depends upon the identity of the Certificateholders of the applicable Series at any time, there can be no assurance that any Series or class of Certificates will qualify for this exception.

  With respect to clause (ii) of the second preceding paragraph, a publicly offered security is one which is (a) "freely transferable," (b) part of a class of securities that is "widely held" and (c) either (1) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or
(2) sold to the Plan as part of a public offering pursuant to an effective registration statement under the securities Act and registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer in which the offering of such security occurred. Whether a security is "freely transferable" is based on all relevant facts and circumstances. A class of securities is "widely held" only if it is of a class of securities owned by 100 or more investors independent of the issuer and of each other.

  If none of the exceptions set forth in the DOL Regulation apply, the assets of a Trust will be deemed to be the assets of each Plan investor for the purposes of ERISA and Section 4975 of the Code. In such a case, the discussion set forth in the following sections will apply.

 Consequences of Characterization as Plan Assets.

  If the assets of a Trust are plan assets, the Trustee will be a fiduciary under ERISA with respect to Plan investors and its duties and liabilities will be subject to the provisions of ERISA.

  In addition, Section 406 of ERISA will prohibit the Trustee, among others, from causing the assets of the Trust to be involved, directly or indirectly, in certain types of transactions with "parties in interest" to investing Plans unless statutory or administrative exemption applies. If the prohibited transaction restrictions of Section 406 of ERISA are violated, ERISA generally provides for criminal and civil penalties upon the Plan Fiduciary and possibly other persons. Section 4975(c) of the Code generally imposes excise tax on "disqualified persons" who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to such Section (except that an IRA that engages in a prohibited transaction may instead forfeit its tax exempt status) and also requires recession of such transaction.

  If the Trust assets are plan assets, Section 406 of ERISA will prohibit the Trustee, among others, from causing the assets of the Trust to be involved, directly or indirectly, in certain types of transactions with "parties in interest" to investing Plans unless a statutory or administrative exemption applies. If the prohibited transaction restrictions of Section 406 of ERISA are violated, ERISA generally provides for criminal and civil penalties upon the Plan Fiduciary and possibly other persons. Section 4975(c) of the Code generally imposes an excise tax on "disqualified persons" who engage, directly or indirectly, in similar types of transactions with the assets of Plans subject to such Section (except that an IRA that engages in a prohibited transaction may instead forfeit its tax-exempt status) and also requires recision of such transaction.

  The types of transactions subject to the prohibited transaction restrictions of ERISA and Section 4975(c) of the Code include: (i) sales, exchanges or leases of property (such as the Securities), (ii) loans or other extensions of credit and (iii) the furnishing of goods and services. As described in Section 406(b)(1) or Section 4975(c)(1)(E) of the Code, the use of plan assets by or for the benefit of parties in interest or disqualified persons may also constitute a prohibited transaction.

  The Company, the Trustee, the Indenture Trustee, the Trust, the Servicer and certain other persons and certain affiliates thereof, might be considered or might become a party in interest or disqualified person with respect to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could give rise to one or more "prohibited transactions" within the meaning of Section 406 ERISA and Section 4975(c) of the Code unless an exemption described below or some other exemption is available. In particular, the sale of a Security by the Underwriters or the services provided by the Trustee to such Plan would appear in certain circumstances to be a prohibited transaction unless an exemption applies.

PROHIBITED TRANSACTION EXEMPTION FOR SENIOR CERTIFICATES ISSUED BY GRANTOR
TRUSTS

  The following discussion applies only to nonsubordinated Certificates (referred to herein as "Senior Certificates") issued by a Grantor Trust.

  The U.S. Department of Labor has granted to the underwriter (or in the case of series offered by more than one underwriter, the lead underwriter) named in each Prospectus Supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the Receivables. The Exemption will apply to the acquisition, holding and resale of the Senior Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

  Among the conditions that must be satisfied for the Exemption to apply to the Senior Certificates are the following:

    (1) The acquisition of the Senior Certificates by a Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

    (2) The rights and interests evidenced by the Senior certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

    (3) The Senior Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Services, L.P.;

    (4) The related Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

    (5) The sum of all payments made to the underwriters in connection with the distribution or placement of the Senior Certificates represents not more than reasonable compensation for underwriting or placing the Senior Certificates; the sum of all payments made to and retained by the Seller pursuant to the sale of the Contracts to the related Trust represents not more than the fair market value of such Contracts; and the sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the related Pooling and Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connections therewith; and

    (6) The Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

  Moreover, the Exemption would provide relief from certain self-dealing or conflict of interest prohibited transactions applicable to a Plan whose Plan Fiduciary is an obligor with respect to more than five percent of the fair market value of the Contracts, or an affiliate of such person, if, among other requirements, (i) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty percent of each class of Senior Certificates in which Plans have invested are acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in any class of Senior Certificates does not exceed twenty-five percent of that class of Senior Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five percent of the assets of the benefit Plan with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by any underwriter, the related Trustee, the related Seller, the related Servicer, any obligor with respect to Contracts included in the related Trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust, or any affiliate of such parties (the "Restricted Group").

  Whether the conditions in the Exemption will be satisfied as to Certificates or any particular class will depend upon the relevant facts and circumstances existing at the time the Plan acquires Certificates of that class. Any Plan Fiduciary who proposes to acquire Certificates on behalf of a Plan in reliance upon the Exemption should determine whether the Plan satisfies all of the applicable conditions of the Exemption and consult with its counsel regarding other factors that may affect the applicability of the Exemption.

  If for any reason the Exemption does not provide an exemption for a particular Plan, one of three prohibited transaction class exemptions ("PTCE") issued by the DOL might apply, i.e., PTCE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTCE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts) or PTCE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers). There can be no assurance that any of these class exemptions will apply with respect to any particular Plan or, even if it were to apply, that the exemption would apply to all transactions involving the applicable Trust.

PURCHASE OF NOTES

  If Notes are treated as indebtedness under applicable local law and have no substantial equity features, the assets of the relevant Trust will not be treated for purposes of ERISA or Section 4975 of the Code as assets of any Plan. As a result, the prohibited transactions provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the underlying assets of the Trust. However, as is the case with Certificates, if the Trust is or becomes a "party in interest" or "disqualified person" with respect to a Plan (for example, if such Trust were owned at least 50% by a service provider to a Plan), the purchase or holding of such Note could give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

GENERAL CONSIDERATIONS

  Before a Plan Fiduciary decides to purchase Certificates on behalf of a Plan, the Plan Fiduciary should determine whether the Exemption is applicable, whether any other prohibited transaction exemption (if required) is available under ERISA and Section 4975 of the Code or whether an exemption from "plan asset" treatment is available to the applicable Trust. The Plan Fiduciary should also consult the ERISA discussion in the applicable Prospectus Supplement for further information regarding the application of ERISA to any class of Certificates.

  Subordinated Certificates are not available for purchase by any Plan.

  ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY THE COMPANY, THE SERVICER, THE TRUSTEE OR ANY OTHER PARTY THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT SUCH INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. EACH PLAN FIDUCIARY SHOULD CONSULT WITH ITS ATTORNEYS AND FINANCIAL ADVISORS AS TO THE PROPRIETY OF SUCH AN INVESTMENT IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN AND THE RESTRICTIONS OF ERISA AND SECTION 4975 OF THE CODE.

                             PLAN OF DISTRIBUTION

  On the terms and conditions set forth in an underwriting agreement with respect to the Notes, if any, of a given Series and an underwriting agreement with respect to the Certificates of such Series (collectively, the "Underwriting Agreements"), the Company will agree to cause the related Trust to sell to the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of Notes and Certificates, as the case may be, of the related Series set forth therein and in the related Prospectus Supplement.

  In the Underwriting Agreements with respect to any given Series of Securities, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the Notes and Certificates, as the case may be, described therein that are offered hereby and by the related Prospectus Supplement if any of such Notes and Certificates, as the case may be, are purchased.

  Each Prospectus Supplement will either (i) set forth the price at which each class of Notes and Certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Notes and Certificates, as the case may be, or (ii) specify that the related Notes and Certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such Notes and Certificates, as the case may be, such public offering prices and such concessions may be changed.

  Pursuant to the Receivables Purchase Agreement between the Seller (or its affiliate) and the Company, the Seller will indemnify the Company and the related underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Company and the several underwriters may be required to make in respect thereof.

  Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from such underwriters.

  Pursuant to each of the Underwriting Agreements with respect to a given Series of Securities, the closing of the sale of any class of Securities will be conditioned on the closing of the sale of all other such classes under such Underwriting Agreement.

  The place and time of delivery for the Notes and Certificates, as the case may be, in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

  If and to the extent required by applicable law or regulation, this Prospectus and the Prospectus Supplement will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered Securities in which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales will be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

  Certain legal matters relating to the Securities of any Series will be passed upon by the law firms specified in the related Prospectus Supplement. Certain federal income tax and other matters will be passed upon for the Trust and the Seller, by the law firms specified in the related Prospectus Supplement.

                                 INDEX OF TERMS

                                                                           PAGE
                                                                          ------
1996 Contingent Debt Regulations.........................................     52
1997 Act.................................................................     68
1997 Withholding Regulations............................................. 57, 69
Actuarial Receivables....................................................     18
adjusted issue price.....................................................     55
Advance..................................................................     10
APR......................................................................     10
Cede.....................................................................     16
Certificate Balance......................................................      6
Certificate Distribution Account.........................................     39
Certificate Owners.......................................................     51
Certificate Pass-Through Rate............................................      6
Certificate Pool Factor..................................................     29
Certificateholder........................................................     12
Certificates.............................................................      1
Check-the-Box Regulations................................................     60
Closing Date.............................................................      7
Code.....................................................................     51
Collection Account.......................................................     39
Collection Period........................................................     16
Commission...............................................................      2
Company..................................................................      1
Cutoff Date..............................................................      7
Dealers..................................................................      7
Definitive Certificates..................................................     36
Definitive Notes.........................................................     36
Definitive Securities....................................................     36
Depository...............................................................     29
Distribution Date........................................................     35
DOL......................................................................     71
DOL Regulation...........................................................     71
DTC......................................................................     16
Eligible Deposit Account.................................................     40
Eligible Institution.....................................................     40
Eligible Investment......................................................     40
Eligible Investments.....................................................     40
ERISA....................................................................     70
Events of Default........................................................     31
Exchange Act.............................................................      2
Exemption................................................................     73
Fannie Mae...............................................................     22
Farm Credit Act..........................................................     25
FCA......................................................................     25
FCBs.....................................................................     25
Federal Tax Counsel......................................................     51
FFCB.....................................................................     22
FFEL.....................................................................     24
FHLB..................................................................... 22, 24
FHLMC Act................................................................     23

                                                                           PAGE
                                                                          ------
Final Scheduled Maturity Date............................................     10
Financed Vehicles........................................................      7
financial institution....................................................     58
FIRREA...................................................................     24
Fiscal Agent.............................................................     22
Freddie Mac..............................................................     22
FTC Rule.................................................................     50
Funding Corporation......................................................     26
Government Securities....................................................  8, 21
Grantor Trust............................................................      4
Grantor Trust Certificateholders.........................................     64
Grantor Trust Certificates...............................................     65
GSE Bonds................................................................      8
GSE Issuer...............................................................     22
GSEs.....................................................................  8, 21
GSEs Bonds...............................................................     21
Indenture................................................................      5
Indenture Trustee........................................................      4
Indirect Participants....................................................     35
Interest Component.......................................................     27
Interest Rate............................................................      5
Investment Earnings......................................................     40
IRS......................................................................     51
issue price..............................................................     52
MBS......................................................................     23
Motor Vehicle Installment Contracts......................................      7
Non-United States Holder.................................................     57
Non-United States Owner..................................................     64
Non-United States Person.................................................     57
Note Distribution Account................................................     39
Note Owners..............................................................     51
Note Pool Factor.........................................................     29
Noteholder...............................................................     12
Notes....................................................................      1
Obligor..................................................................      7
OID Regulations..........................................................     53
Owner Trust..............................................................      4
Participants.............................................................     35
Payahead Account.........................................................     39
Payaheads................................................................     42
Plan.....................................................................     71
Plan Fiduciary...........................................................     70
Pooling and Servicing Agreement..........................................      4
Pre-Funded Amount........................................................  8, 40
Pre-Funding Account......................................................  8, 40
Pre-Funding Period.......................................................  8, 40
Precomputed Advance......................................................     10
Precomputed Receivables..................................................     18
prepayment...............................................................     15
Prepayment Assumption....................................................     54
Principal Component......................................................     27

                                                                           PAGE
                                                                          ------
Private Label Custody Receipt Securities.................................  8, 26
Private Label Custody Strips.............................................  8, 26
Proposed Premium Regulations.............................................     56
Prospectus Supplement....................................................      1
PTCE.....................................................................     74
Receivables..............................................................      1
REFCO....................................................................  8, 26
REFCO Strip..............................................................     27
REFCO Strips.............................................................  8, 26
Registration Statement...................................................      2
Related Documents........................................................     32
Repurchase Amount........................................................     39
Reserve Account..........................................................     44
Restricted Group.........................................................     74
RTC......................................................................     25
Rule of 78s Receivables..................................................     18
Rules....................................................................     36
Sale and Servicing Agreement.............................................     10
Sallie Mae...............................................................     22
Schedule of Receivables..................................................     38
Securities...............................................................      1
Securities Act...........................................................      2
Security Owners..........................................................     35
Seller...................................................................      7
Senior Certificates...................................................... 67, 73
Senior Class Percentage..................................................     67
Series...................................................................      1
Servicer.................................................................      4
Servicer Default.........................................................     45
Servicing Fee............................................................     43
Servicing Fee Rate.......................................................     43
Short-Term Note..........................................................     57
Shortfall Amount.........................................................     67
Simple Interest Advance..................................................     10
Simple Interest Receivables..............................................     18
stated redemption price at maturity......................................     54
Strip Certificates.......................................................      6
Strip Notes..............................................................      5
Stripped Certificates....................................................     65
Subordinate Certificates.................................................     65
Subordinate Class Percentage.............................................     67
System...................................................................     25
Systemwide Debt Securities...............................................     25
TEFRA....................................................................     27
TIN......................................................................     59
Transfer and Servicing Agreements........................................     38
Treasury Bonds...........................................................  8, 21
Treasury Strips..........................................................  8, 21
Trust....................................................................   1, 4
Trust Accounts...........................................................     40
Trust Agreement..........................................................      4

                                                                           PAGE
                                                                          ------
Trust Stripped Bond......................................................     67
Trust Stripped Coupon....................................................     67
Trustee..................................................................      4
TVA......................................................................     22
TVA Act..................................................................     25
UCC......................................................................     35
Underlying Agreement.....................................................      8
Underlying Issuer........................................................     20
Underlying Servicer......................................................     20
Underlying Trust Agreement...............................................     20
Underlying Trust Fund....................................................      8
Underlying Trustee.......................................................     20
Underwriting Agreements..................................................     75
United States person..................................................... 59, 69

                                                                        ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

  Except in certain limited circumstances, the globally offered Securities (the "Global Securities") will be available only in book-entry form. Unless otherwise specified in the related Prospectus Supplement, investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel or Euroclear. Unless otherwise specified in the related Prospectus Supplement, Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Unless otherwise specified in the related Prospectus Supplement, Initial settlement and all secondary trades will settle in same-day funds.

  Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

  Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

  Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

  Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

  All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Securityholders' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

  Securityholders electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Securityholder securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

  Securityholders electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

  Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

  Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

  Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

  Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

  As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

  Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

  Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

  A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

  Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

  Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

  Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Securityholder or his agent.

  Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

  U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

  The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Securityholders are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Securities.

--------------------------------------------------------------------------------

 NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMA-TION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY COMPASS BANK OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF COMPASS BANK OR THE RECEIVABLES SINCE THE DATE THEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLIC-ITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AU-THORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALI-FIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICI-TATION.

                                  -----------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT
Reports to Noteholders.....................................................  S-2
Summary of Terms...........................................................  S-3
Risk Factors............................................................... S-11
The Trust.................................................................. S-15
The Receivables Pool....................................................... S-16
Weighted Average Life of the Notes......................................... S-24
The Sellers and the Servicer............................................... S-29
Use of Proceeds............................................................ S-29
Description of the Notes................................................... S-29
Description of the Certificates............................................ S-32
Description of the Transfer and Servicing Agreements....................... S-33
Certain Legal Aspects of the Receivables................................... S-41
Material Federal Income Tax Consequences................................... S-46
Certain State Tax Consequences............................................. S-49
ERISA Considerations....................................................... S-49
Underwriting............................................................... S-50
Legal Opinions............................................................. S-51
Glossary of Terms.......................................................... S-52
                                   PROSPECTUS
Reports to Securityholders.................................................    2
Available Information......................................................    2
Incorporation of Certain Documents by Reference............................    2
Summary of Terms...........................................................    4
Risk Factors...............................................................   14
The Trusts.................................................................   16
The Trustee................................................................   17
The Receivables Pools......................................................   18
The Collateral Certificates................................................   19
The Government Securities..................................................   21
Weighted Average Life of the Securities....................................   28
Pool Factors and Trading Information.......................................   29
The Seller and the Servicer................................................   29
Use of Proceeds............................................................   29
Description of the Notes...................................................   29
Description of the Certificates............................................   34
Certain Information Regarding the Securities...............................   35
Description of the Transfer and Servicing Agreements.......................   38
Certain Matters Regarding the Servicer.....................................   45
Certain Legal Aspects of the Receivables...................................   48
Material Federal Income Tax Consequences...................................   51
State and Local Tax Considerations.........................................   69
ERISA Considerations.......................................................   70
Plan of Distribution.......................................................   75
Legal Matters..............................................................   75
Index of Terms.............................................................   76
Global Clearance, Settlement and Documentation Procedures..................  A-1

                                  -----------

 UNTIL        , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT) ALL
DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEAL-ERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDER-WRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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--------------------------------------------------------------------------------

                                      LOGO

                                  $379,380,000

                     COMPASS AUTO RECEIVABLES TRUST 1998-A

                         $127,235,000      % CLASS A-1
                               ASSET BACKED NOTES

                          $81,700,000      % CLASS A-2
                               ASSET BACKED NOTES

                         $170,445,000      % CLASS A-3
                               ASSET BACKED NOTES

                                 COMPASS BANK,
                     an Alabama state banking corporation,
                              Seller and Servicer

                                 COMPASS BANK,
                              a Texas state bank,
                                     Seller

                      ASSET BACKED SECURITIES CORPORATION,
                                    Company

                             PROSPECTUS SUPPLEMENT

                           CREDIT SUISSE FIRST BOSTON

                              GOLDMAN, SACHS & CO.

                                  COMPASS BANK
                               as Placement Agent

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